UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Abercrombie & Fitch Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Abercrombie & Fitch Co.
6301 Fitch Path
New Albany, Ohio 43054
(614) 283-6500

May 10, 2010

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Saving Time, on Wednesday, June 9, 2010, at our executive offices located at 6301 Fitch Path, New Albany, Ohio 43054. I hope that you will all be able to attend and participate in the Annual Meeting, at which time we will have the opportunity to review the business and operations of our Company.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached, and the matters to be acted upon by our stockholders are described in them.

It is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the attached Proxy Statement, please complete, date, sign and return the accompanying form of proxy. Alternatively, you may vote electronically through the Internet or by telephone in accordance with the instructions on your form of proxy. Your vote is important regardless of the number of shares you own.

Sincerely yours,

Michael S. Jeffries
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
VOTING AT THE ANNUAL MEETING
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE OFFICER COMPENSATION
EQUITY COMPENSATION PLANS
AUDIT COMMITTEE MATTERS
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE AUDIT COMMITTEE AND THE BOARD RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC.
PROPOSAL TO APPROVE THE ABERCROMBIE & FITCH CO. 2010 LONG-TERM INCENTIVE PLAN
STOCKHOLDER PROPOSAL NO. 1
Supporting Statement
STOCKHOLDER PROPOSAL NO. 2
Supporting Statement
STOCKHOLDER PROPOSAL NO. 3
STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
OTHER MATTERS
APPENDIX A - ABERCROMBIE & FITCH CO. 2010 LONG-TERM INCENTIVE PLAN

Abercrombie & Fitch Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 10, 2010
TO OUR STOCKHOLDERS:

Notice is hereby given that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) will be held at the executive offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Wednesday, June 9, 2010, at 10:00 a.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect three directors, each to serve for a term of three years to expire at the Annual Meeting of Stockholders to be held in 2013, and to elect one director to serve for a term to expire at the Annual Meeting of Stockholders to be held in 2011.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011.

3.	To approve the Abercrombie & Fitch Co. 2010 Long-Term Incentive Plan.

4.	To act on three stockholder proposals, if the stockholder proposals are properly presented at the Annual Meeting.

5.	To transact any other business that properly comes before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Your Board of Directors recommends that you vote “FOR” the election of the director nominees listed in the Company’s Proxy Statement for the Annual Meeting under the section captioned “ELECTION OF DIRECTORS”, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011, “FOR” the Abercrombie & Fitch Co. 2010 Long-Term Incentive Plan and “AGAINST” the stockholder proposals described in the Company’s Proxy Statement for the Annual Meeting, if the stockholder proposals are properly presented for consideration at the Annual Meeting.

If you were a stockholder of record, as shown by the transfer books of the Company, at the close of business on April 13, 2010, you will be entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting.

Our Investor Relations telephone number is (614) 283-6500 should you wish to obtain directions to our executive offices in order to attend the Annual Meeting and vote in person. Directions to our executive offices may also be found on our website (www.abercrombie.com) on the “Investors” page under the “Directions To A&F” link.

By Order of the Board of Directors,

Michael S. Jeffries
Chairman and Chief Executive Officer

PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, SUBMIT YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY. PLEASE SEE THE PROXY STATEMENT AND FORM OF PROXY FOR DETAILS ABOUT ELECTRONIC VOTING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

Abercrombie & Fitch Co.
6301 Fitch Path
New Albany, Ohio 43054
(614) 283-6500

PROXY STATEMENT

Dated May 10, 2010

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2010

This Proxy Statement is being furnished to stockholders of Abercrombie & Fitch Co. (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders to be held on Wednesday, June 9, 2010 (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 10:00 a.m., Eastern Daylight Saving Time, at the Company’s executive offices located at 6301 Fitch Path, New Albany, Ohio 43054. This Proxy Statement and the accompanying form of proxy were first sent or given to stockholders on or about May 10, 2010.

A form of proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the accompanying form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may give voting instructions electronically via the Internet or by using the toll-free telephone number stated on the form of proxy. The deadline for stockholders to transmit voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Saving Time, on June 8, 2010. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ voting instructions have been properly recorded. If you vote through the Internet, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by you.

Stockholders holding shares in “street name” with a broker/dealer, financial institution or other holder of record should review the information provided to them by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the “street name” shares and how to revoke previously given instructions.

If you are a registered stockholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving notice of revocation to the Company in writing, by accessing the designated Internet site prior to the deadline for transmitting voting instructions electronically, by using the toll-free number stated on the form of proxy prior to the deadline for transmitting voting instructions electronically, or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: executing and returning to the Company a later-dated form of proxy; submitting a later-dated vote through the designated Internet site or the toll-free telephone number stated on the form of proxy prior to the deadline for transmitting voting instructions electronically; or voting at the Annual Meeting. Attending the Annual Meeting will not, by itself, revoke your proxy.

The Company will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying form of proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access and telephone usage charges mentioned above. Although the Company is soliciting proxies by mailing the proxy materials to stockholders, proxies may be solicited by Company employees or, as referred to by the Company, “associates,” via mail or by telephone, facsimile, electronic transmission or personal contact without additional compensation. The Company has retained Laurel Hill, New York, New York, to aid in the solicitation of proxies with respect to shares held by broker/dealers, financial institutions, and other custodians, fiduciaries and nominees for a fee of approximately $8,000, plus expenses. The Company will reimburse its transfer agent, broker/dealers, financial institutions, and other custodians, fiduciaries and nominees for their reasonable costs in sending proxy materials to stockholders.

The Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 (“Fiscal 2009”) is being delivered with this Proxy Statement.

VOTING AT THE ANNUAL MEETING

The shares entitled to vote at the Annual Meeting consist of shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), with each share entitling the holder of record to one vote. There are no cumulative voting rights in the election of directors. At the close of business on April 13, 2010, the record date for the Annual Meeting, there were 88,196,508 shares of Common Stock outstanding. A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock.

The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Shares of Common Stock represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated Internet or telephone voting instructions will be counted toward the establishment of a quorum for the Annual Meeting.

Those shares of Common Stock represented by properly executed proxies, or properly authenticated Internet or telephone voting instructions, that are received prior to the Annual Meeting and not subsequently revoked, will be voted as directed by the stockholders. All valid proxies received prior to the Annual Meeting which do not specify how shares of Common Stock are to be voted will be voted “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011, and, except in the case of broker non-votes, “FOR” the election as directors of the Company of the nominees of the Board listed under the section captioned “ELECTION OF DIRECTORS”, “FOR” the approval of the Abercrombie & Fitch Co. 2010 Long-Term Incentive Plan and “AGAINST” each of the three stockholder proposals, if such stockholder proposal is properly presented at the Annual Meeting. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

Under the applicable rules of the New York Stock Exchange (“NYSE”), the ratification of the Company’s independent registered public accounting firm is considered a “routine” item upon which broker/dealers, who hold their clients’ shares of Common Stock in street name, may vote the shares in their discretion on behalf of their clients if those clients have not furnished voting instructions within the required time frame before the Annual Meeting. Under applicable NYSE rules, the uncontested election of directors, the approval of the Abercrombie & Fitch Co. 2010 Long-Term Incentive Plan and the stockholder proposals are not considered “routine” items, and broker/dealers may not vote on any non-routine item without voting instructions from their clients. A “broker non-vote” occurs when a broker/dealer holding shares of Common Stock for a client is unable to vote on a proposal because the proposal is non-routine and the client does not provide any voting instructions. Accordingly, if your shares are held in street name and you do not properly instruct your broker/dealer how to vote on these matters, your shares will not be voted with respect to any non-routine items.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Abercrombie & Fitch Co. to be Held on June 9, 2010: This Proxy Statement, the Notice of Annual Meeting of Stockholders, a sample form of the proxy sent or given to stockholders by the Company and the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 are available at www.proxyvote.com.

Our Investor Relations telephone number is (614) 283-6500 should you wish to obtain directions to our executive offices in order to attend the Annual Meeting and vote in person. Directions to our executive offices may also be found on our website (www.abercrombie.com) on the “Investors” page under the “Directions To A&F” link.

ELECTION OF DIRECTORS

There are currently nine directors — three in the class whose terms expire at the Annual Meeting, three in the class whose terms expire in 2011 and three in the class whose terms expire in 2012.

Four directors are standing for election at the Annual Meeting. Except for Elizabeth M. Lee, who was appointed on March 25, 2010, to fill a vacancy in the class of directors whose terms expire at the annual meeting of stockholders in 2011, directors elected at the Annual Meeting will hold office for a three-year term expiring at the annual meeting of stockholders in 2013 or until their successors are elected and qualified. Ms. Lee, upon election at the Annual Meeting, will hold office through the term of her class, which expires at the 2011 annual meeting of stockholders, or until her successor is elected and qualified. The nominees of the Board for election as directors at the Annual Meeting, each of whom was recommended by the Nominating and Board Governance Committee, are identified below. The individuals named as proxies in the form of proxy solicited by the Board intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed. If any nominee who would otherwise receive the required number of votes becomes unable or unwilling to serve as a candidate for election as a director, the individuals designated to vote as proxies will have full discretion to vote the shares of Common Stock represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board upon recommendation by the Nominating and Board Governance Committee. The Board has no reason to believe that any of the Board’s nominees will be unable or unwilling to serve as a director if elected.

In an uncontested election of directors, which the Company believes will be the case at the Annual Meeting, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes, if any, and abstentions will not be treated as votes cast. Proxies may not cast votes for more than four nominees.

The Board has adopted a resignation policy, included in the Company’s Corporate Governance Guidelines, which requires that an incumbent director who receives less than a majority of the votes cast in an uncontested election tender his or her resignation and outlines the procedures by which the Board will consider whether to accept such resignation. The resignation policy provides:

•	a director who fails to receive the required number of votes for re-election must offer to resign;

•	the Nominating and Board Governance Committee and the Board will evaluate any such resignation in light of the best interests of the Company and its stockholders in determining whether to accept or reject the resignation, or whether other action should be taken, and may consider any factors they deem relevant in making such determination;

•	if the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting at which such director’s class is to be considered for election and until the director’s successor is elected and qualified or until the director’s death, resignation or removal;

•	if the Board accepts the resignation, the Nominating and Board Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board; and

•	the Board must publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

Nominees

The information set forth in the table below concerning the principal occupation, other affiliations and business experience, as of April 13, 2010, of each nominee for election as a director has been furnished to the Company by each nominee.

		Director
Name (Age)	Business Experience During Past Five Years and Other Information	Since

Nominees for Term Expiring at the 2013 Annual Meeting
Edward F. Limato (73)	Mr. Limato has served as a Senior Vice President at William Morris Endeavor Entertainment, LLC, a talent and literary agency, since the April 2009 merger of William Morris Agency, LLC and Endeavor Talent Agency. Prior to that merger, Mr. Limato had served as a Senior Vice President at William Morris Agency, LLC since August of 2007. Mr. Limato originally joined the Ashley Famous Agency, which subsequently became IFA, one of the predecessor agencies of International Creative Management, Inc. (“ICM”). Mr. Limato worked at ICM until 1978, and then was a senior executive at William Morris Agency before rejoining ICM in 1988, where he served as Co-President from August 1999 until June 2007. Mr. Limato returned to William Morris Agency in August of 2007. Mr. Limato personally represents many important actors and movie stars and his company also represents numerous directors and artists in theater, music and publishing. Mr. Limato has also served as a member of the Foundation Committee for the Motion Picture & Television Fund Foundation since 2005 and as a member of the Board of Directors of the American Cinematheque since 2003.	2003

	Through his long career in the Hollywood entertainment field, Mr. Limato has vast knowledge of popular culture and talent management. The latter in particular provides valuable insights in his role as a member of the Compensation Committee.

		Director
Name (Age)	Business Experience During Past Five Years and Other Information	Since

Robert A. Rosholt (60)	Mr. Rosholt is the retired Executive Vice President and Chief Financial Officer of Nationwide Mutual Insurance Company, where he served from October 2002 to April 2008. He also served as Executive Vice President — Chief Finance and Investment Officer of Nationwide Mutual Insurance Company and several other companies within the Nationwide organization from October 2002 to December 2005. Prior to joining Nationwide, Mr. Rosholt served as Executive Vice President of Aon Corporation, a provider of risk management, retail, reinsurance and wholesale brokerage, claims management and human capital consulting services, from September 2000 to October 2002. During a portion of that time, he also served as Chief Operating Officer of the United States brokerage business. Mr. Rosholt also held various positions at First Chicago Corporation and its successor companies including Bank One from June 1974 to May 2000, ultimately serving as Chief Financial Officer, where he had oversight of capital and asset liability management as well as proprietary investment activities. Mr. Rosholt has also served as director of HCC Insurance Holdings, Inc. since August 2008 and serves as a member of its Audit Committee. Mr. Rosholt has also served as a director of Houston Casualty Company, a subsidiary of HCC Insurance Holdings, Inc., since 2008. Mr. Rosholt has also served as an advisory board member of Alvarez & Marsal Financial Industry Advisory Services since February 2009.	2008

	Upon the recommendation of the Nominating and Board Governance Committee, the Board elected Mr. Rosholt as a director on June 11, 2008. Mr. Rosholt had been recommended to the Nominating and Board Governance Committee by a non-management director of the Company.

	Mr. Rosholt’s experience as Chief Financial Officer of a Fortune 500 company and his financial expertise have been extremely valuable. Mr. Rosholt was also very involved in developing Nationwide Mutual Insurance Company’s risk management strategy and enterprise risk management process, and he has provided valuable insights to the Company as it engages in similar reviews.

		Director
Name (Age)	Business Experience During Past Five Years and Other Information	Since

Craig R. Stapleton (64)	Mr. Stapleton served as United States Ambassador to France from 2005 to 2009. He also served as United States Ambassador to the Czech Republic from 2001 until 2004. Mr. Stapleton served as President of Marsh and McLennan Real Estate Advisors of New York, a commercial real estate firm, from 1982 until 2001. He has been a co-owner of the St. Louis Cardinals baseball team since July 2009 and was a co-owner of the Texas Rangers baseball team from 1989 until 1998. Mr. Stapleton has served as a senior advisor at Stone Point Capital, a private equity firm, since June 2009. He has also served as a member of the Board of Directors of the George W. Bush Library and Foundation since January 2006, and as a member of the Board of Directors of the National September 11 Memorial and Museum at the World Trade Center since January 2009.	2009

	Upon the recommendation of the Nominating and Board Governance Committee, the Board elected Mr. Stapleton as a director on February 12, 2009. Mr. Stapleton had been recommended to the Nominating and Board Governance Committee by a non-management director of the Company.

	Mr. Stapleton fills a need for international expertise that was identified by the Board in its annual self-evaluation process. His experience as United States Ambassador to the Czech Republic and to France and his years living in Europe have provided a valuable perspective as the Company continues its significant international expansion. Mr. Stapleton was recently appointed as the Company’s first Lead Independent Director.

Nominee for Term Expiring at the 2011 Annual Meeting
Elizabeth M. Lee (66)	Ms. Lee has served as the Head of School of Columbus School for Girls in Columbus, Ohio since June 2009. She also served as Interim Head of School of Porter-Gaud School in Charleston, South Carolina, and Trinity Episcopal School in Austin, Texas between 2004 and 2009 and as the Headmistress of The Hockaday School in Dallas, Texas from 1990 until 2004. Ms. Lee was a past president of the National Association of Principals of Schools for Girls and the Country Day School Headmasters Association, as well as a former board member of the National Association of Independent Schools (NAIS) and the Educational Records Bureau, among many other organizations.	2010

Director
Name (Age)	Business Experience During Past Five Years and Other Information	Since

Upon the recommendation of the Nominating and Board Governance Committee, the Board elected Ms. Lee as a director on March 25, 2010. Ms. Lee had been recommended to the Nominating and Board Governance Committee by a non-management director of the Company.

As a nationally recognized educator and a leader in the field of secondary education, Ms. Lee brings valuable insights into the perspectives of teenage boys and especially girls that the Board believes will be beneficial. Her extensive service with non-profit organizations and her involvement in issues of diversity and human rights will be valuable in her role as a member of the Corporate Social Responsibility Committee.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE
NOMINEES IDENTIFIED ABOVE.

Continuing Directors

The information set forth in the table below concerning the principal occupation, other affiliations and business experience, as of April 13, 2010, of each continuing director has been furnished to the Company by each director.

		Director
Name (Age)	Business Experience During Past Five Years and Other Information	Since

Directors Whose Terms Continue until the 2011 Annual Meeting
Lauren J. Brisky (59)	Ms. Brisky retired February 1, 2009 as the Vice Chancellor for Administration and Chief Financial Officer of Vanderbilt University, after serving 10 years in that capacity. As the Vice Chancellor for Administration and Chief Financial Officer, she served as the financial liaison for Vanderbilt University’s Audit, Budget and Executive Committees and was responsible for Vanderbilt University’s financial management as well as administrative infrastructure, which included such areas as facilities and construction, human resources, information systems and business operations. She served as Associate Vice Chancellor for Finance of Vanderbilt University from 1988 until her 1999 appointment to Vice Chancellor. Ms. Brisky has also held positions at the University of Pennsylvania, Cornell University and North Carolina State University. She serves as Chair of the Board of Trustees for Simmons College, where she has served as a member of the Board since 2000. Ms. Brisky has also served on the Tuition Plan Consortium Board since 2005 and as a member of the Board of Directors of the Metropolitan Sports Authority of Nashville since 2004.	2003

	Ms. Brisky has valuable experience as Chief Financial Officer of Vanderbilt University, where she also was responsible for the university’s human resources. Her financial expertise and her knowledge of college-age students, a group that comprises a significant portion of the Company’s target customers and its store associate recruitment base, has been valuable.

		Director
Name (Age)	Business Experience During Past Five Years and Other Information	Since

Archie M. Griffin (55)	Mr. Griffin has been the President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. since January 2004 and an ex-officio member of the Board of Directors of The Ohio State University Foundation since January 2004. Mr. Griffin will become Senior Vice President of Alumni Relations at The Ohio State University effective July 2010. Mr. Griffin served as the Associate Director of Athletics at The Ohio State University from 1994 to 2003, after serving more than nine years in various positions within the Athletic and Employment Services Departments at The Ohio State University. Mr. Griffin has also served as a director of Motorists Mutual Insurance Company since 1991 and the Ohio Auto Club since 1992. Mr. Griffin has also served as a member of The Columbus Metropolitan Library Foundation Board of Trustees since 2006, the Columbus Recreation and Parks Commission since 2001, the Governing Committee for The Columbus Foundation since 2003 and the Board of the Columbus Youth Foundation (Vice Chair) since 1991.	2000

	Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio. As President and Chief Executive Officer of The Ohio State University Alumni Association, Inc., he spends a significant amount of time with the Company’s target customer and recruiting base. Mr. Griffin’s lengthy service on the Board and institutional knowledge of the Company have also been valuable.

		Director
Name (Age)	Business Experience During Past Five Years and Other Information	Since

Directors Whose Terms Continue until the 2012 Annual Meeting
James B. Bachmann (67)	Mr. Bachmann retired in 2003 as Managing Partner of the Columbus, Ohio office of Ernst & Young LLP, after serving in various management and audit engagement partner roles in his 36 years with the firm. Mr. Bachmann also serves as the lead independent director and Chair of the Audit Committee of Lancaster Colony Corporation, a company which manufactures and markets food products and for which he has served as a director since 2003. Mr. Bachmann has also served as a public member of the Audit Committee for The Ohio State University since 2006, as a member of the Board of Trustees for The Ohio State University Hospital since 2004, as an honorary (non-voting) member of the Board of Trustees for The Columbus Museum of Art since 2003 and as a member of the Board of Directors for the Jeanne B. McCoy Community Center for the Arts since 2009.	2003

	Mr. Bachmann has significant public company accounting and financial expertise that have been valuable to the Company and to the Audit Committee. His operational experience as the Managing Partner of Ernst & Young’s Columbus, Ohio office has also provided the Company with valuable operational insights.

Michael S. Jeffries (65)	Mr. Jeffries has served as Chairman of the Company since May 1998, and as Chief Executive Officer of the Company since February 1992. From February 1992 until May 1998, Mr. Jeffries held the title of President of the Company. Pursuant to the terms of the Employment Agreement, entered into as of December 19, 2008, between the Company and Mr. Jeffries, the Company is obligated to cause Mr. Jeffries to be nominated as a director of the Company during his employment term.	1996

	Mr. Jeffries is the “founder” of the current Abercrombie & Fitch brand and has been the Company’s Chief Executive Officer since 1992. As both the principal executive officer and senior creative talent, Mr. Jeffries has more knowledge of the Company’s operations than any other individual.

		Director
Name (Age)	Business Experience During Past Five Years and Other Information	Since

John W. Kessler (74)	Mr. Kessler has been the owner of John W. Kessler Company, a real estate development company, since 1972 and Chairman of The New Albany Company, a real estate development company, since 1988. Mr. Kessler has also served as a director of Commercial Vehicle Group, Inc. since 2008, a director of Columbus Regional Airport Authority since 1991 and a member of the Advisory Board of The John Glenn School of Public Affairs at The Ohio State University since 2009.	1998

	As a member of the Columbus Partnership, which includes many of the city’s corporate and community leaders, Mr. Kessler has significant knowledge of cultural, political and community issues in Central Ohio, where the Company’s headquarters are located. Mr. Kessler’s knowledge of real estate issues — not only in Central Ohio but throughout the United States — has been valuable to the Company, as has his institutional knowledge of the Company.

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted the Abercrombie & Fitch Co. Related Person Transaction Policy (the “Policy”), which is administered by the Nominating and Board Governance Committee and the Company’s General Counsel. A copy of the Policy is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or one of its subsidiaries participates, the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest. Pursuant to the Policy, a “related person” is any person:

•	who is or was an executive officer, a director or a director nominee of the Company, or an immediate family member of any such individual, at any time since the beginning of the Company’s last fiscal year; or

•	who, at the time of the occurrence or at any time during the existence of the transaction, is the beneficial owner of 5% or more of the Company’s outstanding shares of Common Stock, or an immediate family member of a beneficial owner of 5% or more of the Company’s outstanding Common Stock.

Each director, director nominee or executive officer of the Company must notify the Company’s General Counsel in writing of any interest that such individual or an immediate family member of such individual had, has or may have, in a related person transaction. Each director, director nominee and executive officer will also complete a questionnaire on an annual basis designed to elicit information about potential related person transactions. In addition, any related person transaction proposed to be entered into by the Company or one of its subsidiaries must be reported by the Company’s management to the Company’s General Counsel. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, constitute a related person transaction requiring compliance with the Policy.

Pursuant to the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Nominating and Board Governance Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Nominating and Board Governance Committee prior to the effective date or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable, the Nominating and Board Governance Committee will review and, in its discretion, may ratify the transaction at the Committee’s next meeting. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Nominating and Board Governance Committee will promptly review the transaction, including the relevant facts and circumstances, and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action the Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Nominating and Board Governance Committee may only approve or ratify those transactions that the committee determines to be in the Company’s best interests. In making this determination, the Nominating and Board Governance Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	the approximate dollar value of the related person’s interest in the transaction without considering the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of the business of the Company or the applicable subsidiary of the Company;

•	whether the terms of the transaction are no less favorable to the Company or the applicable subsidiary of the Company than terms that could be reached with an unrelated third party;

•	the purpose of the transaction and its potential benefits to the Company or the applicable subsidiary of the Company;

•	the impact of the transaction on the related person’s independence; and

•	any other information regarding the transaction or the related person that would be material to investors in light of the circumstances.

Any related person transaction previously approved or ratified by the Nominating and Board Governance Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Nominating and Board Governance Committee annually.

Pursuant to the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Nominating and Board Governance Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s Common Stock if all stockholders receive the same benefit on a pro rata basis;

•	compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation has been approved, or recommended to the Board for approval, by the Compensation Committee;

•	compensation to a director for services as a director if the compensation is required to be reported in the Company’s proxy statement;

•	interests deriving solely from a related person’s position as a director of another corporation or organization that is a party to the transaction;

•	interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and

•	transactions involving competitive bids.

The Code of Business Conduct and Ethics adopted by the Board also addresses the potential conflicts of interest which may arise when a director, officer or associate has an interest in a transaction to which the Company or one of its subsidiaries is a party. If a potential conflict of interest arises concerning an officer or director of the Company, all information regarding the issue is to be reported to the Company’s General Counsel for review and, if appropriate or required under the Company’s policies (including the Company’s Related Person Transaction Policy), submitted to the Nominating and Board Governance Committee for review and disposition.

Transactions with Related Persons

Pursuant to the indemnification provisions contained in the Company’s Amended and Restated Bylaws, the Company is paying the legal fees incurred by current and former executive officers and directors in connection with the lawsuits against the Company and the derivative lawsuits on behalf of the Company described in the section captioned “Certain Legal Proceedings”. During Fiscal 2009, the Company advanced approximately $870,000 for such fees on behalf of such current and former executive officers and directors. Each such current or former executive officer or director has undertaken to repay to the Company any expenses advanced by the Company should it be ultimately determined that the executive officer or director was not entitled to indemnification by the Company. The Company expects to be reimbursed for most of these fees under one or more of its insurance policies.

Director Independence

The Board has reviewed, considered and discussed each director’s and each director nominee’s relationships, both direct and indirect, with the Company and its subsidiaries in order to determine whether such director or director nominee meets the independence requirements of the applicable sections of the NYSE Listed Company Manual (the “NYSE Rules”). The Board has determined that a majority of the incumbent directors qualify as independent under the NYSE Rules. Specifically, the Board has determined that each of James B. Bachmann, Lauren J. Brisky, Archie M. Griffin, John W. Kessler, Elizabeth M. Lee, Edward F. Limato, Robert A. Rosholt and Craig R. Stapleton has no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules. The Board specifically considered a number of circumstances in the course of reaching these conclusions, including the relevant relationships described above in the section captioned “Certain Relationships and Related Transactions — Transactions with Related Persons” as well as the facts that:

•	Mr. Kessler’s son-in-law is on the Board of Directors of the Nationwide Children’s Hospital Foundation, and the Company has pledged a conditional donation of $1,000,000 a year for ten years (2006 to 2015) to the Nationwide Children’s Hospital, a wing of which will bear the name of the Company.

•	Mr. Kessler has a daughter, Elizabeth P. Kessler, who is a partner in the law firm of Jones Day and serves as the Partner-in-Charge of the firm’s Columbus, Ohio office. Jones Day rendered legal services to the Company and its subsidiaries during Fiscal 2009, for which the Company paid not in excess of $150,000 in fees.

•	Mr. Griffin is an ex-officio member of the Board of Directors of The Ohio State University Foundation and Mr. Bachmann is on the Board of Trustees of The Ohio State University Hospital. The Company will, subject to certain conditions, facilitate gifts which could aggregate to $10,000,000 over no more than ten years (2007 to 2016) to The Ohio State University Foundation, which gifts are contemplated to be apportioned approximately 50% to The Ohio State University Hospital and approximately 50% to The Arthur G. James Cancer Hospital of The Ohio State University.

•	Mr. Bachmann is a former partner of Ernst & Young LLP, a firm engaged by the Company from time to time to perform non-audit services and to which the Company paid fees during Fiscal 2009 not in excess of $310,000.

•	Mr. Griffin’s son is employed part-time at one of the Company’s Hollister stores.

Mr. Jeffries does not qualify as independent because he is an executive officer of the Company.

There are no family relationships among any of the directors and executive officers of the Company. Please see the text under the caption “SUPPLEMENTAL ITEM. EXECUTIVE OFFICERS OF THE REGISTRANT” in Part I of the Company’s Annual Report on Form 10-K for Fiscal 2009 filed on March 29, 2010 for information about the Company’s executive officers.

Meetings of and Communications with the Board

The Board held seven meetings of the full Board and two non-management director meetings and took two actions by written consent during Fiscal 2009. All of the directors attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served that were held during the period they served.

Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the stockholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. All incumbent directors attended the Company’s last annual meeting of stockholders held on June 10, 2009.

In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. Executive sessions of the non-management directors are scheduled as an agenda item at each regularly scheduled meeting of the Board though the non-management directors do not always meet in executive session. Prior to the establishment of the Lead Independent Director position in February 2010, each executive session was presided over by one of the non-management directors, as determined prior to or at the beginning of the executive session by the non-management directors. On February 23, 2010, Craig R. Stapleton was appointed the Company’s first Lead Independent Director, and the Company’s Corporate Governance Guidelines were amended to set forth the duties and responsibilities of the Lead Independent Director position. Among the Lead Independent Director’s duties is presiding at all meetings of the non-management or independent directors. If the non-management directors include directors who are not independent, then at least once a year the independent directors of the Company will meet in executive session and the Lead Independent Director will preside at each executive session.

The Board believes it is important for stockholders and other interested parties to have a process to send communications to the Board and its individual members. Accordingly, stockholders and other interested parties who wish to communicate with the Board, the non-management directors as a group, the independent directors as a group, the Lead Independent Director, or a particular director may do so by sending a letter to such individual or individuals, in care of the Company’s Secretary, to the Company’s executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder/Interested Party — Non-Management Director Communication,” “Stockholder/Interested Party — Board Communication”, “Stockholder/Interested Party — Independent Director Communication”, “Stockholder/Interested Party — Lead Independent Director Communication” or “Stockholder/Interested Party — Director Communication,” as appropriate. All such letters must identify the author as a stockholder or other interested party and clearly state whether the intended recipients are all members of the Board, all non-management directors, all independent directors or certain specified individual directors. Copies of all such letters will be circulated to the appropriate director or directors. Correspondence marked “personal and confidential” will be delivered to the intended recipient without opening. There is no screening process in respect of communications from stockholders or other interested parties.

Committees of the Board

The Board has five standing committees — the Compensation Committee, the Executive Committee, the Audit Committee, the Nominating and Board Governance Committee and the Corporate Social Responsibility Committee.

Compensation Committee

The Compensation Committee provides overall guidance for the Company’s executive compensation policies and approves the amounts and elements of compensation for the Company’s executive officers. The Compensation Committee is currently comprised of Lauren J. Brisky (Chair), James B. Bachmann, Edward F. Limato and Craig R. Stapleton. Ms. Brisky and Mr. Limato served as members of the Compensation Committee throughout Fiscal 2009. John W. Kessler served as a member of the Compensation Committee until June 9, 2009 when he resigned from the Compensation Committee. Mr. Bachmann was appointed to the Compensation Committee on June 10, 2009. Mr. Stapleton was appointed to the Compensation Committee on February 12, 2009 in conjunction with his election to the Board. The Board has determined that each member of the Compensation Committee qualifies as an independent director under the applicable NYSE Rules. The Compensation Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on August 21, 2007, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Compensation Committee periodically reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include:

•	reviewing and approving the general compensation policies applicable to the Chief Executive Officer and other officers of the Company identified in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “Section 16 Officers”). Each of the Company’s current named executive officers is also a Section 16 Officer;

•	determining the methods and criteria for the review and evaluation of the performance of the Company’s Section 16 Officers, including the corporate goals and objectives relevant to their respective compensation;

•	evaluating the performance of the Company’s Section 16 Officers in light of the approved corporate goals and objectives and reporting its conclusions resulting from the evaluation of the Chief Executive Officer to the Board;

•	determining and approving on behalf of the Company the compensation of the Chief Executive Officer, after consultation with the other non-management directors, and determining and approving on behalf of the Company the compensation of the other Section 16 Officers;

•	evaluating the need for, and provisions of, employment contracts, including severance arrangements, for any of the Section 16 Officers of the Company;

•	negotiating and approving any new employment contract or severance agreement, or negotiating the amendment of any existing employment agreement, between the Company and the Chief Executive Officer and any other Section 16 Officer;

•	administering, reviewing and making recommendations to the Board regarding the Company’s incentive compensation plans, equity-based plans and other plans in accordance with applicable laws, rules and regulations or the terms of the plans;

•	reviewing and making recommendations to the Board regarding the compensation for the Company’s non-associate directors;

•	reviewing and discussing with management the annual compensation discussion and analysis and related disclosures that applicable SEC rules and regulations (“SEC Rules”) require be included in the Company’s proxy statement and recommending to the Board based on the review and discussions whether the compensation discussion and analysis should be included in the Company’s proxy statement; and

•	preparing the compensation committee report required by SEC Rules for inclusion in the Company’s proxy statement.

The Compensation Committee held ten meetings during Fiscal 2009. The Compensation Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in making recommendations relating to executive compensation, are described in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 35.

Executive Committee

The Executive Committee is comprised of John W. Kessler (Chair), Michael S. Jeffries and Edward F. Limato. Messrs. Kessler, Jeffries and Limato served as members of the Executive Committee throughout Fiscal 2009.

The Executive Committee is organized and conducts its business pursuant to a written charter that was adopted by the Board on November 12, 2009, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Executive Committee will periodically review and reassess the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommend changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Executive Committee’s charter sets forth the duties and responsibilities of the Executive Committee, which include:

•	during the interval between scheduled meetings of the Board, having and exercising the powers of the Board to act upon any matters that, in the opinion of the Chairman of the Board, should not be postponed until the next previously scheduled meeting of the Board, subject to such limitations as the Board and/or applicable law may from time to time impose;

•	consulting on a periodic basis with the Chief Executive Officer with respect to succession matters in connection with the positions of Chief Executive Officer and the other executive officers; and consulting on a periodic basis with the other executive officers of the Company regarding succession matters in connection with each such executive officer’s position;

•	developing, in consultation with the Chief Executive Officer, a long-term succession plan and the timing, nature and implementation of such plan;

•	establishing and approving a development and/or recruitment plan, in consultation with the Chief Executive Officer, in connection with the implementation of a long-range succession plan; and

•	having available, on a continuing basis, a recommendation of a successor, interim or otherwise, in the event of an emergency or unanticipated vacancy in the position of Chief Executive Officer.

The Executive Committee held three meetings and took one action by written consent during Fiscal 2009.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently comprised of James B. Bachmann (Chair), Lauren J. Brisky and Robert A. Rosholt. Messrs. Bachmann and Rosholt and Ms. Brisky served as members of the Audit Committee throughout Fiscal 2009. The Board has determined that each current member of the Audit Committee qualifies as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board has also determined that each of the current members of the Audit Committee is “financially literate” under the applicable NYSE Rules. In addition, the Board has determined that each of Mr. Bachmann, Ms. Brisky and Mr. Rosholt qualifies as an “audit committee financial expert” under applicable SEC Rules by virtue of their experience described above, in the section captioned “ELECTION OF DIRECTORS”. The Board believes that each member of its Audit Committee is highly qualified to discharge his or her duties on behalf of the Company and its subsidiaries.

The Audit Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on August 14, 2008, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Audit Committee, in consultation with the Nominating and Board Governance Committee, reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Audit Committee’s duties and responsibilities are set forth in its charter. The primary functions of the Audit Committee are to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements and the effectiveness of the Company’s systems of internal accounting and financial controls;

•	the Company’s compliance with legal and regulatory requirements, including the operation and effectiveness of the Company’s disclosure controls and procedures;

•	the qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal auditors and the Company’s independent registered public accounting firm;

•	the evaluation of enterprise risk issues; and

•	the annual independent audit of the Company’s financial statements.

The Audit Committee’s specific responsibilities include:

•	reviewing the Company’s financial statements and the related disclosures;

•	reviewing the Company’s accounting procedures and policies;

•	reviewing the activities and the results of audits conducted by the Company’s internal auditors and the Company’s independent registered public accounting firm;

•	reviewing the independence, qualifications and performance of the Company’s independent registered public accounting firm;

•	selecting, appointing and retaining the Company’s independent registered public accounting firm for each fiscal year and determining the terms of engagement;

•	reviewing and approving in advance all audit services and all permitted non-audit services;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters, which procedures are outlined in the Company’s Whistleblower Policy, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page;

•	setting hiring policies for associates or former associates of the Company’s independent registered public accounting firm;

•	reviewing the Company’s risk assessment and risk management policies;

•	reviewing the Company’s program to monitor compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics;

•	meeting periodically with the Company’s General Counsel, and the Company’s outside counsel when appropriate, to review legal and regulatory matters;

•	preparing an annual report for inclusion in the Company’s proxy statement; and

•	other matters required by applicable SEC Rules and NYSE Rules.

The Audit Committee held nine meetings during Fiscal 2009. The Audit Committee’s annual report relating to Fiscal 2009 is on page 76.

Nominating and Board Governance Committee

The Nominating and Board Governance Committee is currently comprised of Craig R. Stapleton (Chair), Archie M. Griffin and Robert A. Rosholt. Messrs. Griffin and Rosholt served as members of the Nominating and Board Governance Committee throughout Fiscal 2009. John W. Kessler served as a member of the Nominating and Board Governance Committee until June 9, 2009 when he resigned from the Nominating and Board Governance Committee. Mr. Stapleton was appointed to the Nominating and Board Governance Committee on June 10, 2009. The Board has determined that each current member of the Nominating and Board Governance Committee qualifies as an independent director under the applicable NYSE Rules. The Nominating and Board Governance Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on August 21, 2007, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Nominating and Board Governance Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The purpose of the Nominating and Board Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board. The primary responsibilities of the Nominating and Board Governance Committee include:

•	establishing and articulating the qualifications, desired background and selection criteria for members of the Board and evaluating the qualifications of individuals being considered as director candidates;

•	developing a policy with regard to the consideration of candidates for election or appointment to the Board recommended by stockholders of the Company and procedures to be followed by stockholders in submitting such recommendations;

•	making recommendations to the full Board concerning all nominees for Board membership, including the re-election of existing Board members and the filling of any vacancies;

•	evaluating and making recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments;

•	evaluating, reviewing with management and making recommendations to the full Board regarding the overall effectiveness of the organization of the Board, the conduct of its business and the relationship between the Board and management;

•	maintaining policies regarding the review and approval or ratification of related person transactions and reviewing and, if the Nominating and Board Governance Committee deems appropriate, approving or ratifying related person transactions in accordance with such policies as well as applicable law, NYSE Rules or SEC Rules;

•	identifying and bringing to the attention of the full Board and management current and emerging corporate governance trends, issues and best practices that may affect the operations, performance or public image of the Company;

•	reviewing and making recommendations to the full Board regarding orientation of new directors and continuing education for all directors;

•	developing, recommending and periodically reviewing a set of written corporate governance principles (including, if considered appropriate by the Nominating and Board Governance Committee, policies on director retirement) applicable to the Company in accordance with the applicable NYSE Rules;

•	periodically reviewing and making recommendations to the Compensation Committee regarding director compensation and stock ownership;

•	consulting with the members of the other committees of the Board in connection with the review and reassessment of their respective charters; and

•	overseeing the evaluation of the Board and management.

The Nominating and Board Governance Committee held five meetings during Fiscal 2009.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee was established in November 2009 to provide oversight of the Company’s attention to issues of social responsibility, including diversity, human rights, philanthropy and sustainability and the Company’s policies, practices and progress with respect to such issues. The Corporate Social Responsibility Committee is currently comprised of Archie M. Griffin (Chair), John W. Kessler and Elizabeth M. Lee. The Corporate Social Responsibility Committee is organized and conducts its business pursuant to a written charter that was adopted by the Board on November 12, 2009, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Corporate Social Responsibility Committee will periodically review and reassess the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommend changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Corporate Social Responsibility Committee’s charter sets forth the duties and responsibilities of the Corporate Social Responsibility Committee, which include:

•	monitoring issues and practices relating to the Company’s corporate social responsibility on a global basis, including diversity initiatives and programs, health and safety matters, environmental and sustainability matters, human rights matters, significant philanthropic matters and significant community relations;

•	reviewing the prudence of having the Company prepare and publish a Corporate Social Responsibility Report and, in the event the Committee determines such a report is prudent, overseeing the preparation of such report;

•	reviewing significant lawsuits, investigations by governmental entities and other significant legal matters involving the Company or any of its affiliates that significantly affect or could significantly affect the Company’s performance, business activities or reputation as a global corporate citizen;

•	monitoring significant programs and activities aimed at enhancing the Company’s global communications, crisis management, media relations and community relations;

•	when appropriate, making recommendations to the Board with respect to any of the areas that the Committee oversees, reviews or monitors, and any other major social responsibility policies and practices of the Company; and

•	reviewing and making recommendations to the Board regarding stockholder proposals submitted for inclusion in the Company’s annual proxy materials that relate to social responsibility issues.

The Corporate Social Responsibility Committee did not hold any meetings in Fiscal 2009.

Director Qualifications and Consideration of Director Candidates

As described above, the Company has a standing Nominating and Board Governance Committee that has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Board Governance Committee evaluates the entirety of each candidate’s credentials and does not have specific eligibility requirements or minimum qualifications that must be met by a candidate. The Nominating and Board Governance Committee considers those factors it deems appropriate, including independence, judgment, skill, diversity, strength of character, ethics, integrity, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Board Governance Committee may weigh certain factors more or less heavily. The Nominating and Board Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

While the Board and the Nominating and Board Governance Committee do not have specific eligibility requirements and do not weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Board Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the Board, as a group, has such backgrounds and qualifications, although this is an area of constant focus for the Board and the Nominating and Board Governance Committee. In connection with their annual Board self-evaluation process, members of the Board have highlighted several backgrounds and qualifications that the Board has sought and/or continues to seek. These include international experience, which the Company believes Mr. Stapleton helped provide; additional female members, which the Company believes Ms. Lee helped address; and additional retail and/or chief executive experience.

The Nominating and Board Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Board Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm.

Information regarding each of our directors and director nominees is set forth above. In addition to the specific information presented with respect to such individual, the Company believes that each of its directors has a reputation for the highest character and integrity and that the directors work very cohesively and constructively with each other and with management. They have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Board and the Company.

Director Nominations

The Board, taking into account the recommendations of the Nominating and Board Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Board Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Board Governance Committee, in care of the Company, at the Company’s executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, must accompany any such recommendation.

In addition, stockholders wishing to formally nominate a candidate for election as a director may do so provided they comply with the nomination procedures set forth in the Company’s Amended and Restated Bylaws. Each stockholder nomination must be delivered in person or mailed by United States certified mail to the Secretary of the Company and received not less than 120 days nor more than 150 days before the first anniversary date of the Company’s proxy statement in connection with the last annual meeting of stockholders, which, for purposes of the Company’s 2011 Annual Meeting of Stockholders, means no later than January 10, 2011 nor earlier than December 11, 2010. The Secretary of the Company will deliver any stockholder nominations received in a timely manner for review by the Nominating and Board Governance Committee. Each stockholder nomination must contain the following information:

•	the name and address of the nominating stockholder;

•	the name, age, business address and, if known, residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	the number of shares of the Company’s Common Stock beneficially owned by the nominating stockholder and by the nominee;

•	a representation that the nominating stockholder intends to appear at the meeting in person or by proxy to submit the nomination;

•	any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under applicable SEC Rules; and

•	a description of any arrangement or understanding between the nominating stockholder and the nominee or any other person providing for the nomination.

Each nomination must be accompanied by the written consent of the proposed nominee to be named in the proxy statement and to serve if elected. No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Board or a committee of the Board.

Board Leadership Structure

The Company is led by Mr. Jeffries, who has served as Chief Executive Officer of the Company since February 1992, and as Chairman since May 1998, when the Company was spun off from its former parent. The Company’s Board is comprised of Mr. Jeffries and eight non-management directors. The Company established a Lead Independent Director position in February 2010 and appointed Mr. Stapleton as the initial Lead Independent Director.

In addition to other duties more fully described in the Company’s Corporate Governance Guidelines, the Lead Independent Director is responsible for:

•	consulting with the Chairman with respect to appropriate agenda items for meetings of the Board and the standing committees of the Board, and approving such agendas;

•	discussing with the chairs of the standing committees of the Board their activities and endeavoring, consistent with the charters of the various standing committees, to coordinate activities among the standing committees;

•	in consultation with the non-management directors, advising the Chairman as to an appropriate schedule of Board meetings and approving such schedule;

•	calling executive sessions or meetings of the independent or non-management directors when necessary and appropriate;

•	presiding at all meetings at which the Chairman is not present including executive sessions of the independent or non-management directors and, if appropriate, apprising the Chairman of the issues considered;

•	serving as a liaison between the Chairman and the independent directors;

•	approving the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	being available for consultation and direct communication with the Company’s stockholders; and

•	performing such other duties as the Board may from time to time delegate.

The Board has five standing committees: Audit, Compensation, Corporate Social Responsibility, Executive and Nominating and Board Governance. Each of these committees has a separate chair. Detailed information on each Board committee is contained in the section captioned “Committees of the Board”.

The Company believes that a combined Chairman and Chief Executive Officer position, together with independent chairs for each of our Board committees, a Lead Independent Director, regularly scheduled executive sessions of the Board and regularly scheduled meetings of the non-management directors is the most appropriate Board leadership structure for the Company at this time. This structure demonstrates to all of our stakeholders, including our associates, customers and stockholders, that our Board is committed to engaged, independent leadership and the performance of its responsibilities. Experienced and independent directors, sitting on various committees with independent chairs, oversee the Company’s operations, risks, performance and business strategy. The Board believes that combining the Chairman and Chief Executive Officer positions takes advantage of the talent and knowledge of Mr. Jeffries, the person whom the Board recognizes as the “founder” of the modern day Abercrombie & Fitch, and effectively combines the responsibilities for strategy development and execution with management of day-to-day operations. It also reduces the potential for confusion or duplication of efforts and provides clear leadership for the Company. The Board believes that its strong governance practices, including its supermajority of independent members, the combination of the Chairman and Chief Executive Officer roles, and its clearly defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

Board Role in Risk Oversight

Our Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown; some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact; in other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward.

Management is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to Company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management provide periodic reports on the significant risks that the Company faces and how the Company is seeking to control or mitigate risk, if and when appropriate. In some cases, risk oversight is addressed as part of the full Board’s engagement with the Chief Executive Officer and management. In other cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees issues related to internal control over financial reporting; the Nominating and Board Governance Committee oversees issues related to the Company’s governance structure, corporate governance matters and processes and risks arising from related person transactions; the Corporate Social Responsibility Committee will oversee issues related to diversity, sustainability, human rights and similar issues; and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail below. Presentations and other information for the Board and Board committees generally identify and discuss relevant risk and risk control; and the Board members assess and oversee the risks as a part of their review of the related business, financial or other activity of the Company.

Management recently completed a comprehensive enterprise risk management review, in which the identification of enterprise level risks and mitigation processes were the primary topics. This review was overseen by the Audit Committee. The Audit Committee and the full Board will continue to monitor enterprise risk management and will receive periodic updates on enterprise risk management.

Risk Assessment in Compensation Programs.  Consistent with new SEC disclosure requirements, management has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by the Compensation Committee, in consultation with its independent counsel and independent compensation consultant.

In particular, in reaching its conclusion, the Company has reviewed the compensation of all associates in light of the following areas of risk:

•	business unit that carries a significant portion of the Company’s risk profile;

•	business unit whose compensation structure is significantly different;

•	business unit that is significantly more profitable; and

•	business unit whose compensation expense is a significant percentage of revenue.

The Company does not believe that any of these specific areas apply to the Company’s compensation policies and practices in any meaningful manner.

Compensation of Directors

Officers who are directors receive no additional compensation for services rendered as directors. Directors who are not associates of the Company or its subsidiaries (“non-associate directors”) receive:

•	an annual retainer of $55,000 (paid quarterly in arrears);

•	an annual retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than (i) the Chair and members of the Audit Committee who receive $40,000 and $25,000, respectively, (ii) for the first half of Fiscal 2009, members of the Executive Committee who each received $7,500 and for the second half of Fiscal 2009, after a non-management Chair position was established, a retainer equal to the annual retainer for the other standing committees (other than the Audit Committee), and (iii) the Lead Independent Director who receives $35,000 for serving in that capacity. In each case, the retainers are paid quarterly in arrears; and

•	an annual grant of 3,000 restricted stock units.

The annual restricted stock unit grant is subject to the following provisions:

•	restricted stock units will be granted annually on the date of the annual meeting of stockholders;

•	the maximum market value on the date of grant will be $300,000 (i.e., should the stock price on the grant date exceed $100 per share, the number of restricted stock units granted will be automatically reduced to provide a maximum grant date value of $300,000);

•	the minimum market value on the date of grant will be $120,000 (i.e., should the stock price on the grant date be lower than $40 per share, the number of restricted stock units granted will be automatically increased to provide a minimum grant date value of $120,000); and

•	restricted stock units will vest on the later of (i) the first anniversary of the grant date or (ii) the first “open window” trading date following the first anniversary of the grant date, subject to earlier vesting in the event of the director’s death or total disability or upon a change of control of the Company.

Non-associate directors are also reimbursed for their expenses for attending Board and committee meetings and receive the discount on purchases of the Company’s merchandise extended to all Company associates.

The Company has maintained the Directors’ Deferred Compensation Plan since October 1, 1998. The Directors’ Deferred Compensation Plan was split into two plans (Plan I and Plan II) as of January 1, 2005 to comply with Internal Revenue Code Section 409A. The terms of Plan I govern “amounts deferred” (within the meaning of Section 409A) in taxable years beginning before January 1, 2005 and any earnings thereon. The terms of Plan II govern “amounts deferred” in taxable years beginning on or after January 1, 2005 and any earnings thereon. Voluntary participation in the Directors’ Deferred Compensation Plan enables a non-associate director of the Company to defer all or a part of his or her retainers, meeting fees (which are no longer paid) and stock-based incentives (including options, restricted shares of Common Stock and restricted stock units relating to shares of Common Stock). The deferred compensation is credited to a bookkeeping account where it is converted into a share equivalent. Stock-based incentives deferred pursuant to the Directors’ Deferred Compensation Plan are credited as shares of Common Stock. Amounts otherwise payable in cash are converted into a share equivalent based on the fair market value of the Company’s Common Stock on the date the amount is credited to a non-associate director’s bookkeeping account. Dividend equivalents will be credited on the shares of Common Stock credited to a non-associate director’s bookkeeping account (at the same rate as cash dividends are paid in respect of outstanding shares of Common Stock) and converted into a share equivalent. Each non-associate director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) will be to receive distribution of the amount in the account in accordance with the terms of the Directors’ Deferred Compensation Plan. Distribution of the deferred amount is made in the form of a single lump-sum transfer of the whole shares of Common Stock represented by the share equivalents in the non-associate director’s bookkeeping account (plus cash representing the value of fractional shares) or annual installments in accordance with the election made by the non-associate director. Shares of Common Stock will be distributed under the 2005 Long-Term Incentive Plan in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after August 1, 2005, under the 2003 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005 and under the 1998 Restatement of the 1996 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes the compensation paid to, awarded to or earned by, the non-associate directors for Fiscal 2009. The Company’s Chairman and Chief Executive Officer Michael S. Jeffries is not included in this table as he is an officer of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Jeffries as an officer of the Company is shown in the Fiscal 2009 Summary Compensation Table on page 52 and discussed in the text and tables included under the section captioned “EXECUTIVE OFFICER COMPENSATION” beginning on page 52.

Director Compensation for Fiscal 2009

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards(2)	Awards(3)	Compensation	Total

James B. Bachmann	$107,500	$117,037	$—	$—	$224,537
Lauren J. Brisky	$105,000	$117,037	$—	$—	$222,037
Archie M. Griffin (1)	$70,247	$117,037	$—	$—	$187,284
John W. Kessler	$87,390	$117,037	$—	$—	$204,427
Edward F. Limato	$77,500	$117,037	$—	$—	$194,537
Robert A. Rosholt	$92,500	$117,037	$—	$—	$209,537
Craig R. Stapleton	$81,532	$183,611	$—	$—	$265,143

(1)	Mr. Griffin deferred $35,124 of his fees pursuant to the Directors’ Deferred Compensation Plan during Fiscal 2009. These deferred fees are included in the amounts shown in the “Fees Earned or Paid in Cash” column. Refer to page 27 for a description of the Directors’ Deferred Compensation Plan.

(2)	All non-associate directors were granted restricted stock units covering 4,398 shares of Common Stock on the date of the 2009 Annual Meeting. The amounts shown in this column are reported using the grant date fair value of the awards, as computed in accordance with U.S. generally accepted accounting principles, of $26.61 per restricted stock unit, based upon the closing price of the Company’s Common Stock on the grant date and adjusted for anticipated dividend payments during the one-year vesting period. An initial grant of restricted stock units covering 3,000 shares of Common Stock was awarded to Mr. Stapleton upon his appointment to the Board on February 12, 2009. Calculated in the same manner as the awards made on the date of the 2009 Annual Meeting, this grant had a grant date fair value of $22.19 per restricted stock unit. See Note 3, “Share-Based Compensation”, of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Annual Report on Form 10-K for Fiscal 2009, filed on March 29, 2010, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each of the awards of restricted stock units granted during Fiscal 2009 remained outstanding at January 30, 2010.

(3)	All of the options held by the individuals named in this table were granted and fully vested prior to the beginning of Fiscal 2009 and, accordingly, no dollar amount is required to be reported in respect of these options. The aggregate number of shares of Common Stock underlying options outstanding at January 30, 2010 for each individual named in this table were: (a) Mr. Bachmann — 0 shares; (b) Ms. Brisky — 7,500 shares; (c) Mr. Griffin — 10,000 shares; (d) Mr. Kessler — 18,000 shares; (e) Mr. Limato — 10,000 shares; (f) Mr. Rosholt — 0 shares; and (g) Mr. Stapleton — 0 shares.

Corporate Governance Guidelines

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Board Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements. The Corporate Governance Guidelines, which were most recently amended by the Board on February 23, 2010, are available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Code of Business Conduct and Ethics, which is available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Code of Business Conduct and Ethics, which is applicable to all associates, includes a Code of Ethics applicable to the Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, all Vice Presidents in the Finance Department and other designated financial associates. The Company intends to satisfy any disclosure requirements regarding any amendment of, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Lauren J. Brisky (Chair), James B. Bachmann, Edward F. Limato and Craig R. Stapleton. Ms. Brisky and Mr. Limato served as members of the Compensation Committee throughout Fiscal 2009. Mr. Stapleton was appointed to the Compensation Committee on February 12, 2009 in conjunction with his election to the Board. John W. Kessler served as a member of the Compensation Committee until June 9, 2009 when he resigned from the committee. Mr. Bachmann was appointed to the Compensation Committee on June 10, 2009.

Certain Legal Proceedings

On September 2, 2005, a purported class action, styled Robert Ross v. Abercrombie & Fitch Company, et al., was filed against the Company and certain of its officers in the United States District Court for the Southern District of Ohio on behalf of a purported class of all persons who purchased or acquired shares of the Company’s Common Stock between June 2, 2005 and August 16, 2005. In September and October of 2005, five other purported class actions were subsequently filed against the Company and other defendants in the same Court. All six securities cases allege claims under the federal securities laws related to sales of Common Stock by certain defendants and to a decline in the price of the Company’s Common Stock during the summer of 2005, allegedly as a result of misstatements attributable to the Company. Plaintiffs seek unspecified monetary damages. On November 1, 2005, a motion to consolidate all of these purported class actions into the first-filed case was filed by some of the plaintiffs. The Company joined in that motion. On March 22, 2006, the motions to consolidate were granted, and these actions (together with the federal court derivative cases described in the following paragraph) were consolidated for purposes of motion practice, discovery and pretrial proceedings. A consolidated amended securities class action complaint (the “Complaint”) was filed on August 14, 2006. On October 13, 2006, all defendants moved to dismiss that Complaint. On August 9,

2007, the Court denied the motions to dismiss. On September 14, 2007, defendants filed answers denying the material allegations of the Complaint and asserting affirmative defenses. On October 26, 2007, plaintiffs moved to certify their purported class. After briefing and argument, the motion was submitted on March 24, 2009, and granted on May 21, 2009. On June 5, 2009, defendants petitioned the Sixth Circuit for permission to appeal the class certification order and on August 24, 2009, the Sixth Circuit granted leave to appeal.

On September 16, 2005, a derivative action, styled The Booth Family Trust v. Michael S. Jeffries, et al., was filed in the United States District Court for the Southern District of Ohio, naming the Company as a nominal defendant and seeking to assert claims for unspecified damages against nine of the Company’s present and former directors, alleging various breaches of the directors’ fiduciary duty and seeking equitable and monetary relief. In the following three months, four similar derivative actions were filed (three in the United States District Court for the Southern District of Ohio and one in the Court of Common Pleas for Franklin County, Ohio) against present and former directors of the Company alleging various breaches of the directors’ fiduciary duty allegedly arising out of the same matters alleged in the Ross case and seeking equitable and monetary relief on behalf of the Company. In March of 2006, the federal court derivative actions were consolidated with the Ross actions for purposes of motion practice, discovery and pretrial proceedings. A consolidated amended derivative complaint was filed in the federal proceeding on July 10, 2006. On February 16, 2007, the Company announced that the Board had received a report of the Special Litigation Committee established by the Board to investigate and act with respect to claims asserted in the derivative lawsuit, which concluded that there was no evidence to support the asserted claims and directed the Company to seek dismissal of the derivative cases. On September 10, 2007, the Company moved to dismiss the federal derivative cases on the authority of the Special Litigation Committee report. On March 12, 2009, the Company’s motion was granted and, on April 10, 2009, plaintiffs filed an appeal from the order of dismissal. The state court has stayed further proceedings in the state-court derivative action until resolution of the consolidated federal derivative cases.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes, as of April 13, 2010 (unless otherwise noted below), with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such beneficial owner, the number of shares of Common Stock beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) and the percentage such shares comprised of the outstanding shares of Common Stock of the Company.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class(1)

FMR LLC	11,811,079 (2)	13.39%
Edward C. Johnson 3[d] 82 Devonshire Street Boston, MA 02109
Columbia Wanger Asset Management, L.P.	7,455,500 (3)	8.45%
227 West Monroe Street, Suite 3000 Chicago, IL 60606
Massachusetts Financial Services Company	4,565,713 (4)	5.18%
500 Boylston Street Boston, MA 02116

(1)	The percent of class is based on 88,196,508 shares of Common Stock outstanding on April 13, 2010.

(2)	Based on information contained in a Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3[d] with the SEC on February 16, 2010 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2009. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and a registered investment adviser, was reported to beneficially own 11,419,973 shares of Common Stock (12.95% of the shares outstanding on April 13, 2010) as a result of acting as investment adviser to various registered investment companies (collectively, the “Funds”). The ownership of one registered investment company, Fidelity-Low Priced Stock Fund, 82 Devonshire Street, Boston, Massachusetts 02109, was reported to be 8,500,000 shares of Common Stock (9.64% of the shares outstanding on April 13, 2010).

Edward C. Johnson 3[d], who is Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the Funds each was reported to have sole power to dispose of the 11,419,973 shares of Common Stock owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d was reported to have the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Funds, which power was reported to reside with the Funds’ Boards of Trustees. Fidelity was reported to carry out the voting of the shares of Common Stock under written guidelines established by the Funds’ Boards of Trustees.

Members of the family of Edward C. Johnson 3[d] were reported to be the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders were reported to have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority of the Series B voting shares. Through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island 02917, an indirect wholly-owned subsidiary of FMR LLC and a registered investment adviser, was reported to beneficially own 50,000 shares of Common Stock (0.06% of the shares outstanding on April 13, 2010) as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds or registered investment companies owning such shares. Edward C. Johnson 3[d] and FMR LLC, through its control of PGALLC, were each reported to have sole dispositive power over and sole power to vote or to direct the voting of the 50,000 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC.

Strategic Advisers, Inc., 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and a registered investment adviser, was reported to provide investment advisory services to individuals. As such, FMR LLC’s beneficial ownership was reported to include 599 shares of Common Stock (0.00% of the shares outstanding on April 13, 2010) beneficially owned through Strategic Advisers, Inc.

Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank, was reported to beneficially own 45,490 shares of Common Stock (0.05% of the shares outstanding on April 13, 2010) as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3[d] and FMR LLC, through its control of PGATC, each was reported to have sole dispositive power over and sole power to vote or to direct the voting of 45,490 shares owned by the institutional accounts managed by PGATC.

FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries were reported to provide investment advisory and management services to non-U.S. investment companies and certain institutional investors (collectively, the “International Funds”). FIL was reported to beneficially own 295,017 shares of Common Stock (0.33% of the shares outstanding on April 13, 2010).

Partnerships controlled predominantly by members of the family of Edward C. Johnson 3[d], Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL were reported to be separate and independent entities.

FMR LLC and FIL reported that they were of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other entity. However, FMR LLC made the filing of the Schedule 13G/A on a voluntary basis as if all of the reported shares of Common Stock were beneficially owned by FMR LLC and FIL on a joint basis.

(3)	Based on information contained in a Schedule 13G/A filed by Columbia Wanger Asset Management, L.P. with the SEC on February 1, 2010, to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2009. Columbia Wanger Asset Management, L.P., an investment adviser, reported that it is deemed to be the beneficial owner of 7,455,500 shares of Common Stock. Columbia Wanger Asset Management, L.P. reported sole voting power as to 7,267,200 shares, and sole dispositive power as to 7,455,500 shares.

(4)	Based on information contained in a Schedule 13G filed by Massachusetts Financial Services Company with the SEC on February 3, 2010, to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2009. Massachusetts Financial Services Company, an investment adviser, reported that it is deemed to be the beneficial owner of 4,565,713 shares of Common Stock. Massachusetts Financial Services Company reported sole voting power as to 3,641,793 shares, and sole dispositive power as to 4,565,713 shares.

The following table furnishes the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors and director nominees, by each of the named executive officers, and by all of the current directors and executive officers as a group, as of April 13, 2010.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class(2)

James B. Bachmann	8,398	*
Lauren J. Brisky	24,475	*
Diane Chang	178,704	*
David S. Cupps	21,502	*
Archie M. Griffin(3)	19,136	*
Leslee K. Herro	202,295	*
Michael S. Jeffries	2,957,246	3.28%
Charles F. Kessler(4)	89,750	*
John W. Kessler(3)	31,104	*
Elizabeth M. Lee	—	*
Edward F. Limato	31,369	*
Jonathan E. Ramsden	17,041	*
Robert A. Rosholt	6,328	*
Craig R. Stapleton	7,398	*
Directors and Executive Officers as a group (14 persons)	3,594,746	3.96%

*	Less than 1%.

(1)	Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse. Includes the following number of shares of Common Stock issuable by June 12, 2010 upon vesting of restricted shares or restricted stock units or the exercise of outstanding options or stock appreciation rights which are currently exercisable or will become exercisable by June 12, 2010: Mr. Bachmann, 4,398 shares; Ms. Brisky, 11,898 shares; Ms. Chang, 166,000 shares; Mr. Cupps, 18,250 shares; Mr. Griffin, 12,271 shares; Ms. Herro, 154,438 shares; Mr. Jeffries, 1,970,370 shares; Mr. Charles Kessler, 88,750 shares; Mr. John Kessler, 27,800 shares; Mr. Limato, 14,398 shares; Mr. Ramsden, 15,000 shares; Mr. Rosholt, 4,398 shares; Mr. Stapleton, 4,398 shares; and all current directors and executive officers as a group, 2,486,594 shares. The Company has included for this purpose the gross number of shares of Common Stock deliverable, but actual shares received will be less as a result of the payment of applicable withholding taxes. Additionally, as required, the Company has provided the gross number of shares of Common Stock that may be acquired upon exercise of stock appreciation rights without reduction for the value of the exercise price. The numbers reported do not include any unvested restricted shares or restricted stock units or any unvested options or stock appreciation rights held by directors or executive officers (other than those specified in this footnote).

(2)	The percent of class is based upon the sum of 88,196,508 shares of Common Stock outstanding April 13, 2010 and the number of shares of Common Stock, if any, as to which the named individual or group has the right to acquire beneficial ownership by June 12, 2010, either through the vesting of restricted shares or restricted stock units or upon the exercise of options or stock appreciation rights which are currently exercisable or will become exercisable by June 12, 2010.

(3)	The “Amount and Nature of Beneficial Ownership” does not include the following number of shares of Common Stock credited to the bookkeeping accounts of the following directors under the Directors’ Deferred Compensation Plan: Mr. Griffin, 16,141 shares; Mr. John W. Kessler, 5,380 shares; and all directors as a group, 21,521 shares. While the directors have an economic interest in these shares, each director’s only right with respect to his bookkeeping account (and the amounts allocated thereto) is to receive a distribution of the whole shares of Common Stock represented by the share equivalent credited to his bookkeeping account (plus cash representing the value of fractional shares) in accordance with the terms of the Directors’ Deferred Compensation Plan.

(4)	Mr. Charles F. Kessler, who resigned from his position as an executive officer effective January 22, 2010, is no relation to Mr. John W. Kessler, a director of the Company.

Stock Ownership Guidelines

The Board believes it is important that the executive officers and directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Board adopted stock ownership guidelines for all directors and executive officers effective as of November 12, 2009. The Company’s stock ownership guidelines are posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

The guidelines for the executive officers are:  five times annual base salary for the Chief Executive Officer and one times annual base salary for the other executive officers. The guidelines are initially calculated using the executive officer’s base salary as of the later of the date the guidelines were adopted and the date the individual was first designated as an executive officer by the Board. The guidelines may be recalculated, in the discretion of the Nominating and Board Governance Committee, when an executive officer changes pay grade and otherwise from time to time. Until the amount contemplated by the guidelines is achieved, the executive officer is required to retain an amount equal to 50% of the shares received as a result of the exercise of stock options or stock-settled stock appreciation rights or the vesting of restricted stock or restricted stock units, in each case net of any exercise price or withholding taxes; provided, that for a three-year transition period from the date of adoption, executive officers are required to retain 33 1/3% of the net shares received if they are not above the applicable guidelines. Failure to meet or, in unique circumstances, to show sustained progress toward meeting these stock ownership guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.

The guideline for the directors is three times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date the guidelines were adopted and the date the director is elected to the Board. It is anticipated that directors should be able to achieve the guideline within three years of joining the Board, or, in the case of directors serving at the time the guidelines were adopted, within three years of the date of adoption of the guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on a review of the forms furnished to the Company and written representations that no other forms were required, during Fiscal 2009, all directors, officers and beneficial owners of greater than 10% of the outstanding shares of Common Stock timely filed the reports required by Section 16(a) of the Exchange Act, except Diane Chang and Leslee K. Herro, executive officers of the Company, who each filed one late Form 4 reporting one transaction; David S. Cupps, an executive officer of the Company, who filed two late Forms 4, reporting one transaction on each; and Charles F. Kessler, a former executive officer of the Company, who filed one late Form 4 reporting one transaction.

COMPENSATION DISCUSSION AND ANALYSIS

Summary

The economic downturn which began in the fiscal year ended January 31, 2009 (“Fiscal 2008”) and continued into Fiscal 2009, brought with it one of the most challenging business environments in generations. Significant declines in consumer confidence and a change in consumer spending patterns had a direct and profound impact on the Company’s performance. In the face of these conditions, the Company focused on protecting its brands to support its long-term strategy. The Company continues to believe that this focus was appropriate, particularly given the strong international reception of its brands.

In this context, the Company accelerated its international store openings while significantly reducing the number of domestic store openings compared to prior years. This approach reflected the Company’s strategy of focusing on the areas of greatest long-term growth opportunity. During Fiscal 2009, the Company achieved a number of significant milestones with regard to its international strategy. The Company opened flagship stores in Milan, Italy and Tokyo, Japan, its first two stores in non-English speaking countries, and introduced the Hollister brand in Germany and Italy in addition to increasing its presence in the United Kingdom. The performance of the international flagships and mall-based stores demonstrates to the Company that there is tremendous opportunity abroad. The sales and profitability of these international mall-based stores are significantly higher than comparable U.S. stores. In 2010, the Company continues to make progress on its plans to open additional flagships and mall-based stores.

In Fiscal 2009, after a review of strategic options, the Board authorized the Company to close its Ruehl branded stores and related direct-to-consumer business, which closure was completed by the end of the fiscal year. The Company believes that the closure of Ruehl enabled the Company to focus its resources on the areas of greatest opportunity. In addition, during Fiscal 2009, the Company began a review of lower-performing U.S. based stores, with a particular focus on stores with leases expiring in the next two to three years. Overall, while continuing to focus on its international strategy, the Company is also expending significant efforts in seeking to achieve a sustained improvement in the performance of its domestic business.

The Compensation Committee holds the view that, while overall compensation must be aligned with the creation of stockholder value over the long term, short-term performance must also factor into annual compensation. Thus, the compensation earned by the individuals addressed in this Compensation Discussion and Analysis recognizes the impact of the Company’s Fiscal 2009 performance; and, consequently, there were no annual cash incentive compensation payouts for named executive officers other than Mr. Cupps and a significantly lower equity value for most executive officers in Fiscal 2009 compared to previous years.

The Company’s named executive officers (“NEOs”) include the following individuals who are currently serving as executive officers of the Company:

Michael S. Jeffries, Chairman and Chief Executive Officer (“CEO”)

Jonathan E. Ramsden, Executive Vice President and Chief Financial Officer (“CFO”)

Diane Chang, Executive Vice President — Sourcing

Leslee K. Herro, Executive Vice President — Planning and Allocation

David S. Cupps, Senior Vice President, General Counsel and Secretary

Effective January 22, 2010, Charles F. Kessler, who was serving as Executive Vice President — Female Merchandising, resigned from his executive level position with the Company and will remain on a transitional basis in a non-executive role with the Company through July 31, 2010. As Mr. Kessler was an executive officer for the majority of Fiscal 2009, and an NEO for purposes of the Fiscal 2009 Summary Compensation Table, this Compensation Discussion and Analysis will include discussion applicable to Mr. Kessler, as well as the other NEOs listed above.

Compensation Objectives

The compensation programs are governed by the Compensation Committee of the Board, which is comprised solely of independent, non-associate directors of the Company. See the description of the Compensation Committee beginning on page 16.

The Company operates in the fast-paced and highly competitive arena of specialty retail. To be successful, the Company must attract and retain key creative and management talents who thrive in this environment. The Company sets high goals and expects superior performance from these individuals. The Company’s executive compensation structure is designed to support this culture. As such, the Company’s executive compensation and benefit programs are designed to:

•	drive high performance to achieve financial goals and create long-term stockholder value;

•	reflect the strong team-based culture of the Company;

•	provide compensation opportunities that are competitive with those offered by similar retail industry organizations and other companies with which the Company competes for high caliber executive talent;

•	be cost-efficient and fair to associates, management and stockholders; and

•	be effectively communicated to and understood by program participants.

Management, in consultation with the Compensation Committee, and its outside advisors described below under the caption “Role of the Compensation Committee”, has developed an executive compensation and benefits strategy that rewards the performance, behaviors and culture that the Company believes create stockholder value. Thus, the compensation earned by executive officers reflects:

•	both annual cash incentive compensation and long-term equity compensation that are tied to the financial results of the Company as a whole. This team-based approach fosters an environment of cooperation that has been instrumental in the Company’s success;

•	a compensation strategy that places a significant portion of total compensation at risk through annual and long-term incentive programs. For NEOs, the majority of their total compensation is contingent upon Company financial performance and appreciation in the market price of the Company’s Common Stock;

•	a combination of annual and long-term incentives that is meant to balance short-term operational objectives, such as the achievement of seasonal operating income targets, and the long-term return on investment for stockholders. The appropriate mix of incentives leads management to consider decisions in the context of both short-term and long-term results;

•	a compensation strategy that provides competitive compensation commensurate with performance. The Compensation Committee reviews the range of incentives that can be earned (i.e., from threshold to maximum) and establishes performance goals appropriate for the incentive awards (e.g., top quartile compensation is only earned for top quartile performance, while below target performance results in below target compensation); and

•	a compensation strategy that promotes a long-term commitment to the Company. The Company believes there is great value in creating a team of tenured, seasoned professionals. The Company encourages this long-term commitment through the vesting schedules of restricted stock unit awards, stock appreciation right awards and option awards.

Role of the Compensation Committee

In making executive compensation decisions, the Compensation Committee is advised by both an independent counsel, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), and an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”). The only services that Pearl Meyer and Gibson Dunn perform for the Company are at the direction of the Compensation Committee. Pearl Meyer and Gibson Dunn did not provide any services to the Company in Fiscal 2009 other than executive and director compensation consulting and advisory services. In this regard, the Compensation Committee has adopted a policy regarding the use of outside compensation consultants that provides as follows:

If the Committee retains a compensation consultant to provide advice, information and other services to the Committee relating to the compensation of the Company’s Chief Executive Officer, its officers identified in Rule 16a-1(f) under the Exchange Act or its non-associate directors or other matters within the responsibility of the Committee, such consultant may only provide services to, or under the direction of, the Committee and is prohibited from providing any other services to the Company.

The Compensation Committee has the right to terminate the services of counsel and the compensation consultant at any time. While the Compensation Committee retains Gibson Dunn and Pearl Meyer directly, Gibson Dunn and Pearl Meyer interact with the Company’s Senior Vice President of Human Resources, the Company’s office of General Counsel and the Company’s Chief Financial Officer and their respective staffs in carrying out assignments in order to obtain compensation and performance data for the executive officers and the Company. In addition, the Compensation Committee’s advisors may, at their discretion, seek input and feedback from management regarding their work product prior to presentation to the Compensation Committee in order to confirm information or address other similar issues. Representatives from Gibson Dunn and Pearl Meyer are present at all Compensation Committee meetings. Both firms provide independent perspectives on any management proposals. Gibson Dunn and Pearl Meyer representatives generally remain during “executive session” for open dialogue on proposals.

Only Compensation Committee members vote on the Committee’s decisions regarding executive compensation. The Compensation Committee receives information from the CEO regarding his own goals and targets, and his recommendations for compensation of the other NEOs. In addition, the CEO provides the Compensation Committee with a self-evaluation, but decisions of the Compensation Committee regarding compensation for the CEO and other NEOs are ultimately made solely by the Compensation Committee, with input from management and the Compensation Committee’s advisors. The Compensation Committee often requests certain Company executive officers to be present at Compensation Committee meetings where executive compensation and Company and individual performance are discussed and evaluated so they can provide input into the decision-making process. Executive officers may provide insight, suggestions or recommendations regarding executive compensation during periods of general discussion, but do not have a vote in any decision-making.

Compensation and Benefits Structure

Pay Level — Determination of the appropriate pay opportunity

Pay levels for all associates of the Company, including the NEOs listed in the Fiscal 2009 Summary Compensation Table on page 52, are determined based on a number of factors, including each individual’s roles and responsibilities within the Company, current compensation, experience and expertise, pay levels in the competitive market for similar positions, internal pay equity relationships between the executive officers and the CEO and the performance of the individual, his/her business unit and the Company as a whole. The Compensation Committee approves the pay levels for all the executive officers. In determining the pay levels, the Compensation Committee considers all elements of compensation and benefits.

The Compensation Committee uses a number of sources to determine the “competitive market”. The primary data source used in setting competitive market levels for the NEOs is information publicly disclosed by the peer retail companies listed below. Annually, the compensation consultant to the Compensation Committee and the Compensation Committee evaluate whether companies should be added to or removed from the list of peer retail companies. The annual review considers such factors as revenue, market capitalization and geographic location. The Compensation Committee reviews information on all forms of compensation provided by the peer retail companies (e.g., salary, bonus, short-term incentives and long-term incentives). The public information for the peer retail companies is supplemented with survey data, which provides position-based compensation levels across broad industry segments. The compensation consultant to the Compensation Committee uses survey data from multiple providers, including Mercer, Hay Group, Salary.com, Hewitt Associates, Inc., and Towers Watson. The Compensation Committee does not make any decisions with respect to the companies that participate in these surveys, and views the name of each such company as immaterial to its decision-making process. For corporate staff positions, such as the Chief Financial Officer, the Compensation Committee considers survey data based on companies of similar size, without regard to industry. For industry specific positions, such as the Executive Vice Presidents of Sourcing and Planning and Allocation, the Compensation Committee considers retail industry survey data for companies of a similar size.

The peer retail companies used by the Compensation Committee in determining the “competitive market” include:

Aeropostale, Inc.	American Eagle Outfitters, Inc.
AnnTaylor Stores Corporation	Coach, Inc.
The Gap, Inc.	Guess?, Inc.
J. Crew Group, Inc.	Jones Apparel Group, Inc.
Kenneth Cole Productions, Inc.	Limited Brands, Inc.
Liz Claiborne, Inc.	Nordstrom, Inc.
Polo Ralph Lauren Corporation	Quiksilver, Inc.
Saks Incorporated.	The Talbots, Inc.
Tiffany & Co	The Timberland Company
Urban Outfitters, Inc.	Williams-Sonoma, Inc.

Relative to the competitive market data, the Compensation Committee intends that the overall total compensation opportunity for the executive group for the achievement of target performance will be approximately equal to the 75th percentile of identified comparator companies. This same market positioning is used for other professionals within the Company. In view of the Company’s competitive industry, its high profile, its need for highly-qualified individuals in creative areas, and its geographic location, the Compensation Committee believes that this top quartile positioning is both necessary and appropriate. Furthermore, the Company has a history of setting challenging performance goals, and the top quartile target compensation levels are consistent with this goal-setting.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors. The Compensation Committee does not precisely benchmark each executive officer’s compensation to market levels on an annual basis, but it does review market information and, in a given year, may engage in a more detailed review which may result in significant adjustments to a given executive officer’s compensation. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of overall Company financial goals and the creation of stockholder value.

Pay Mix —	Determination of each element of compensation, its purpose and design, and its relationship to the overall pay program

The Company’s compensation program consists of the following elements:

•	Base Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance

•	Annual Incentive Compensation Program — variable pay that is designed to reward attainment of annual business goals, with target award opportunities expressed as a percentage of base salary

•	Long-Term Incentive Program — stock-based awards tied to retention and increases in stockholder value over longer terms, and intended to tie the interests of executive officers to those of stockholders

•	Benefits — additional programs offered to attract and retain capable executive officers

Base Salary

NEO base salaries reflect the Company’s operating philosophy, culture and business direction, with each salary determined by an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers and salaries paid for comparable positions within an identified compensation peer group. The Compensation Committee intends that base salary, together with other principal components of compensation at target opportunity levels, will approximate the 75th percentile of total compensation levels provided by the peer companies. Nevertheless, no specific weighting is applied to the factors considered in setting the level of base salary, and thus the process relies on the subjective exercise of the Compensation Committee’s judgment.

Annual Incentive Compensation Plan

The Incentive Compensation Performance Plan (the “Incentive Plan”), approved by stockholders at the 2007 Annual Meeting, is designed to focus on and reward short-term operating performance. It is the broadest of the Company’s management incentive programs, covering approximately 834 participants, including the CEO and the other NEOs. The Incentive Plan has target incentive levels, expressed as a percentage of base salary, for each level of associate. Each participant in the Incentive Plan is assigned to an incentive level based on his/her position within the Company, with higher levels of associates having more pay at risk. The short-term incentive level for each associate is determined in conjunction with the other principal elements of compensation (base salary and long-term incentives). As described above, it is the Compensation Committee’s intent that all elements combined should approximate the 75th percentile of total compensation provided by the peer companies.

	Minimum	Payout at	Target	Maximum
	Annual	Threshold	Annual	Annual
	Incentive	Performance	Incentive	Incentive
	as a % of	as a % of	as a % of	as a % of
NEO	Base Salary	Base Salary	Base Salary	Base Salary

Michael S. Jeffries	0%	30%	120%	240%
Jonathan E. Ramsden	0%	18.75%	75%	150%
Diane Chang	0%	21.25%	85%	170%
Leslie K. Herro	0%	21.25%	85%	170%
David S. Cupps	0%	10%	40%	80%
Charles F. Kessler	0%	18.75%	75%	150%

The Company’s Incentive Plan is divided into two six-month periods that correspond to the Company’s selling seasons, February through July (the “Spring” season) and August through January (the “Fall” season). The participant’s annual opportunity is divided into two performance periods — the target incentive payout for the Spring season equals 40% of the annual target incentive opportunity and the target incentive payout for the Fall season equals 60% of the annual target incentive opportunity. The split in the annual target incentive opportunity is based on historical seasonality of operating results going back several years. Actual awards under the Incentive Plan vary based upon actual performance of the Company relative to the goals set by the Compensation Committee at the beginning of each season (as discussed in the section captioned “Pay-for-Performance — Determination of the performance measures and goals used in the pay programs”, below). The maximum incentive opportunity that can be earned under the Incentive Plan is two times the target award, for the achievement of outstanding performance. For performance falling in between the “threshold,” “target” and “maximum” performance levels, the Company awards incentive payout amounts on an interpolated basis.

The Compensation Committee administers the Incentive Plan in a manner such that payments under the Incentive Plan can qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.

Long-Term Incentive Program for NEOs other than the CEO

Long-term incentives are used to balance the short-term focus of the annual cash incentive compensation program by tying a significant portion of total compensation to performance achieved over multi-year periods. Under the 2005 Long-Term Incentive Plan (the “2005 LTIP”), which was approved by stockholders at the 2005 Annual Meeting, and the 2007 Long-Term Incentive Plan (the “2007 LTIP”), which was approved by stockholders at the 2007 Annual Meeting, the Compensation Committee may grant a variety of long-term incentive vehicles, including options, stock appreciation rights (“SARs”), restricted stock units, and performance shares. For NEOs other than the CEO, the Company currently relies on a combination of restricted stock units, options and SARs. The combination of the types of awards provides a balance between retention (through restricted stock units) and long-term performance (through options and stock appreciation rights), as described below. Furthermore, the use of stock-based compensation in the long-term incentive program balances the cash-based nature of short-term incentive pay (i.e., base salary and annual cash incentive payouts).

In general, the restricted stock unit grants have historically vested according to the schedule below, provided that the associate continues to work for the Company through the vesting dates. The weighting of the vesting toward the later years rewards retention.

Vesting Date	Annual Vesting	Cumulative Vesting

1st Anniversary of Grant Date	10% of grant	10% of grant
2nd Anniversary of Grant Date	20% of grant	30% of grant
3rd Anniversary of Grant Date	30% of grant	60% of grant
4th Anniversary of Grant Date	40% of grant	100% of grant

Beginning with awards made to Executive Vice Presidents who were NEOs on the Fiscal 2008 grant date, the Company added a performance component to the vesting schedule for restricted stock units. The restricted stock units will vest 25% a year if net income grows at 2% or more over the previous year’s net income achievement. If this performance hurdle is not met, the restricted stock unit award will not vest in accordance with the vesting schedule for that year. The executive officer has the opportunity to earn back this unvested portion of the award if cumulative performance hurdles are met in subsequent years. The Compensation Committee retains the right to adjust equity vesting schedules for specific circumstances.

In Fiscal 2009, as described in the Fiscal 2009 Grants of Plan-Based Awards table, the Executive Vice Presidents were all granted stock appreciation rights. The Compensation Committee felt that awarding stock appreciation rights instead of restricted stock units on an annual basis provided greater alignment between the interests of these executive officers and stockholders, as Executive Vice Presidents will only receive value from these awards if the market price of the Company’s Common Stock appreciates over the price on the date of grant.

In general, option and SAR grants vest according to the schedule below, provided that the associate continues to work for the Company through the vesting dates.

Vesting Date	Annual Vesting	Cumulative Vesting

1st Anniversary of Grant Date	25% of grant	25% of grant
2nd Anniversary of Grant Date	25% of grant	50% of grant
3rd Anniversary of Grant Date	25% of grant	75% of grant
4th Anniversary of Grant Date	25% of grant	100% of grant

While the Company believes that both retention and long-term performance are important objectives for a long-term incentive program, the Company also believes that the “at risk” component of the long-term incentive program should be higher for the more senior executive officers. Structuring more of the long-term incentive compensation of senior executive officers “at risk” more closely ties the economic benefit of such compensation to the interests of stockholders as a significant portion of their potential compensation will only be realized if the market price of the Company’s Common Stock increases. Therefore, the ratio of restricted stock units to stock appreciation rights (or options) varies by level of participant. When compared to the percentage of the total long-term award value received by a majority of the associates in the form of restricted stock units versus stock appreciation rights (or options), the more senior executive officers receive a relatively lower percentage of their long-term award value in the form of restricted stock units and a relatively higher percentage in the form of stock appreciation rights or options. For the Executive Vice Presidents, 100% of their total long-term incentive awards granted during Fiscal 2009 were in the form of stock appreciation rights. For the Senior Vice President listed as an NEO, restricted stock units comprised 34% of the grant date fair value of his Fiscal 2009 total long-term incentive award, with the balance comprised of stock appreciation rights.

Equity awards for the CEO are established by the terms of his employment agreement and described beginning on page 56.

Target long-term incentive award levels are set so that the entire compensation package will fall at or near the 75th percentile of identified comparator companies’ levels. The Compensation Committee also assesses aggregate share usage and dilution levels in comparison to the peer retail companies and general industry norms. Within these general grant guidelines, individual awards may be adjusted up or down to reflect the performance of the executive officer and his or her potential to contribute to the success of the Company’s initiatives to create stockholder value and other individual considerations.

The Compensation Committee has adopted an Equity Grant Policy pursuant to which it reviews and approves individual grants for the NEOs, as well as the total number of options, stock appreciation rights and restricted stock unit grants made to all associates. The annual grants typically are reviewed and approved at the Compensation Committee’s scheduled March meeting. The grant date for these annual grants is the date of the Compensation Committee meeting at which they are approved. Administration of restricted stock unit, option and stock appreciation right awards is managed by the Company’s human resources department with specific instructions related to timing of grants given by the Compensation Committee. The Company has no intention, plan or practice to select annual grant dates for NEOs in coordination with the release of material, non-public information, or to time the release of such information because of award dates.

Benefits

As associates of the Company, the NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

In addition to the qualified Abercrombie & Fitch Co.  Savings and Retirement Plan (the “401(k) Plan”), the Company has a nonqualified deferred compensation plan, the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan (the “Nonqualified Savings and Supplemental Retirement Plan”), that allows executive officers to defer a portion of their compensation over-and-above the Internal Revenue Service (“IRS”) limits imposed on the Company’s 401(k) Plan. The Company also makes matching and retirement contributions to the Nonqualified Savings and Supplemental Retirement Plan on behalf of the participants. Company contributions have a five-year vesting schedule. The Nonqualified Savings and Supplemental Retirement Plan allows participants the opportunity to save and invest their own money on the same basis (as a percentage of their pay) as other associates under the 401(k) Plan. Furthermore, the Nonqualified Savings and Supplemental Retirement Plan is competitive, and the Company’s contribution element provides retention value. The Company’s Nonqualified Savings and Supplemental Retirement Plan is further described and Company contributions and the individual account balances for the NEOs are disclosed under the section captioned “Nonqualified Deferred Compensation” beginning on page 61. The Company provides a separate Supplemental Executive Retirement Plan to the Company’s Chairman and CEO, the material provisions of which are described under the section captioned “Pension Benefits” beginning on page 60.

The Company offers a life insurance benefit for all full-time associates equal to two times base salary. For Vice Presidents and above, the death benefit is set at four times base salary.

The Company offers a long-term disability benefit to all full-time associates which covers 60% of base salary for the disability period. In addition, the Company offers an Executive Long-Term Disability Plan for all associates earning over $200,000 in base salary which covers an additional 15% of base salary and 75% of target annual cash incentive compensation for the disability period.

The Company does not offer perquisites to its executive officers that are not widely available to all full-time associates, with the exception of the CEO, who is currently provided certain perquisites, including supplemental life insurance and, through the end of Fiscal 2009, unlimited private air travel, pursuant to the terms of his employment agreement, as more fully described in the footnotes to the Fiscal 2009 Summary Compensation Table on page 52. At the time the CEO’s employment agreement was entered into, the Compensation Committee carefully considered the provision of these benefits, including private air travel and personal security, and approved those benefits out of concern for the CEO’s safety and his extensive travel schedule.

In light of changing compensation practices, the Compensation Committee and the CEO have agreed to an amendment to the CEO’s employment agreement (entered into on April 12, 2010), pursuant to which the CEO will, commencing with the 2010 fiscal year, no longer be entitled to unlimited use of Company aircraft for personal travel without reimbursement to the Company. Beginning with Fiscal 2010, to the extent the aggregate incremental cost to the Company of the CEO’s personal use of Company aircraft in any fiscal year exceeds $200,000, the CEO will reimburse the Company for the amount by which his personal use exceeds $200,000. In addition, beginning with the Fiscal 2010 year, the CEO’s right to a tax gross-up in connection with his personal use of Company aircraft has been eliminated. In consideration for these modifications of the CEO’s employment agreement, the Company paid to the CEO a lump-sum cash payment of $4,000,000. This payment is subject to a clawback of a pro-rated portion thereof in the event that the CEO voluntarily terminates his employment without good reason prior to the expiration of the term of his employment agreement on February 1, 2014. Beginning in Fiscal 2010, the Compensation Committee and the CEO have also agreed to eliminate the tax gross-up in connection with personal security provided by the Company.

Employment Agreements, Severance and Change-in-Control Benefits

The Compensation Committee carefully considers the use and conditions of employment agreements. The Compensation Committee recognizes that, in certain circumstances, formal written employment contracts are necessary in order to successfully recruit and retain senior executive officers. Currently, only Mr. Jeffries, the CEO, has such an employment contract, the material provisions of which are described in the section captioned “Employment Agreement with Mr. Jeffries” beginning on page 56. The Compensation Committee believes it is in the best interest of the Company to ensure that Mr. Jeffries’ employment is secured through the use of a contract. Although the Company has existed for more than 100 years, Mr. Jeffries’ role is more akin to founder than a typical CEO. His vision has transformed the Company into one of the most successful and widely known specialty retailers.

All associates who participate in the Company’s stock-based compensation plans, including the NEOs (other than the CEO with respect to awards granted to him pursuant to his employment agreement), are entitled to certain benefits in the event of termination due to death or disability or a change in control as set forth in the plan documents for the Company’s stock-based compensation plans. The foregoing arrangements are discussed in further detail in the section captioned “Potential Payments Upon Termination or Change in Control” beginning on page 64.

Other Compensation Considerations

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executive officers and associates, the Compensation Committee examines the accounting cost associated with the grants. Under U.S. generally accepted accounting principles, grants of options, SARs, restricted stock units and other share-based payments result in an accounting charge for the Company. Share-based compensation expense is recognized, net of estimated forfeitures, over the requisite service period on a straight line basis. The Company estimates the fair value of options and SARs granted using the Black-Scholes option-pricing model. In the case of restricted stock units, the Company calculates the fair value of the restricted stock units granted as the market price of the underlying Common Stock on the date of grant adjusted for anticipated dividend payments during the vesting period.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer and the other named executive officers (excluding the chief financial officer). Section 162(m) excepts qualified performance-based compensation, among other things, from this deductibility limitation. It is the Compensation Committee’s policy to maximize the deductibility of executive compensation, to the extent compatible with the needs of the business, as the Compensation Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Compensation Committee may make pay decisions (such as the determination of the CEO’s base salary) that result in compensation expense that is not fully deductible under Section 162(m). For Fiscal 2009, Section 162(m) prohibited the deduction of approximately $5 million in executive compensation, primarily as a result of restricted stock unit awards granted prior to Fiscal 2008 to Mr. Jeffries, Ms. Chang and Ms. Herro that do not contain performance-based vesting criteria. Beginning in Fiscal 2008, restricted stock unit grants made to NEOs at the Executive Vice President level have a performance-based vesting schedule that would qualify any compensation recognized from the grants as performance-based compensation under Section 162(m) and, therefore, exempt such compensation from the Section 162(m) deductibility limitation.

Pay-for-Performance — Determination of the performance measures and goals used in the pay programs

The Company uses several vehicles to create a strong link between pay and performance:

The Incentive Plan rewards participants for the achievement of short-term, operational goals. As mentioned above, the Company has used the Incentive Plan as a means to focus the organization on the achievement of seasonal financial performance goals. For Fiscal 2009, the Company performance measure for both the Spring and Fall seasons was operating income. Until this season and the significant downturn in the economy, target payout was tied to the achievement of budgeted net income. Due to potential volatility in the Company’s effective income tax rate for the period, operating income was used for the Spring 2009 and Fall 2009 seasons. The metrics for each period were as follows:

Spring 2009 Metric (Operating Income $000s)
	Below
	Threshold	Threshold	Target	Maximum	Actual
% Payout	0%	25%	100%	200%	0%

Operating Income (Loss)	$0	$21,500	$90,309	$190,441	$(39,488) (1)

(1)	Excludes non-cash asset impairment charges of $51.5 million related to Ruehl branded stores and charges of $23.6 million, associated with the closure of Ruehl branded stores and related direct-to-consumer operations primarily related to lease termination agreements. These charges, as well as operating results for Ruehl, were reclassified into discontinued operations as of January 30, 2010.

Threshold payout levels under the Incentive Plan have historically been set to equal the previous year’s actual results. As a result, no payout occurred unless the Company beat the previous year’s performance. The radical shift in the economic environment led to a change in this methodology for Spring 2009. For this season, the threshold level of payout was tied to management’s overall budget expectation for the period. However, as actual performance was below threshold, no cash incentive compensation was paid for Spring 2009.

In Fall 2009, the Compensation Committee set two different goals for the Incentive Plan. The goals for the non-NEOs provided a payout beginning at the achievement of $100,000,000 of operating income. A target level bonus for non-NEOs for Fall 2009 performance required the Company to achieve actual Fall 2008 operating income performance. The Compensation Committee set a more aggressive goal for the NEOs, as no payout could occur for Fall 2009 performance for the NEOs unless the Company met or exceeded actual Fall 2008 operating income performance.

Fall 2009 Metric (Operating Income $000s)
	Below
	Threshold	Threshold	Target	Maximum	Actual
% Payout Non-NEOs	0%	25%	100%	200%	60%

% Payout NEOs	0%	0%	100%	200%	0%

Operating Income	$0	$100,000	$224,784	$363,154	$169,145(1)

(1)	Excludes non-cash asset impairment charges of $33.2 million related to 99 stores and includes a $7.0 million loss associated with Ruehl operating results for the Fall 2009 period, which has been included in discontinued operations as of January 30, 2010.

For the Fall 2009 period, non-NEOs received a cash incentive compensation payment for the period equal to 60% of the target award. NEOs did not receive a cash incentive compensation payment for this period. Mr. Cupps was not an NEO until the resignation of Mr. Charles Kessler eight days before the end of the Fall 2009 period. Mr. Cupps’s cash incentive compensation payment was, therefore, determined using the non-NEO goal described above and he received a partial payout, as shown in the Fiscal 2009 Summary Compensation Table on page 52. The remaining NEOs received no cash incentive compensation payment for Fiscal 2009.

The Incentive Plan gives the Compensation Committee members discretion to adjust cash incentive payouts downward based on their business judgment. However, the Compensation Committee may not adjust cash incentive payouts upward under the terms of the Incentive Plan.

Clawback Policy

The plans pursuant to which short-term and long-term incentive compensation is paid to the Company’s executive officers (i.e., the Company’s Incentive Plan, 2005 LTIP and 2007 LTIP) each include a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid. Each of the plans provides that if (i) a participant (including one or more NEOs) has received payments under the plan pursuant to the achievement of a performance goal and (ii) the Compensation Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been paid given the correct data, then such portion of any such payment paid to the participant must be repaid by such participant to the Company. This provision provides significant protection to the Company since there is no requirement of misconduct on the part of the plan participant before the clawback provision is triggered.

Fiscal 2009 Compensation Actions

CEO Employment Agreement

As noted above, the Compensation Committee believes it is in the best interest of the Company to secure Mr. Jeffries’ employment through the use of a contract because his vision and leadership transformed the Company into one of the strongest specialty retailers in the country over the past decade. As previously reported, Mr. Jeffries and the Company were party to an employment agreement that was scheduled to expire on December 31, 2008. Given the importance of his vision and leadership to the Company, the Compensation Committee was keenly interested in keeping Mr. Jeffries engaged in the Company’s business and thus desired a long-term employment agreement that would motivate Mr. Jeffries’ performance, and also seek to implement executive compensation and corporate governance best practices. The Compensation Committee believes that these goals were attained and are reflected in the employment agreement entered into between the Company and Mr. Jeffries as of December 19, 2008. Certain of the material terms of that agreement, which were fully disclosed in the Company’s SEC filings in 2008 and 2009, are as follows:

•	the agreement has a five-year term, ending February 1, 2014, and as such represents a long-term commitment from Mr. Jeffries to the Company;

•	the agreement provided for a retention grant of an aggregate of 4,000,000 SARs that fully vest only upon Mr. Jeffries’ completion of the five-year term as an active associate of the Company (the “Retention Grant”). In the case of involuntary termination of Mr. Jeffries’ employment without cause or his disability or death prior to February 1, 2014, he would only be entitled to a pro-rata portion of the

Retention Grant. For further details of the Retention Grant, refer to the discussion of the terms of the employment agreement in the section captioned “Employment Agreement with Mr. Jeffries” beginning on page 56;

•	the agreement is designed to deliver equity awards to Mr. Jeffries that are closely tied to and reflect sustained stockholder value creation. As such (i) 50% of the SARs subject to the Retention Grant were awarded with exercise prices that exceed the fair market value of the underlying Common Stock on the grant date (with such exercise prices ranging from 120% to 180% of the fair market value of the underlying Common Stock on the grant date of the SARs), and (ii) Mr. Jeffries’s future equity awards (beyond the SARs subject to the Retention Grant), will equal 2.5% of the amount of the Company’s total stockholder return or TSR, as defined in the agreement, over the applicable semi-annual period, less cash compensation and pension benefits paid to or earned by Mr. Jeffries in that period, provided that such amount will be capped at 25% of adjusted operating income (as defined in the agreement). For further details of the potential future equity awards to Mr. Jeffries under his employment agreement, refer to the discussion of the terms of the employment agreement beginning on page 56; and

•	the shares of Common Stock issued to Mr. Jeffries upon exercise of the SARs subject to the Retention Grant after completion of the five-year contract term are subject to mandatory holding periods, which prohibit sales or other transfers of the shares of Common Stock for a period of six months (for 50% of the shares) or 12 months (for the remaining 50%) following expiration of the term.

As noted above, additional details of the employment agreement and the vesting and other terms of the Retention Grants and the semi-annual grants made and to be made to Mr. Jeffries under the terms of the employment agreement are provided in the section captioned “Employment Agreement with Mr. Jeffries” beginning on page 56.

Compensation for Fiscal 2009 related to Mr. Jeffries

The Fiscal 2009 Summary Compensation Table on page 52 shows Fiscal 2009 total compensation for Mr. Jeffries of $36,335,644, as calculated under executive compensation disclosure rules adopted by the SEC on December 23, 2009 and effective as of February 28, 2010. The Board’s Compensation Committee believes that the following considerations are relevant to an understanding of the compensation awarded to Mr. Jeffries in Fiscal 2009.

Of the total compensation of $36,335,644 reported for Mr. Jeffries, over 90% represents equity awards granted during Fiscal 2009 but which will only be realizable in future years and upon the satisfaction of certain conditions. The vast majority of Mr. Jeffries’ total compensation for Fiscal 2009 and Fiscal 2008, reported in the Fiscal 2009 Summary Compensation Table on page 52 is “non-cash” and relates to stock appreciation right awards granted to Mr. Jeffries under the employment agreement entered into with the Company in December 2008 (the “Jeffries Agreement”). Under the new SEC rules regarding the disclosure of stock-based compensation that became effective as of February 28, 2010, the full grant date fair value of those stock appreciation right awards must be disclosed in the Fiscal 2009 Summary Compensation Table as “compensation awarded” to Mr. Jeffries in Fiscal 2009 (for the portion of the awards granted in Fiscal 2009) and Fiscal 2008 (for the portion of the awards granted in Fiscal 2008).

The Compensation Committee views those stock awards, particularly the Retention Grant provided to Mr. Jeffries through the Jeffries Agreement, as compensation to be earned by Mr. Jeffries over the full five-year term of the Jeffries Agreement. The Retention Grant will not become vested (meaning that Mr. Jeffries will not be able to exercise the award and receive any shares earned under the award), unless and until Mr. Jeffries remains continuously employed by the Company through January 31, 2014 (subject only to limited vesting acceleration under the severance provisions of the employment agreement) and is subject to certain transfer restrictions. Similarly, no portion of the semi-annual grant made in September 2009 under the terms of the Jeffries Agreement vested in Fiscal 2009, as the stock appreciation rights which are the subject of the semi-annual grant will become vested in equal annual installments over the four-year period following the grant date.

The table below presents another way of looking at Mr. Jeffries’ stock-based compensation for Fiscal 2009. As illustrated by the table, the current in-the-money value of such stock-based compensation as of the end of Fiscal 2009 was significantly lower than the grant date fair value shown in the Fiscal 2009 Summary Compensation Table.

Fiscal 2009 CEO SAR Grants

					In-the-Money Value
			Stock Price		at Fiscal 2009 Year-End
Grant		Exercise	on Grant	Grant Date	Total	Vested
Date	SARs	Price	Date	Fair Value	Value	Value

3/2/2009	600,000	$20.750	$20.750	$4,896,000	$6,474,000	$0
3/2/2009	150,000	$24.900	$20.750	$1,077,000	$996,000	$0
3/2/2009	150,000	$29.050	$20.750	$957,000	$373,500	$0
3/2/2009	150,000	$33.200	$20.750	$855,000	$0	$0
3/2/2009	150,000	$37.350	$20.750	$769,500	$0	$0
9/1/2009	600,000	$31.660	$31.660	$6,930,000	$0	$0
9/1/2009	150,000	$37.992	$31.660	$1,522,500	$0	$0
9/1/2009	150,000	$44.324	$31.660	$1,350,000	$0	$0
9/1/2009	150,000	$50.656	$31.660	$1,206,000	$0	$0
9/1/2009	150,000	$56.988	$31.660	$1,084,500	$0	$0
9/22/2009	1,043,367	$33.530	$33.530	$12,645,608	$0	$0
TOTAL	3,443,367	$32.991	$28.425	$33,293,108	$7,843,500	$0

The Fiscal 2009 year-end in-the-money value of $7,843,500 represents less than 1% of the increase in the market capitalization of the Company during Fiscal 2009. For the purposes of this calculation, the increase in market capitalization has been calculated by multiplying the number of shares outstanding by the ending market price for the beginning of the year, February 2, 2009, and comparing that amount to that determined using the same calculation as of January 29, 2010.

In addition to the grant date fair value of the stock appreciation rights, there are other amounts in the Fiscal 2009 Summary Compensation Table that were not payable to Mr. Jeffries during Fiscal 2009.

As shown in the table below, under the executive compensation disclosure rules in effect for Fiscal 2008 and prior years, Mr. Jeffries’ total reported compensation of $10,900,269 for Fiscal 2009 would have reflected a decrease of 33% from his reported total compensation of $16,208,938 for Fiscal 2008. The new rules applicable to this Proxy Statement result in a 57% increase in reported total compensation from $23,198,271 to $36,335,644 between Fiscal 2008 and Fiscal 2009.

It is important to note that the accounting rules applicable to Mr. Jeffries’ stock-based awards have not changed, but that the change in values reported in the Fiscal 2009 Summary Compensation Table reflect a change in the SEC Rules regarding the disclosure of stock-based awards. In addition, the lower compensation values reported under the rules in effect for Fiscal 2008 and prior years more closely approximate the actual expense reported by the Company in its Consolidated Statement of Operations and Comprehensive Income for Fiscal 2009.

The following table is provided for illustrative purposes to compare the disclosure requirements under the new SEC Rules effective as of February 28, 2010, compared to the rules used in the prior year, and is not intended to replace the Fiscal 2009 Summary Compensation Table on page 52.

	Fiscal 2009		Fiscal 2008
	Old Rules	New Rules	Old Rules	New Rules	Notes
Salary	$1,500,000	$1,500,000	$1,500,000	$1,500,000
Equity Compensation
Retention Grant	$5,532,098	$20,647,500	$296,827	$12,900,000	The retention grant will only be earned if Mr. Jeffries remains employed through January 2014, with certain exceptions as described beginning on page 64
Semi-Annual Grants	$1,125,976	$12,645,608	$—	$—	The semi-annual grant vests in four equal annual installments beginning September 2010 based on continued service through each vesting date
Career Share Award	$—	$—	$4,127,924	$—
Other Awards	$1,199,659	$—	$1,485,916	$—	Grants made prior to Fiscal 2008 for which expense was recognized during the year.
Total Equity Compensation	$7,857,733	$33,293,108	$5,910,667	$12,900,000
Non-Equity Incentive Plan Compensation	$—	$—	$6,482,400	$6,482,400	Includes Spring 2008 cash incentive compensation payment of $482,400 (there was no Fall 2008 cash incentive compensation payment), and a $6,000,000 stay bonus received for service and performance from 2005 through January 2009 pursuant to Mr. Jeffries’ prior employment agreement
Change in Pension Value and Nonqualified Deferred Compensation Earnings	$15,545	$15,545	$288,748	$288,748
All Other Compensation	$1,526,991	$1,526,991	$2,027,123	$2,027,123
Total Compensation	$10,900,269	$36,335,644	$16,208,938	$23,198,271

Merit Increases

In Fiscal 2009, the Company established an aggregate base salary increase budget. In doing so, the Company reviewed market data on projected base salary increases published by numerous sources including WorldatWork and Towers Watson. The Compensation Committee did not award a base pay increase to the CEO as base pay was competitive, nor to the CFO who had recently joined the Company. Given the challenging retail environment, base salary increases for all home office associates, including the NEOs, were delayed by five months beyond the typical effective date for base salary increases. All eligible home office associates in good standing other than the CEO and CFO, who was not eligible, received a 2% increase to base salary, effective in August 2009. The 2% increase was meant to keep pace with labor market inflation.

Incentive Compensation and Long-Term Incentives

The Incentive Plan goals are set seasonally. For the Fall 2009 season, the Company made total cash incentive payouts of approximately $5.1 million to a total of 821 associates. The NEOs, other than Mr. Cupps, as previously mentioned on page 46, did not receive an incentive compensation payout for either season in Fiscal 2009 based on Company performance.

In Fiscal 2009, the Company granted a total of 473,197 restricted stock unit awards to a total of 1,007 associates. In addition, the Company granted a total of 4,240,367 stock appreciation rights and stock options to a total of 60 associates. The grant levels are based on the long-term equity value necessary to achieve the Company’s desired 75th percentile of identified comparator companies positioning for the participants. As discussed on page 56, the Company granted the second and third portion of the Retention Grant to Mr. Jeffries under his 2008 employment agreement in March 2009 and September 2009. Before the Compensation Committee approves the equity grants in total, the Committee reviews the overall dilution represented by the awards to ensure that the overall share usage is consistent with competitive practice.

Mr. Kessler’s Resignation as an Executive Vice President

In the Current Report on Form 8-K filed by the Company on January 28, 2010 with the SEC, the Company announced that Charles F. Kessler resigned as an executive officer on January 22, 2010, and that Mr. Kessler will remain with the Company on a transitional basis in a non-executive role through July 31, 2010.

Mr. Kessler entered into an agreement (the “Kessler Agreement”) with Abercrombie & Fitch Management Co., a subsidiary of the Company, setting forth the terms of Mr. Kessler’s separation from employment and service with the Company and its subsidiaries and affiliates.

•	Base Salary: Pursuant to the Kessler Agreement, Mr. Kessler’s base salary ($816,000) will continue through the transition period ending July 31, 2010 (or a shorter period in the event Mr. Kessler commences other employment during the transition period) and for 12 months thereafter.

•	Bonus: Mr. Kessler will receive any incentive compensation actually earned under the Incentive Plan for the six-month period ending January 30, 2010. As described above, the NEOs did not receive incentive compensation for the Fall 2009 period; similarly, Mr. Kessler received no incentive compensation for the Fall 2009 period.

•	Equity: Provided Mr. Kessler remains employed by the Company throughout the transition period, Mr. Kessler will vest in respect of outstanding stock-based awards that by their terms vest prior to the end of the transition period. At the end of the transition period, Mr. Kessler will forfeit all unvested stock-based awards and will be entitled to exercise vested stock appreciation rights and stock options in accordance with the terms of the applicable plans.

•	Benefits: Mr. Kessler will also receive incidental benefits, such as health care continuation and outplacement services, in accordance with the Company’s past practices.

Pursuant to the Kessler Agreement, Mr. Kessler agreed to a non-disclosure covenant (unlimited as to time), a 12-month non-competition covenant and a 24-month non-solicitation covenant. Mr. Kessler also agreed to cooperate with the Company and its subsidiaries and affiliates both in defense of any claims asserted against them and otherwise.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board reviewed the “COMPENSATION DISCUSSION AND ANALYSIS” and discussed it with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board:

Lauren J. Brisky (Chair)	James B. Bachmann	Edward F. Limato	Craig R. Stapleton

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned by the NEOs for Fiscal 2009, Fiscal 2008 and the fiscal year ended February 2, 2008 (“Fiscal 2007”) in accordance with new rules promulgated by the SEC effective as of February 28, 2010. Under the rules in effect prior to such date, the total compensation reflected in the table below would be different (e.g., the Chief Executive Officer’s total compensation under the prior rules would have been $10,900,269 in Fiscal 2009 and $16,208,938 in Fiscal 2008). Because the effect of the new SEC rules is significant, the Company believes that supplemental disclosure may assist the stockholders in analyzing the compensation reflected in the following table. This supplemental disclosure is set forth under the section captioned “COMPENSATION DISCUSSION AND ANALYSIS — Fiscal 2009 Compensation Actions — Compensation for Fiscal 2009 related to Mr. Jeffries” beginning on page 47 of this Proxy Statement.

Fiscal 2009 Summary Compensation Table

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
	Fiscal			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position During 2009 Fiscal Year	Year	Salary ($)	Bonus ($)(1)	Awards ($)(2)	Awards ($)(2)	Compensation ($)(3)	Earnings ($)(4)	Compensation ($)(5)	Total ($)

Michael S. Jeffries	2009	$1,500,000	$—	$—	$33,293,108	$—	$15,545	$1,526,991	$36,335,644
Chairman and Chief	2008	$1,500,000	$—	$—	$12,900,000	$6,482,400	$288,748	$2,027,123	$23,198,271
Executive Officer	2007	$1,500,000	$—	$4,815,115	$—	$1,940,400	$1,534,842	$1,414,668	$11,205,025

Jonathan E. Ramsden	2009	$700,000	$—	$—	$—	$—	$—	$43,859	$743,859
Executive Vice President and	2008	$107,692	$150,000	$749,870	$405,600	$—	$—	$20,160	$1,433,322
Chief Financial Officer	2007	$—	$—	$—	$—	$—	$—	$—	$—

Diane Chang	2009	$923,446	$—	$—	$1,408,400	$—	$3,805	$198,959	$2,534,610
Executive Vice President —	2008	$910,385	$—	$2,301,785	$998,338	$183,915	$67,605	$183,389	$4,645,417
Sourcing	2007	$851,923	$—	$2,117,562	$1,131,000	$691,268	$28,958	$248,077	$5,068,788

Leslee K. Herro	2009	$923,446	$—	$—	$1,408,400	$—	$5,757	$197,103	$2,534,706
Executive Vice President-	2008	$910,385	$—	$2,301,785	$998,338	$183,915	$100,735	$180,863	$4,676,021
Planning and Allocation	2007	$851,923	$—	$2,117,562	$1,131,000	$691,268	$43,116	$245,908	$5,080,777

Charles F. Kessler(6)	2009	$807,385	$—	$—	$1,408,400	$—	$1,061	$145,346	$2,362,192
Executive Vice President —	2008	$775,770	$—	$924,403	$399,335	$100,500	$15,040	$119,265	$2,334,313
Female Merchandising	2007	$—	$—	$—	$—	$—	$—	$—	$—

David S. Cupps	2009	$474,338	$—	$78,692	$148,350	$69,034	$160	$105,380	$875,954
Senior Vice President, General	2008	$467,692	$—	$385,168	$199,668	$50,384	$1,509	$29,206	$1,133,627
Counsel and Secretary	2007	$372,308	$—	$403,431	$235,400	$164,372	$126	$26,832	$1,202,469

(1)	The amount shown in the column for Mr. Ramsden represents a signing bonus paid by the Company on December 26, 2008.

(2)	The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value related to restricted stock unit awards and stock appreciation rights or stock option grants to the NEOs, computed in accordance with U.S. generally accepted accounting principles. For a discussion of valuation assumptions, see Note 3, “Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Annual Report on Form 10-K for Fiscal 2009, filed on March 29, 2010. The actual number of equity awards granted in Fiscal 2009 is shown in the “Fiscal 2009 Grants of Plan-Based Awards” table. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not necessarily reflect the actual value received or to be received by the NEOs.

(3)	As discussed above in the section captioned “Pay-for-Performance — Determination of the performance measures and goals used in the pay programs”, the Incentive Plan performance metrics for the Fall 2009 performance period applicable to NEOs were substantially more difficult than those applicable to the non-NEOs for the Fall 2009 performance period. Following Mr. Kessler’s resignation as an executive officer eight days before the end of the performance period, Mr. Cupps became an NEO for Fiscal 2009 under the SEC Rules governing executive compensation disclosure. As Mr. Cupps was a non-NEO for all but eight days of the Fall 2009 performance period, his Fall 2009 payout under the Incentive Plan was calculated consistently with other similarly situated non-NEOs.

(4)	For all NEOs other than Mr. Jeffries, the amounts shown in this column for Fiscal 2009, Fiscal 2008 and Fiscal 2007 represent the above-market earnings on their respective nonqualified deferred compensation plan balances. Above market-earnings is defined as earnings in excess of 120% of the long-term monthly applicable federal rate (AFR). The AFR for January 2010 was 4.83%. For Mr. Jeffries, (i) the amount shown in this column for Fiscal 2009 represents above-market earnings of $15,545 on his nonqualified deferred compensation plan balance but does not include the decrease in actuarial present value of $971,286 in respect of Mr. Jeffries’ accumulated benefit under the Chief Executive Officer Supplemental Executive Retirement Plan (which decrease was primarily due to a decrease in the preceding 36-month average compensation, partially offset by a decrease in the discount rate used in the calculation to determine such benefit); (ii) the amount shown in this column for Fiscal 2008 represents above-market earnings of $288,748 on his non-qualified deferred compensation plan balance but does not include the decrease in actuarial present value of $3,151,685 in respect of his accumulated benefit under the Chief Executive Officer Supplemental Executive Retirement Plan (which decrease was primarily due to a decrease in the preceding 36-month average compensation, partially offset by a decrease in the discount rate used in the calculation to determine such benefit); and (iii) the amount shown in this column for Fiscal 2007 represents (a) a $1,402,684 increase in the actuarial present value of his accumulated benefit under the Chief Executive Officer Supplemental Executive Retirement Plan primarily due to changes in the projected annual benefit as a result of Mr. Jeffries’ compensation during Fiscal 2007 and (b) above-market earnings of $132,158 on his nonqualified deferred compensation plan balance.

(5)	The amounts shown in this column reflect All Other Compensation which included the following for Fiscal 2009:

All Other Compensation Table

		Company
		Contributions to	Life and
		Nonqualified	Long-Term
		Savings and	Disability
	Company	Supplemental	Insurance
	Contributions	Retirement	Premiums	Tax Gross-Up
Name	401(k) Plan(a)	Plan(b)	Paid(c)	Payments(d)	Other(e)	Total ($)

Michael S. Jeffries	$25,340	$360,128	$116,875	$265,431	$759,217	$1,526,991
Jonathan E. Ramsden	$2,100	$1,615	$3,515	$15,242	$21,387	$43,859
Diane Chang	$25,395	$165,607	$7,957	$—	$—	$198,959
Leslee K. Herro	$25,602	$165,607	$5,894	$—	$—	$197,103
Charles F. Kessler	$25,978	$115,635	$3,733	$—	$—	$145,346
David S. Cupps	$25,368	$34,242	$45,770	$—	$—	$105,380

a.	For each NEO, the amount shown in this column represents the aggregate amount of Company matching and supplemental contributions to his or her accounts under the Company’s 401(k) Plan during Fiscal 2009.

b.	For each NEO, the amount shown in this column represents the aggregate amount of Company matching and supplemental contributions to his or her accounts under the Company’s Nonqualified Savings and Supplemental Retirement Plan during Fiscal 2009.

c.	For each NEO, the amount shown in this column represents life and long-term disability insurance premiums paid for by the Company during Fiscal 2009.

d.	For Mr. Jeffries, the amount shown in this column for Fiscal 2009 represents tax gross-ups of: (i) $170,046 related to his personal use of the Company-owned aircraft, (ii) $56,237 related to personal security and (iii) $39,148 related to life insurance. As described on page 43, Mr. Jeffries’s right to the tax gross-up related to the personal use of Company aircraft was eliminated for Fiscal 2010 and thereafter. In addition, Mr. Jeffries’s right to the tax gross-up related to personal security and life insurance has been eliminated for Fiscal 2010 and thereafter. For Mr. Ramsden, the amount shown in this column for Fiscal 2009 represents a tax gross-up related to reimbursement of relocation expenses.

e.	For Mr. Jeffries, the amount shown in this column for Fiscal 2009 represents the following: (i) $119,778 for personal security; and (ii) $639,439 in aggregate incremental cost of personal use of the Company-owned aircraft calculated according to applicable SEC guidance. As described on page 43, beginning with Fiscal 2010, Mr. Jeffries will be required to reimburse the Company if and to the extent the aggregate incremental cost of his personal use exceeds $200,000 in any fiscal year. The reported aggregate incremental cost is based on the direct costs associated with operating a flight, including fuel, landing fees, pilot and flight attendant fees, on-board catering and trip-related hangar costs and excluding the value of the disallowed corporate income tax deductions associated with the personal use of the aircraft. Due to the fact that the Company-owned aircraft is used primarily for business travel, the reported aggregate incremental cost excluded fixed costs which do not change based on usage, including depreciation and monthly management fees. For Mr. Ramsden, the amount shown in this column represents reimbursement of relocation expenses.

(6)	Mr. Kessler resigned from his position as an executive officer of the Company effective January 22, 2010. For details of the separation agreement between the Company and Mr. Kessler, refer to the section captioned “Mr. Kessler’s Resignation as an Executive Vice President” beginning on page 50.

Grants of Plan-Based Awards

The following table sets forth information regarding cash and stock-based incentive awards granted to the NEOs during Fiscal 2009.

Fiscal 2009 Grants of Plan-Based Awards

						All Other
						Option/
						SARs
					All Other	Awards:			Grant Date Fair	Grant Date
					Stock Awards:	Number		Exercise or	Value per	Fair Value of
		Estimated Future Payouts			Number of	of Securities		Base Price of	Share of Stock	Stock
		Under Non-Equity			Shares of	Underlying		Option/	Option/	Option/
	Grant	Incentive Plan Awards(1)			Stock or	Options/		SARs	SARs	SARs
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Units (2)	SARs (3)		Awards (4)	Awards (5)	Awards (5)

Michael S. Jeffries	Spring	$180,000	$720,000	$1,440,000
	Fall	$0	$1,080,000	$2,160,000
	3/2/2009					600,000	(6)	$20.750	$8.16	$4,896,000
	3/2/2009					150,000	(6)	$24.900	$7.18	$1,077,000
	3/2/2009					150,000	(6)	$29.050	$6.38	$957,000
	3/2/2009					150,000	(6)	$33.200	$5.70	$855,000
	3/2/2009					150,000	(6)	$37.350	$5.13	$769,500
	9/1/2009					600,000	(6)	$31.660	$11.55	$6,930,000
	9/1/2009					150,000	(6)	$37.992	$10.15	$1,522,500
	9/1/2009					150,000	(6)	$44.324	$9.00	$1,350,000
	9/1/2009					150,000	(6)	$50.656	$8.04	$1,206,000
	9/1/2009					150,000	(6)	$56.988	$7.23	$1,084,500
	9/22/2009					1,043,367	(7)	$33.530	$12.12	$12,645,608
Jonathan E. Ramsden	Spring	$52,500	$210,000	$420,000
	Fall	$0	$315,000	$630,000
Diane Chang	Spring	$79,331	$317,322	$634,644
	Fall	$0	$475,983	$951,966
	3/26/2009					140,000	(8)	$25.77	$10.06	$1,408,400
Leslee K. Herro	Spring	$79,331	$317,322	$634,644
	Fall	$0	$475,983	$951,966
	3/26/2009					140,000	(8)	$25.77	$10.06	$1,408,400
Charles F. Kessler(8)	Spring	$61,200	$244,800	$489,600
	Fall	$0	$367,200	$734,400
	3/26/2009					140,000	(8)	$25.77	$10.06	$1,408,400
David S. Cupps	Spring	$19,176	$76,704	$153,408
	Fall	$28,764	$115,056	$230,112
	3/26/2009				3,300				$23.85	$78,692
	3/26/2009					15,000	(8)	$25.77	$9.89	$148,350

(1)	These columns show the potential cash payouts under the Company’s Incentive Plan for each of the Spring season and Fall season in Fiscal 2009. The first row for each NEO represents the potential payout at various levels for Spring, and the second row represents the potential payout at various levels for Fall. Refer to page 45 for the performance metrics related to the Incentive Plan. If threshold performance criteria are not satisfied, then the payouts for all associates, including the NEOs, would be zero. Actual amounts paid to the NEOs under the Incentive Plan for Fiscal 2009 are shown in the column titled “Non-Equity Incentive Plan Compensation” in the Fiscal 2009 Summary Compensation Table on page 52.

(2)	This column shows the number of restricted stock units granted in Fiscal 2009 under the Company’s 2007 LTIP. The restricted stock units vest as to 10% on the one-year anniversary of the grant date, an additional 20% on the two-year anniversary of the grant date, an additional 30% on the three-year anniversary of the grant date and an additional 40% on the four-year anniversary of the grant date.

(3)	This column shows the number of SARs granted to the NEOs in Fiscal 2009 under the Company’s 2005 LTIP and the 2007 LTIP. Grants were made to Michael S. Jeffries under the Company’s 2007 LTIP. Grants were made to Jonathan E. Ramsden, Diane Chang, Leslee K. Herro, Charles F. Kessler and David S. Cupps under the Company’s 2005 LTIP.

(4)	This column shows the exercise price of the SARs granted to NEOs, which was the closing price of the Company’s Common Stock on the date of grant for grants dated March 26, 2009 and September 22, 2009 (Mr. Jeffries’ semi-annual grant). For Mr. Jeffries’ grants dated March 2, 2009 and September 1, 2009 (both portions of Mr. Jeffries’ Retention Grant), with respect to 50% of the SARs, the exercise price is equal to the closing price of the Company’s Common Stock on the grant date and, with respect to the remaining 50% of the SARs, the number of SARs was divided into four equal tranches of 12.5% each and the exercise price of these tranches is equal to 120%, 140%, 160% and 180%, respectively, of the closing price of the Company’s Common Stock on the grant date.

(5)	Represents the grant date fair value of the restricted stock unit award or SAR award, as appropriate, determined in accordance with U.S. generally accepted accounting principles. The grant date fair values for restricted stock unit awards are calculated using the closing price of the Common Stock on the grant date adjusted for anticipated dividend payments during the vesting period.

(6)	The SARs vest in full on January 31, 2014; provided Mr. Jeffries remains continuously employed by the Company through that date.

(7)	The SARs vest in four equal annual installments beginning on the first anniversary of the grant date.

(8)	Mr. Kessler resigned from his position as an executive officer of the Company effective January 22, 2010. For details of the separation agreement between the Company and Mr. Kessler, refer to the section captioned “Mr. Kessler’s Resignation as an Executive Vice President” beginning on page 50.

Employment Agreement with Mr. Jeffries

On December 19, 2008, the Company entered into a new employment agreement with Mr. Jeffries under which Mr. Jeffries serves as Chairman and CEO of the Company. The Jeffries Agreement replaced the prior employment agreement between Mr. Jeffries and the Company dated as of August 15, 2005, the term of which was to expire on December 31, 2008. The term of the Jeffries Agreement expires on February 1, 2014, unless earlier terminated in accordance with its terms. Under the Jeffries Agreement, the Company is obligated to cause Mr. Jeffries to be nominated as a director.

The Jeffries Agreement provides for a base salary of $1,500,000 per year or such larger amount as the Compensation Committee may from time to time determine. The Jeffries Agreement provides for participation in the Company’s Incentive Plan as determined by the Compensation Committee. Mr. Jeffries’ annual target bonus opportunity is to be at least 120% of his base salary upon attainment of target, subject to a maximum bonus opportunity of 240% of base salary.

In consideration for entering into the Jeffries Agreement, Mr. Jeffries received the Retention Grant of stock appreciation rights covering 4,000,000 shares of the Company’s Common Stock awarded as follows: 40% of the total Retention Grant on December 19, 2008, 30% on March 2, 2009 and the remaining 30% on September 1, 2009. With respect to 50% of the stock appreciation rights awarded on each grant date, the exercise price (base price) is equal to the fair market value of the Company’s Common Stock on the grant date, and with respect to the remaining stock appreciation rights, the number of stock appreciation rights was divided into four equal tranches of 12.5% each, and the exercise price (base price) for these tranches is equal to 120%, 140%, 160% and 180%, respectively, of the fair market value of the Company’s Common Stock on the grant date. The Retention Grant will vest in full on January 31, 2014; provided Mr. Jeffries remains continuously employed by the Company through that date, subject only to limited vesting acceleration under the severance provisions of the Jeffries Agreement. The Retention Grant expires on December 19, 2015, unless Mr. Jeffries is earlier terminated by the Company for Cause (as defined on page 65 of this Proxy Statement). The Retention Grant is also subject to a clawback should Mr. Jeffries breach certain sections of the Jeffries Agreement. Shares of Common Stock acquired pursuant to the Retention Grant are generally subject to transfer restrictions such that Mr. Jeffries must retain 50% of such shares until at least July 31, 2014 (six months following the end of the term of the Jeffries Agreement) and the remaining 50% until January 31, 2015 (twelve months following the end of the term of the Jeffries Agreement).

In addition to the Retention Grant, Mr. Jeffries is also eligible to receive two equity grants in respect of each fiscal year of the term of the Jeffries Agreement starting with Fiscal 2009 (the “Semi-Annual Grants”). Each Semi-Annual Grant will be awarded within 75 days following the end of the Company’s second quarter or the Company’s fiscal year, as applicable, subject to Mr. Jeffries’ continuous employment by the Company (and, with respect to the final Semi-Annual Grant, continued service on the Board) through the applicable grant date. Semi-Annual Grants for periods ending on or prior to July 31, 2011 will be in the form of stock appreciation rights or stock options with an exercise price equal to the fair market value of the Company’s Common Stock on the grant date. Semi-Annual Grants for periods ending after July 31, 2011 may, at Mr. Jeffries’ election, be in the form of stock appreciation rights, stock options, restricted stock, restricted stock units or a combination thereof. The value of each Semi-Annual Grant will be equal to 2.5% of the Company’s total shareholder return (as defined in the Jeffries Agreement) over the applicable semi-annual period (“Semi-Annual TSR”), less any cash compensation or pension benefits payable to or earned by Mr. Jeffries in such period. In no event will the Semi-Annual TSR exceed 25% of the Company’s Adjusted Operating Income (as such term is defined in the Jeffries Agreement). If the grant value of a Semi-Annual Grant is less than or equal to zero for any semi-annual period, no Semi-Annual Grant will be made and the amount by which the value is less than zero will be carried forward to the next semi-annual period. Each Semi-Annual Grant vests in four equal annual installments subject to Mr. Jeffries’ continuous employment with the Company; provided, however, that, subject to the “end-of-term vest test” (as described in the Jeffries Agreement), all unvested Semi-Annual Grants will become vested on February 1, 2014 so long as Mr. Jeffries remains continuously employed by the Company through that date. Stock appreciation rights and stock options awarded pursuant to the Semi-Annual Grants expire on December 19, 2015, unless Mr. Jeffries is earlier terminated by the Company for cause, and all Semi-Annual Grants are subject to a clawback should Mr. Jeffries breach certain sections of the Jeffries Agreement.

The Jeffries Agreement continues to provide for term life insurance coverage in the amount of $10,000,000. Pursuant to the Jeffries Agreement, Mr. Jeffries will be entitled to the same perquisites afforded to other senior executive officers. In addition, under the Jeffries Agreement, the Company provided to Mr. Jeffries, for security purposes, the use of the Company aircraft for business and personal travel both within and outside North America. This has recently been modified as described on page 43.

The terms of the Jeffries Agreement relating to the termination of Mr. Jeffries’ employment are further discussed below under the section captioned “Potential Payments Upon Termination or Change in Control” beginning on page 64.

Under the Jeffries Agreement, Mr. Jeffries agrees not to compete with the Company or solicit its associates, customers or suppliers during the employment term and for one year thereafter. If any “parachute payment” excise tax is imposed on Mr. Jeffries, he will be entitled to tax reimbursement payments from the Company.

Under the Jeffries Agreement, Mr. Jeffries also remains eligible to receive benefits under the Chief Executive Officer Supplemental Retirement Plan as described under the section captioned “Pension Benefits” beginning on page 60.

Outstanding Equity Awards

The following table sets forth information regarding the outstanding equity awards held by the NEOs at the end of Fiscal 2009.

Outstanding Equity Awards at Fiscal 2009 Year-End

	Option/SAR Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
										Awards:	Market
										Number of	Value of
										Unearned	Unearned
		Number of	Number of					Number of	Market	Shares,	Shares,
		Securities	Securities					Shares or	Value of	Units or	Units or
		Underlying	Underlying					Units of	Shares or	Other	Other
	Option/	Unexercised	Unexercised		Option/	Option/	Stock	Stock	Units of	Rights	Rights
	SAR	Options/	Options/		SAR	SAR	Award	That	Stock That	That	That
	Grant	SARs	SARs		Exercise	Expiration	Grant	Have Not	Have Not	Have Not	Have Not
Name	Date	Exercisable	Unexercisable		Price	Date	Date	Vested	Vested(8)	Vested	Vested(8)

Michael S. Jeffries
	2/1/2001	89,269	0		$30.18	2/1/2011
	2/5/2001	489	0		$29.47	2/5/2011
	2/25/2002	1,789,490	0		$26.60	2/25/2012
	2/14/2003	91,122	0		$26.98	2/14/2013
							8/23/2007	44,800 (3)	$1,412,992
	12/19/2008	0	800,000	(1)	$22.84	12/19/2015
	12/19/2008	0	200,000	(1)	$27.41	12/19/2015
	12/19/2008	0	200,000	(1)	$31.98	12/19/2015
	12/19/2008	0	200,000	(1)	$36.54	12/19/2015
	12/19/2008	0	200,000	(1)	$41.11	12/19/2015
	3/2/2009	0	600,000	(1)	$20.75	12/19/2015
	3/2/2009	0	150,000	(1)	$24.90	12/19/2015
	3/2/2009	0	150,000	(1)	$29.05	12/19/2015
	3/2/2009	0	150,000	(1)	$33.20	12/19/2015
	3/2/2009	0	150,000	(1)	$37.35	12/19/2015
	9/1/2009	0	600,000	(1)	$31.66	12/19/2015
	9/1/2009	0	150,000	(1)	$37.99	12/19/2015
	9/1/2009	0	150,000	(1)	$44.32	12/19/2015
	9/1/2009	0	150,000	(1)	$50.66	12/19/2015
	9/1/2009	0	150,000	(1)	$56.99	12/19/2015
	9/22/2009	0	1,043,367	(2)	$33.53	9/22/2016
Jonathan E. Ramsden	12/8/2008	2,500	7,500	(2)	$20.44	12/8/2018
							12/8/2008	9,000 (4)	$283,860
	12/8/2008	12,500	37,500	(2)	$20.44	12/8/2018
		0					12/8/2008			30,000 (5)	$946,200
Diane Chang	3/11/2005	18,500	0		$57.50	3/11/2015
	3/6/2006	37,500	12,500	(2)	$57.26	3/6/2016
							3/6/2006	12,000 (3)	$378,480
	3/5/2007	25,000	25,000	(2)	$73.42	3/5/2017
							3/5/2007	21,000 (3)	$662,340
	3/4/2008	12,500	37,500	(2)	$78.65	3/4/2018
							3/4/2008			30,000 (7)	$946,200
	3/26/2009	0	140,000	(2)	$25.77	3/26/2019
Leslee K. Herro	2/14/2003	606	0		$26.98	2/14/2013
	3/11/2005	13,875	0		$57.50	3/11/2015
	3/6/2006	37,500	12,500	(2)	$57.26	3/6/2016
							3/6/2006	12,000 (3)	$378,480
	3/5/2007	25,000	25,000	(2)	$73.42	3/5/2017
							3/5/2007	21,000 (3)	$662,340
	3/4/2008	12,500	37,500	(2)	$78.65	3/4/2018
							3/4/2008			30,000 (7)	$946,200
	3/26/2009	0	140,000	(2)	$25.77	3/26/2019

	Option/SAR Awards						Stock Awards
												Equity
											Equity	Incentive
											Incentive	Plan
											Plan	Awards:
											Awards:	Market
											Number of	Value of
											Unearned	Unearned
		Number of	Number of					Number of		Market	Shares,	Shares,
		Securities	Securities					Shares or		Value of	Units or	Units or
		Underlying	Underlying					Units of		Shares or	Other	Other
	Option/	Unexercised	Unexercised		Option/	Option/	Stock	Stock		Units of	Rights	Rights
	SAR	Options/	Options/		SAR	SAR	Award	That		Stock That	That	That
	Grant	SARs	SARs		Exercise	Expiration	Grant	Have Not		Have Not	Have Not	Have Not
Name	Date	Exercisable	Unexercisable		Price	Date	Date	Vested		Vested(8)	Vested	Vested(8)

Charles F. Kessler(9)	3/11/2005	3,750	0		$57.50	3/11/2015
	3/6/2006	15,000	5,000	(2)	$57.26	3/6/2016
							3/6/2006	4,800	(3)	$151,392
	3/5/2007	10,000	10,000	(2)	$73.42	3/5/2017
							3/5/2007	8,400	(3)	$264,936
	8/23/2007	5,000	5,000	(2)	$77.16	8/23/2017
							8/23/2007	16,000	(6)	$504,640
	3/4/2008	5,000	15,000	(2)	$78.65	3/4/2018
							3/4/2008	10,800	(3)	$340,632
	3/26/2009	0	140,000	(2)	$25.77	3/26/2019
David S. Cupps	5/24/2007	5,000	5,000	(2)	$82.61	5/24/2017
							5/24/2007	2,000	(6)	$63,080
	3/4/2008	2,500	7,500	(2)	$78.65	3/4/2018
							3/4/2008	4,500	(3)	$141,930
	3/26/2009	0	15,000	(2)	$25.77	3/26/2019
							3/26/2009	3,300	(3)	$104,082

(1)	Each of these SAR awards vests 100% on January 31, 2014, provided that Mr. Jeffries remains continuously employed by the Company through such date.

(2)	Each of these option/SAR awards vests in four equal installments beginning on the first anniversary of the grant date.

(3)	Each of these restricted stock unit or restricted share awards vests 10% on the one-year anniversary of the grant date, an additional 20% on the two-year anniversary of the grant date, an additional 30% on the three-year anniversary of the grant date, and an additional 40% on the four-year anniversary of the grant date.

(4)	This restricted stock unit award vested 10% on March 9, 2009 and 20% on March 9, 2010, and will vest 30% on March 9, 2011 and 40% on March 9, 2012.

(5)	This restricted stock unit award vests in four equal annual installments beginning March 9, 2010, contingent upon net income growth at 2% or more over the previous year’s net income. The NEO has the opportunity to earn back one or more of the unvested installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to continued employment with the Company.

(6)	Each of these restricted stock unit or restricted share awards vests 10% on the grant date, 20% on the one-year anniversary of the grant date, 30% on the two-year anniversary of the grant date, and 40% on the three-year anniversary of the grant date.

(7)	Each of these restricted stock unit awards vests in four equal installments beginning on the first anniversary of the grant date, contingent upon net income growth at 2% or more over the previous year’s net income. The NEO has the opportunity to earn back one or more of the unvested installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to continued employment with the Company.

(8)	Market value represents the product of the closing price of Common Stock as of January 29, 2010, which was $31.54, multiplied by the number of restricted stock units or restricted shares, as appropriate.

(9)	Mr. Kessler resigned from his position as an executive officer of the Company effective January 22, 2010. For details of the separation agreement between the Company and Mr. Kessler, refer to the section captioned “Mr. Kessler’s Resignation as an Executive Vice President” beginning on page 50.

Stock Options and Stock Appreciation Rights Exercised and Restricted Stock Units Vested

The following table provides information regarding the aggregate dollar value realized by the NEOs in connection with the vesting of restricted stock units during Fiscal 2009. None of the NEOs exercised stock options or stock appreciation rights during Fiscal 2009.

Fiscal 2009 Stock Option and Stock Appreciation Right Exercises and Restricted Stock Units Vested

	Stock Option/Stock Appreciation		Restricted Stock
	Rights Awards		Unit Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting(1)

Michael S. Jeffries	—	$—	12,800	$409,984
Jonathan E. Ramsden	—	$—	1,000	$17,110
Diane Chang	—	$—	28,680	$543,532
Leslee K. Herro	—	$—	28,680	$543,532
Charles F. Kessler	—	$—	23,120	$599,166
David S. Cupps	—	$—	2,000	$52,150

(1)	Value realized upon the vesting of restricted stock unit awards is calculated by multiplying the number of shares of Common Stock underlying the vested portion of each restricted stock unit award by the closing price of a share of Common Stock on the vesting date.

Pension Benefits

In conjunction with the employment agreement entered into by the Company and Mr. Jeffries as of January 30, 2003, the Company established the Chief Executive Officer Supplemental Executive Retirement Plan effective February 2, 2003 (as amended, the “SERP”). Under the terms of the new Jeffries Agreement discussed above, Mr. Jeffries remains eligible to receive benefits under the SERP. Subject to the conditions described in the SERP, upon his retirement, Mr. Jeffries will receive a monthly benefit for life equal to 50% of his final average compensation (base salary and actual annual incentive as averaged over the last 36 consecutive full months ending prior to his retirement, as described in the SERP and not including any “stay bonus” paid pursuant to Mr. Jeffries’ prior employment agreement). If Mr. Jeffries had retired on January 30, 2010, the estimated annual benefit payable to him would have been $951,900, based on his average compensation for the 36 consecutive months ended January 30, 2010. Due to the structure of the SERP, years of service credited are not applicable. Further, Mr. Jeffries received no payments from the SERP during Fiscal 2009. As a result, columns for years of service credited and payments in Fiscal 2009 are not included in the following table.

Pension Benefits at End of Fiscal 2009

		Present Value of
Name	Plan Name	Accumulated Benefit (1)

Michael S. Jeffries	Supplemental Executive Retirement Plan	$10,544,001

(1)	The present value of Mr. Jeffries’ accumulated benefit under the SERP as of the end of Fiscal 2009 was $10,544,001. The present value of this accumulated benefit was determined based upon benefits earned as of January 30, 2010, using a discount rate of 4.9% and the 1994 Group Annuity Mortality Table for males. In Fiscal 2009, the Company recorded a credit of $971,286 in conjunction with the SERP due to a decrease in Mr. Jeffries’ preceding 36-month average compensation, partially offset by a decrease in the discount rate used in the calculation. More information on the SERP can be found in “Note 15, Retirement Benefits” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Annual Report on Form 10-K for Fiscal 2009, filed on March 29, 2010.

Nonqualified Deferred Compensation

The Company maintains the Nonqualified Savings and Supplemental Retirement Plan for associates, with participants generally at management levels and above, including the NEOs. The Nonqualified Savings and Supplemental Retirement Plan allows a participant to defer up to 75% of base salary each year and up to 100% of cash payouts to be received by the participant under the Company’s Incentive Plan. The Company will match the first 3% that the participant defers on a dollar for dollar basis plus make an additional matching contribution equal to 3% of the amount by which the participant’s base salary and cash payouts to be received under the Company’s Incentive Plan (after reduction by the participant’s deferral) exceed the annual maximum compensation limits imposed on the Company’s 401(k) Plan (the “IRS Compensation Limit”), which was $245,000 in calendar 2009. The Nonqualified Savings and Supplemental Retirement Plan allows for a variable earnings rate on participant account balances as determined by the committee which administers the Plan. Through the end of Fiscal 2009, however, the earnings rate for all account balances had been fixed at 5.0% per annum. Participants are 100% vested in their deferred contributions, and earnings on those contributions at all times. Participants become vested in Company bi-weekly matching contributions and earnings on those matching contributions ratably over a five-year period from date of hire.

Nonqualified Deferred Compensation for Fiscal 2009 — Executive Contributions
and Company Matching Contributions

The following table provides information regarding the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for participant deferral contributions and Company matching contributions, for Fiscal 2009.

	Executive	Company	Aggregate
	Contributions	Contributions	Earnings	Aggregate	Aggregate
	in Fiscal	in Fiscal	in Fiscal	Withdrawals /	Balance as of
Name	2009 ($)(1)	2009 ($)(2)	2009 ($)(3)	Distributions ($)	January 30, 2010 ($)

Michael S. Jeffries	$45,000	$130,944	$262,620	—	$5,457,486
Jonathan E. Ramsden	$2,692	$1,615	$9	—	$4,317
Diane Chang	$27,703	$65,313	$66,908	—	$1,410,679
Leslee K. Herro	$155,452	$65,313	$117,675	—	$2,512,892
Charles F. Kessler	$32,295	$49,153	$21,261	—	$471,088
David S. Cupps	$14,230	$19,688	$4,146	—	$100,855

(1)	The amounts shown in this column reflect the aggregate of the base salary for Fiscal 2009 and Incentive Plan cash payouts for the Fall season in Fiscal 2008 (which were made in February 2009) and the Spring season in Fiscal 2009 (which were made in August 2009) deferred by each NEO, which were as follows:

		Executive Deferral —	Executive Deferral —
		Incentive Plan	Incentive Plan
	Executive Deferral —	Compensation —	Compensation —
	Base Salary —	Fall Season	Spring Season
Name	Fiscal 2009	Fiscal 2008	Fiscal 2009	Total

Michael S. Jeffries	$45,000	—	—	$45,000
Jonathan E. Ramsden	$2,692	—	—	$2,692
Diane Chang	$27,703	—	—	$27,703
Leslee K. Herro	$155,452	—	—	$155,452
Charles F. Kessler	$32,295	—	—	$32,295
David S. Cupps	$14,230	—	—	$14,230

The “Executive Deferral — Base Salary — Fiscal 2009” amounts are included in the “Salary” column totals for 2009 reported in the Fiscal 2009 Summary Compensation Table on page 52. There was no Incentive Plan cash payout for the Fall season in Fiscal 2008 and the Spring Season in Fiscal 2009; therefore, no deferral contribution could be made by any of the NEOs.

(2)	The amounts shown in this column reflect the aggregate Company contributions made during Fiscal 2009. The total is comprised of the following: (a) matching contributions with respect to each NEO’s deferrals of base salary for Fiscal 2009; (b) a make-up match that is equal to the match that would have been made to the 401(k) Plan had the dollars deferred to the Nonqualified Savings and Supplemental Retirement Plan not directly reduced the NEO’s eligible 401(k) compensation; (c) and if the NEO maximized the deferral to the 401(k) Plan and deferred at least 3% of base salary to the Nonqualified Savings and Supplemental Retirement Plan, at the end of the year, the Company made an additional Company contribution equal to 3% on any eligible compensation above the IRS Compensation Limit.

These contributions are included in the “All Other Compensation” column totals for 2009 reported in the Fiscal 2009 Summary Compensation Table.

(3)	Nonqualified deferred compensation balances earn fixed rates of interest. The portion of the Fiscal 2009 earnings with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of their deferral contributions and Company matching contributions (which were made in Fiscal 2009 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for 2009 reported in the Fiscal 2009 Summary Compensation Table, on page 52. These amounts are included as part of the aggregate earnings reported in this “Aggregate Earnings in Fiscal 2009” column for: (a) Mr. Jeffries — $8,929; (b) Mr. Ramsden — $0; (c) Ms. Chang — $2,275; (d) Ms. Herro — $4,001; (e) Mr. Kessler — $723; and (f) Mr. Cupps — $141.

Under the Nonqualified Savings and Supplemental Retirement Plan, the Company also made an annual retirement contribution in Fiscal 2009 equal to 8% of the amount by which the associate’s base salary and cash payouts to be received under the Company’s Incentive Plan exceed the IRS Compensation Limit, which was $225,000 for Fiscal 2008. There is a one-year wait period following employment before these Company retirement contributions begin, with the first retirement contribution then made by the Company at the end of the second year of employment. Participants become vested in Company retirement contributions and earnings on those retirement contributions ratably over a five-year period.

The following table provides information concerning the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for Company retirement contributions, for Fiscal 2009.

Nonqualified Deferred Compensation for Fiscal 2009 — Company Supplemental
Annual Retirement Contribution

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance as of
	Fiscal 2009	Fiscal 2009	Fiscal 2009	Distributions	January 30, 2010
Name	($)	($)(1)	($)(2)	($)	($)

Michael S. Jeffries	—	$229,184	$194,585	—	$4,049,393
Jonathan E. Ramsden	—	—	—	—	—
Diane Chang	—	$100,294	$44,989	—	$947,502
Leslee K. Herro	—	$100,294	$51,657	—	$1,084,390
Charles F. Kessler	—	$66,482	$9,951	—	$220,124
David S. Cupps	—	$14,554	$568	—	$15,122

(1)	The amounts shown in this column reflect the Company’s retirement contributions made during Fiscal 2009. These retirement contributions are included in the “All Other Compensation” column totals for 2009 reported in the Fiscal 2009 Summary Compensation Table.

(2)	The amounts included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for 2009 reported in the Fiscal 2009 Summary Compensation Table represent earnings in Fiscal 2009 with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of retirement contributions (which were made in

Fiscal 2009 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules. These amounts are included as part of the aggregate earnings reported in the “Aggregate Earnings in Fiscal 2009” column for: (a) Mr. Jeffries — $6,616; (b) Mr. Ramsden — $0; (c) Ms. Chang — $1,530; (d) Ms. Herro — $1,756; (e) Mr. Kessler — $338; and (f) Mr. Cupps — $19.

Payouts under the Nonqualified Savings and Supplemental Retirement Plan are based on the participant’s election at the time of deferral and may be made in a single lump sum or in annual installments over a five-year or ten-year period. The annual installment election will only apply if at the time of the separation from service, the participant is retirement eligible — that is, age 55 or older with at least five years of service. If there is no distribution election on file, the payment will be made in ten annual installments. Regardless of the election on file, if the participant terminates before retirement, dies or becomes disabled, the benefit will be paid in a single lump sum. However, if the participant dies while receiving annual installments, the beneficiary will continue to receive the remaining installment payments. The committee which administers the Nonqualified Savings and Supplemental Retirement Plan may permit hardship withdrawals from a participant’s account under the Plan in accordance with defined guidelines including the IRS definition of a financial hardship.

Participants’ rights to receive their account balances from the Company are not secured or guaranteed. However, during the third quarter of Fiscal 2006, the Company established an irrevocable rabbi trust, the purpose of which is to be a source of funds to match respective funding obligations to participants in the Nonqualified Savings and Supplemental Retirement Plan and the SERP.

In the event of a change in control of the Company, the payment of the aggregate balance of each participant’s account will be accelerated and such balance will be paid out as of the date of the change in control unless otherwise determined by the Board.

The Nonqualified Savings and Supplemental Retirement Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code and is being administered in compliance with the applicable regulations under Section 409A.

Potential Payments Upon Termination or Change in Control

The following tables describe the approximate payments that would be made to the NEOs pursuant to an employment agreement (i.e., the Jeffries Agreement) or other plans or individual award agreements in the event of the NEOs’ termination of employment under the circumstances described below, assuming such termination took place on January 30, 2010, the last day of Fiscal 2009. The table captioned “Outstanding Equity Awards at Fiscal 2009 Year-End” beginning on page 58 contains more information regarding the vested options held by the NEOs as of the end of Fiscal 2009.

Jeffries Agreement — Termination Provisions

Under the Jeffries Agreement, described above under the section captioned “Employment Agreement with Mr. Jeffries” beginning on page 56, if Mr. Jeffries’ employment is terminated by the Company for “Cause” (defined below) or by Mr. Jeffries other than for “Good Reason” (defined below) prior to a “Change of Control” (defined below) of the Company, Mr. Jeffries will be entitled to the following: (i) any compensation earned but not yet paid; (ii) any amounts which had been previously deferred (including any interest earned or credited thereon); (iii) reimbursement of any and all reasonable expenses incurred in connection with Mr. Jeffries’ duties and responsibilities under the Jeffries Agreement; and (iv) other or additional benefits and entitlements in accordance with the applicable plans, programs and arrangements of the Company

(collectively, the “Accrued Compensation”). In addition, pursuant to the Jeffries Agreement’s clawback features, the Retention Grant and any unvested Semi-Annual Grants will be immediately forfeited.

Under the Jeffries Agreement, if Mr. Jeffries’ employment is terminated by the Company without Cause and other than due to death or disability or he leaves for Good Reason prior to a Change of Control of the Company, he will receive his Accrued Compensation and continue to receive his then current base salary and medical, dental and other associate welfare benefits for two years after the termination date. Mr. Jeffries will also receive an additional payment (the “pro-rata bonus”) equal to 60% of his base salary pro rated for the portion of the half-year period in which such termination occurs that he was employed by the Company to the extent that such pro-rata bonus is not payable as a part of the Accrued Compensation. The Retention Grant will be subject to pro-rata vesting acceleration (based on the portion of the term that he was employed by the Company, but with a minimum of two years’ worth of vesting) and each outstanding Semi-Annual Grant will immediately become fully vested. The Company will also continue to pay the premiums on Mr. Jeffries’ term life insurance policy until the later of February 1, 2014 or the last day of his welfare benefits coverage.

If Mr. Jeffries’ employment is terminated by the Company without Cause or he leaves for Good Reason within two years after a Change of Control, he will be entitled to the same severance benefits as those payable prior to a Change of Control, except that (i) his two years of base salary will be paid in a lump sum rather than ratably over the two years after the termination date and (ii) the Retention Grant will immediately become fully vested. Further, if any “parachute payment” excise tax is imposed on Mr. Jeffries, he will be entitled to tax reimbursement payments from the Company.

If Mr. Jeffries’ employment is terminated due to his death, his estate or his beneficiaries will be entitled to receive the Accrued Compensation and the pro-rata bonus with respect to the fiscal period in which the termination occurred to the extent such pro-rata bonus is not payable as part of the Accrued Compensation. The Retention Grant will be subject to pro-rata vesting acceleration (based on the portion of the term that he was employed by the Company) and each outstanding Semi-Annual Grant will immediately become fully vested. The Company will also provide any assistance necessary to facilitate the payment of the term life insurance proceeds to Mr. Jeffries’ beneficiaries.

If Mr. Jeffries’ employment is terminated due to his Disability, as defined in the Jeffries Agreement, he will be entitled to receive the Accrued Compensation and will continue to receive 100% of his then current base salary for 24 months and 80% of his base salary for the third 12 months following the termination date (reduced by any long-term disability insurance payments he may receive) and medical, dental and other associated welfare benefits during that time period. The Retention Grant will be subject to pro-rata vesting acceleration (based on the portion of the term that he was employed by the Company) and each outstanding Semi-Annual Grant will immediately become fully vested. The Company will also continue to pay the premiums on Mr. Jeffries’ term life insurance policy until the later of February 1, 2014 or the last day of his welfare benefits coverage.

For purposes of the Jeffries Agreement:

“Cause” means that Mr. Jeffries (i) has pled “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law, or (ii) has engaged in willful misconduct that could reasonably be expected to harm the Company’s business or its reputation.

“Change of Control” means an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the

Company will be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person would be deemed an “Acquiring Person” for purposes of the Rights Agreement dated as of July 16, 1998, as amended, between the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent (the “Rights Agreement”); or (ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined in this paragraph; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

“Good Reason” means the occurrence of any of the following without Mr. Jeffries’ prior written consent: (i) the failure to continue him as Chairman and CEO of the Company; (ii) the failure of the Board to nominate him for election to the Board at the Company’s annual meeting of stockholders; (iii) a material diminution in his duties; (iv) a reduction in or a material delay in payment of his total cash compensation and benefits including the SERP; (v) the Company, the Board or any person controlling the Company requires him to be based outside of the United States; and (vi) the failure of the Company to obtain the assumption in writing of the Company’s obligation to perform the Jeffries Agreement by any successor.

Michael S. Jeffries

Normal	Cash		Benefits		Equity	Retirement
Course of Business	Severance		Continuation		Value(1)	Plan Value(2)	Total

Severance
For Cause	$—		$—		$—	$10,033,465	$10,033,465
Voluntary	$—		$—		$—	$20,577,466	$20,577,466
Retirement	$—		$—		$—	$20,577,466	$20,577,466
Death	$10,900,000	(3)	$—		$4,823,152	$10,033,465	$25,756,617
Not for Cause	$3,900,000	(4)	$326,299	(5)	$6,101,512	$20,577,466	$30,905,277
Good Reason	$3,900,000	(4)	$326,299	(5)	$6,101,512	$20,577,466	$30,905,277
Disability	$4,200,000	(6)	$489,449	(7)	$4,823,152	$20,577,466	$30,090,067

	Cash		Benefits		Equity	Retirement
Change of Control	Severance		Continuation		Value(1)	Plan Value(2)	Total

Severance
For Cause	$—		$—		$—	$10,033,465	$10,033,465
Voluntary	$—		$—		$—	$20,577,466	$20,577,466
Retirement	$—		$—		$—	$20,577,466	$20,577,466
Death	$10,900,000	(3)	$—		$4,823,152	$10,033,465	$25,756,617
Not for Cause	$3,900,000	(4)	$326,299	(5)	$17,042,892	$20,577,466	$41,846,657
Good Reason	$3,900,000	(4)	$326,299	(5)	$17,042,892	$20,577,466	$41,846,657
Disability	$4,200,000	(6)	$489,449	(7)	$4,823,152	$20,577,466	$30,090,067

(1)	Equity value is calculated using the fiscal year end closing price of $31.54 per share of Common Stock. As of January 30, 2010, Mr. Jeffries’s total outstanding value for all equity awards was equal to $26,420,907. This includes $9,378,015 of value in equity awards which were vested at fiscal year end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

For termination as a result of death or disability, the $4,823,152 includes the value of any outstanding Semi-Annual Grants ($0), a pro-rated amount of the Retention Grant from the effective date of the Jeffries Agreement through the date of death or disability ($3,410,160), plus the unvested portion of a restricted stock unit grant ($1,412,992).

For termination with “Good Reason” or “Not for Cause” not subject to a change of control, the $6,101,512 includes the value of any outstanding Semi-Annual Grants ($0), and a pro-rated amount of the Retention Grant from the effective date of the Jeffries Agreement through the date of termination with a minimum pro-ration of two years ($6,101,512).

For termination with “Good Reason” or “Not for Cause” subject to a change of control, the $17,042,892 includes the value of any outstanding Semi-Annual Grants ($0), the full value of the Retention Grant from the effective date of the Jeffries Agreement through the end date of the Jeffries Agreement ($15,629,900) plus the unvested portion of the restricted stock unit grant ($1,412,992).

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan of $10,033,465 and, with the exception of “Severance For Cause” or “Death”, the present value of the vested accumulated retirement benefit under the SERP of $10,544,001.

(3)	Under the Jeffries Agreement, the Company maintains term life insurance coverage on the life of Mr. Jeffries in the amount of $10,000,000, the proceeds of which will be payable to the beneficiary or beneficiaries designated by Mr. Jeffries.

Although not shown in the above table, Mr. Jeffries also participates in the Company’s life insurance plan which is generally available to all salaried associates. The life insurance plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Jeffries passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Jeffries’ death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

The Jeffries Agreement requires the Company to pay a pro-rata bonus for the respective fiscal period equal to 60% of base salary pro-rated for the number of days in the bonus period worked, to the extent such pro-rata bonus is not payable as part of the Accrued Compensation.

(4)	The Jeffries Agreement calls for the payment of Mr. Jeffries’ base salary (currently $1,500,000) for two years after his termination and payment of incentive compensation accrued for the period. The Jeffries Agreement requires the Company to pay a “pro-rata bonus” for the respective fiscal period equal to 60% of Mr. Jeffries’ base salary pro-rated for the number of days in the bonus period worked.

(5)	The Jeffries Agreement calls for the continuation of Mr. Jeffries’ medical, dental and other associate welfare benefits for two years after his termination. This includes the continuation of the $10,000,000 life insurance coverage until the later of February 1, 2014 or the last day of Mr. Jeffries’ welfare benefits coverage.

(6)	The Jeffries Agreement calls for the payment of Mr. Jeffries’ base salary (currently $1,500,000) for the first two years and 80% of his base salary (currently $1,200,000) for the next year.

(7)	The Jeffries Agreement calls for the continuation of 100% of Mr. Jeffries’ medical, dental and other associate welfare benefits for three years after his termination due to disability. This includes the continuation of the $10,000,000 life insurance coverage until the later of February 1, 2014 or the last day of Mr. Jeffries’ welfare benefits coverage.

The Jeffries Agreement calls for reimbursement from the Company of any “parachute payment” excise tax imposed on Mr. Jeffries as a result of a defined change of control. A change of control as of January 30, 2010 would not have resulted in the imposition of any such excise tax.

Other NEOs

For the other NEOs, there are no employment contracts that provide severance either in the usual course of business or upon a change of control. Each NEO would receive the value of his or her accrued benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan in the event of any termination of employment (e.g., death, disability, termination by the Company with or without cause or voluntary termination by the NEO). However, the Company may choose to enter into a severance agreement with an NEO as consideration for entering into restrictive covenants related to prospective employers.

In the case of severance after a change of control or termination due to death or disability, in addition to the benefits under the plans mentioned in the preceding paragraph, the vesting of all outstanding stock appreciation rights, options, restricted shares and restricted stock units held by the NEO would accelerate. This provision applies to all associates participating in the Company’s equity compensation plans.

Jonathan E. Ramsden

Normal	Cash	Benefits	Equity	Retirement
Course of Business	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$—	$7,450	$7,450
Death(3)	$—	$—	$1,729,560	$8,745	$1,738,305
Disability	$—	$—	$1,729,560	$8,745	$1,738,305

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$1,729,560	$8,745	$1,738,305

(1)	The value of Mr. Ramsden’s equity holdings is calculated as $1,729,560 and relates to both unvested restricted stock units and unvested stock options / stock appreciation rights. The $1,729,560 is the sum of the unvested restricted stock units multiplied by $31.54, the market price of the Company’s Common Stock as of January 30, 2010, plus the in-the-money value of the unvested options / stock appreciation rights on the same date. This total does not include $166,500 of value in equity awards which were vested at fiscal year end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and its Nonqualified Savings and Supplemental Retirement Plan. If Mr. Ramsden were to terminate employment voluntarily during the normal course of business, only the vested portion of the Company’s contributions would be available to him. The unvested portion would be forfeited. For reasons of death, disability and a change of control, the unvested portion of the Company’s contributions would become immediately vested and available to him upon termination.

(3)	Although not shown in the above table, Mr. Ramsden also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Ramsden passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Ramsden’s death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

Diane Chang

Normal	Cash	Benefits	Equity	Retirement
Course of Business	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$—	$2,731,611	$2,731,611
Death(3)	$—	$—	$2,558,270	$2,731,611	$5,289,881
Disability	$—	$—	$2,558,270	$2,731,611	$5,289,881

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$2,558,270	$2,731,611	$5,289,881

(1)	The value of Ms. Chang’s equity holdings is calculated as $2,558,270 and relates to both unvested restricted stock units and unvested stock options / stock appreciation rights. The $2,558,270 is the sum of the unvested restricted stock units multiplied by $31.54, the market price of the Company’s Common Stock as of January 30, 2010, plus the in-the-money value of the unvested options / stock appreciation rights on the same date. This total does not include $236,550 of value in equity awards which were vested at fiscal year end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and its Nonqualified Savings and Supplemental Retirement Plan.

(3)	Although not shown in the above table, Ms. Chang also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Chang passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Chang’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

Leslee K. Herro

Normal	Cash	Benefits	Equity	Retirement
Course of Business	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$—	$4,324,038	$4,324,038
Death(3)	$—	$—	$2,558,270	$4,324,038	$6,882,308
Disability	$—	$—	$2,558,270	$4,324,038	$6,882,308

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$2,558,270	$4,324,038	$6,882,308

(1)	The value of Ms. Herro’s equity holdings is calculated as $2,558,270 and relates to both unvested restricted stock units and unvested stock options / stock appreciation rights. The $2,558,270 is the sum of the unvested restricted stock units multiplied by $31.54, the market price of the Company’s Common Stock as of January 30, 2010, plus the in-the-money value of the unvested options / stock appreciation rights on the same date. This total does not include $239,313 of value in equity awards which were vested at fiscal year end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and its Nonqualified Savings and Supplemental Retirement Plan.

(3)	Although not shown in the above table, Ms. Herro also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Herro passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Herro’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

Charles F. Kessler (1)

Normal	Cash	Benefits	Equity	Retirement
Course of Business	Severance	Continuation	Value(2)	Plan Value(3)	Total

Severance	$—	$—	$—	$1,085,842	$1,085,842
Death(4)	$—	$—	$2,069,400	$1,085,842	$3,155,242
Disability	$—	$—	$2,069,400	$1,085,842	$3,155,242

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(2)	Plan Value(3)	Total

Severance	$—	$—	$2,069,400	$1,085,842	$3,155,242

(1)	Mr. Kessler resigned from his position as a named executive officer of the Company effective January 22, 2010. For details of the separation agreement between the Company and Mr. Kessler, refer to the section captioned “Mr. Kessler’s Resignation as an Executive Vice President” beginning on page 50.

(2)	The value of Mr. Kessler’s equity holdings is calculated as $2,069,400 and relates to both unvested restricted stock units and unvested stock options / stock appreciation rights. The $2,069,400 is the sum of the unvested restricted stock units multiplied by $31.54, the market price of the Company’s Common Stock as of January 30, 2010, plus the in-the-money value of the unvested options/stock appreciation rights on the same date. As of January 30, 2010, there were no vested in-the-money stock options or stock appreciation rights.

(3)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and its Nonqualified Savings and Supplemental Retirement Plan.

(4)	Although not shown in the above table, Mr. Kessler also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Kessler passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Kessler’s death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

David S. Cupps

Normal	Cash	Benefits	Equity	Retirement
Course of Business	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$—	$209,588	$209,588
Death(3)	$—	$—	$395,642	$209,588	$605,230
Disability	$—	$—	$395,642	$209,588	$605,230

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$395,642	$209,588	$605,230

(1)	The value of Mr. Cupps’s equity holdings is calculated as $395,642 and relates to both unvested restricted stock units and unvested stock options / stock appreciation rights. The $395,642 is the sum of the unvested restricted stock units multiplied by $31.54, the market price of the Company’s Common Stock as of January 30, 2010, plus the in-the-money value of the options / stock appreciation rights on the same date. As of January 30, 2010, there were no vested in-the-money stock options or stock appreciation rights.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and its Nonqualified Savings and Supplemental Retirement Plan.

(3)	Although not shown in the above table, Mr. Cupps also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Cupps passed away, his beneficiaries would receive $1,917,600. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Cupps’s death were accidental as defined by the plan, his beneficiaries would receive an additional $1,917,600.

Plan and Program Review

Base Compensation

All associates (including executive officers and senior management) participate in a common base pay program. Each job below the Senior Vice President level is assessed against the competitive market, and a range of base pay (within an overall salary grade structure) is assigned to each job. These ranges have inherent limits on base pay for any given job, and mitigate any possible risk. Individual merit pay decisions are constrained by a grid which relates the size of a pay increase to a given level of performance, subject to aggregate caps (i.e., merit pools).

At the Senior Vice President level and above, the Company “custom-fit” job comparisons with market data and all pay decisions are reviewed and approved by the Compensation Committee. Increases are also subject to the same merit grids and merit pool controls as other associates.

The Company feels that there are no material risks to this program.

Incentive Compensation

All incentive compensation-eligible associates (including executive officers and senior management) participate in a common incentive compensation program — the Incentive Plan. Individual payments are strictly determined by overall Company performance (rather than divisional and/or individual performance) and are capped at twice target levels, regardless of Company performance.

The Incentive Plan does have two design elements which may create a theoretical risk: semi-annual payments and the use of operating income as a measure of performance. Although seasonal payments provide good alignment between short-term business results and associate rewards, they create a theoretical risk of misalignment between short-term and long-term goals. Use of operating income as the sole measure of corporate performance could also be seen as introducing a theoretical risk (i.e., use of a single metric). However, counterbalancing these theoretical risks are the following elements:

•	The ability for a single individual to affect overall corporate operating income is limited to a handful of individuals, and given our delegation of authority, is mostly vested in the CEO. Total delivered compensation (TDC) to these executive associates is composed of three elements: base pay, annual cash incentives and long-term (equity) awards. All of these executives have compensation packages which provide the majority of their TDC in the form of long-term equity compensation, the value of which is directly tied to the long-term performance of the Company. This compensation structure mitigates the risk of providing incentives to take short-term actions which could harm the long-term prospects of the Company.

•	Operating income is a measure of revenues over expenses, and, therefore, it incorporates sales, cost of goods sold, stores and distribution expense, marketing, general and administrative expense and other expenses. As such, it reflects the overall results of the business, and considers top-line and bottom-line elements.

•	Individual awards are capped for every associate, and are subject to Compensation Committee approval and, if necessary, the Compensation Committee’s negative discretion.

As a result, the Company believes that there are no material risks in the Incentive Plan.

Long-term Incentive Plans (LTIPs)

All incentive compensation-eligible associates (including executive officers and senior management) are eligible to participate in a common set of LTIPs. These LTIPs provide for the ability to award a mix of stock options, restricted stock units and stock-settled stock appreciation rights which serve to align the interests of associates and stockholders. In most cases, these awards vest over the four years subsequent to grant, and provide a significant “hold” on associates, who would forfeit considerable value should they leave the Company prior to vesting.

Because the value of these awards is strictly determined by the growth in the value of the Company (as measured by the price of its Common Stock), these awards align interests of stockholders and associates and, as a result, present no risk of misalignment between the value delivered to associates and the value created for stockholders.

The Compensation Committee has implemented stock ownership guidelines for the executive officers to ensure that this alignment continues throughout an associate’s career, and has also included clawback provisions in the Company’s LTIPs.

The primary area of possible risk identified in the LTIPs concerns future equity awards to Mr. Jeffries under the terms of the Jeffries Agreement. Under some future economic scenarios arising out of increases in the value of the Company’s Common Stock, it is possible that the number of shares required to settle awards to Mr. Jeffries would exceed the number of shares authorized for delivery under the 2007 LTIP, in which case the Company may be required to settle such awards in cash. Approval of the 2010 LTIP would likely reduce the amount of cash required to settle awards to Mr. Jeffries in such case.

EQUITY COMPENSATION PLANS

The Company has six equity compensation plans under which shares of Common Stock are authorized for issuance to eligible directors, officers and associates: (i) the 1996 Stock Option and Performance Incentive Plan (1998 Restatement) (the “1998 Associates Stock Plan”); (ii) the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the “1998 Director Stock Plan”); (iii) the 2002 Stock Plan for Associates (the “2002 Associates Stock Plan”); (iv) the 2003 Stock Plan for Non-Associate Directors (the “2003 Director Stock Plan”); (v) the 2005 LTIP; and (vi) the 2007 LTIP. Since June 13, 2007, the Company has issued awards under two of the six equity compensation plans under which shares of Common Stock are authorized for issuance: the 2005 LTIP and the 2007 LTIP.

Any shares of Common Stock distributable in respect of amounts deferred by non-associate directors under the Directors’ Deferred Compensation Plan will be distributed: (i) under the 2005 LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after August 1, 2005; (ii) under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005; and (iii) under the 1998 Director Stock Plan in respect of deferred compensation allocated to the non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes equity compensation plan information for the 1998 Associates Stock Plan, the 1998 Director Stock Plan, the 2005 LTIP and the 2007 LTIP, all stockholder approved, as a group and for the 2002 Associates Stock Plan and the 2003 Director Stock Plan, both non-stockholder approved, as a group, in each case as of January 30, 2010:

Equity Compensation Plan Information

Number of Shares
	Number of Shares				Remaining Available
	to be Issued Upon		Weighted-Average		for Future Issuance
	Exercise of Outstanding		Exercise Price of		Under Equity
	Options, Restricted		Outstanding Options,		Compensation
	Stock Units		Restricted Stock		Plans (Excluding Shares
	and Rights		Units and Rights		Reflected in Column (a))
Plan category	(a)*		(b)*		(c)*

Equity compensation plans approved by stockholders(1)	2,410,408	(3)	$23.36	(4)	4,366,596	(5)
Equity compensation plans not approved by stockholders(2)	2,553,284	(6)	$28.28	(7)	—	(8)

Total	4,963,692		$25.89		4,366,596

*	Reflects adjustments for changes in the Company’s capitalization.

(1)	The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan as of May 21, 2003.

(2)	The 2002 Associates Stock Plan and the 2003 Director Stock Plan were terminated as of June 13, 2007 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than: (a) issuances of shares of Common Stock upon the exercise of options or the vesting of restricted shares granted under the 2002 Associates Stock Plan; (b) issuances of shares of Common Stock upon the exercise of options or the vesting of stock units granted under the 2003 Director Stock Plan; and (c) issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan as of July 31, 2005.

(3)	Includes 115,568 shares of Common Stock issuable upon the exercise of options granted under the 1998 Associates Stock Plan, 8,000 shares of Common Stock issuable upon the exercise of options granted under the 1998 Directors Stock Plan, 7,216 shares of Common Stock reflecting share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan and distributable in the form of shares of Common Stock under the 1998 Director Stock Plan, 370,000 shares of Common Stock issuable upon the exercise of options granted under the 2005 LTIP, 206,586 shares of Common Stock issuable upon the vesting of awards of restricted stock units granted under the 2005 LTIP, 79,580 shares of Common Stock related to SARs reflecting the share equivalent of the increase in the fair market value of the Common Stock from the base price, 23,582 shares of Common Stock reflecting share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan and distributable in the form of shares of Common Stock under the 2005 LTIP, 208,000 shares of Common Stock issuable upon the exercise of options granted under the 2007 LTIP, 841,982 shares of Common Stock issuable upon the vesting of awards of restricted stock units granted under the 2007 LTIP and 549,894 shares of Common Stock related to SARs reflecting the share equivalent of the increase in the fair market value of the Common Stock from the base price. The number shown does not include 355,420 SARs granted under the 2005 LTIP and 4,803,973 SARs granted under the 2007 LTIP due to the fact that the fair market value of the Company’s Common Stock as of January 30, 2010 was lower than the base price and, therefore, the Company assumed there were no shares to be reported as issuable upon exercise.

(4)	Represents weighted-average exercise price of options outstanding under the 1998 Associates Stock Plan, the 1998 Director Stock Plan, the 2005 LTIP and the 2007 LTIP and weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 1998 Director Plan or the 2005 LTIP.

(5)	Includes 1,094,879 shares of Common Stock remaining available for future issuance in the form of options, SARs, restricted shares, restricted stock units and deferred stock awards under the 2005 LTIP and 3,271,717 shares of Common Stock remaining available for future issuance in the form of options, SARs, restricted shares and restricted stock units under the 2007 LTIP. The 1998 Associates Stock Plan expired on July 15, 2008 with the outstanding awards remaining in effect in accordance with their respective terms. Except as described in footnote (3), no further shares of Common Stock may be issued or distributed under the 1998 Director Stock Plan or the 1998 Associates Stock Plan.

(6)	Includes 2,230,793 shares of Common Stock issuable upon the exercise of options granted under the 2002 Associates Stock Plan, 282,480 shares of Common Stock issuable upon the vesting of awards of restricted shares granted under the 2002 Associates Stock Plan, 37,500 shares of Common Stock issuable upon the exercise of options granted under the 2003 Director Stock Plan and 2,511 shares of Common Stock reflecting share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(7)	Represents weighted-average exercise price of options outstanding under the 2002 Associates Stock Plan and the 2003 Director Stock Plan and weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(8)	Except as described in footnote (6) to this table, no further shares of Common Stock may be issued or distributed under the 2002 Associates Stock Plan or the 2003 Director Stock Plan.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended January 30, 2010

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K and issuing an audit report on the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Quarterly Reports on Form 10-Q. The Audit Committee’s responsibility is to provide independent, objective oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditors and independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met with management, internal audit and PwC throughout the year. Since the beginning of the fiscal year, the Audit Committee met with internal audit and PwC, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and PwC’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. Throughout that period, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit Committee reviewed and discussed with PwC all matters required by auditing standards generally accepted in the United States.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC that firm’s independence. The Audit Committee has concluded that PwC’s provision of audit and non-audit services to the Company and its subsidiaries is compatible with PwC’s independence.

Management and PwC have represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended January 30, 2010 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and PwC.

Based on the Audit Committee’s discussions with management and PwC and its review of the report of PwC to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC on March 29, 2010.

Submitted by the Audit Committee of the Board:

James B. Bachmann (Chair)	Lauren J. Brisky	Robert A. Rosholt

Pre-Approval Policy

Under applicable SEC Rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to ensure that the provision of these services does not impair the independence of the independent registered public accounting firm from the Company and its subsidiaries. The SEC Rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Annually, the Company’s management and the independent registered public accounting firm jointly submit to the Audit Committee an Audit and Non-Audit Services Matrix (the “Matrix”) specifying the categories of audit services and permitted non-audit services of which management may wish to avail itself. The Audit Committee reviews the Matrix and either approves or rejects specific categories of services. Management and the independent registered public accounting firm then revise the Matrix to include only those categories of services approved by the Audit Committee. The specific services within those categories must be pre-approved as described below.

Annually, Company management and the independent registered public accounting firm jointly submit to the Audit Committee an Annual Pre-Approval Request (the “Pre-Approval Request”) listing all known and/or anticipated audit services and permitted non-audit services for the upcoming fiscal year. The Pre-Approval Request lists these specific services by category in accordance with the Matrix, describes them in reasonable detail and includes an estimated budget (or budgeted range) of fees.

The Audit Committee reviews the Pre-Approval Request with both the Company’s management and the independent registered public accounting firm. A final list of annual pre-approved services and budgeted fees is then prepared and distributed by management to appropriate Company personnel and by the independent registered public accounting firm to the partners who provide services to the Company and its subsidiaries. The pre-approval of non-audit services contained in the Pre-Approval Request is merely an authorization for management potentially to use the independent registered public accounting firm for the approved services and allowable services. Management has the discretion to engage either the independent registered public accounting firm or another provider for each listed non-audit service. The Audit Committee, in concert with management, has the responsibility to set the terms of the engagement, negotiate the fees (within the approved budget range) and execute the letters of engagement.

During the course of each fiscal year, there may be additional non-audit services that are identified by the Company’s management as desired but which were not included in the annual Pre-Approval Request. The Audit Committee designates two members with the authority to pre-approve interim requests for additional non-audit services. Prior to engaging the independent registered public accounting firm for such additional non-audit services, the Company’s management submits a request for approval of the non-audit services to the designated Audit Committee members who will approve or deny the request and so notify management. These interim pre-approval procedures may be used only for non-audit services that are less than $100,000. Requests for additional non-audit services greater than $100,000 must be approved by the full Audit Committee. At each subsequent Audit Committee meeting, the designated Audit Committee members are to report any interim non-audit service pre-approvals since the last Audit Committee meeting.

Fees of Independent Registered Public Accounting Firm

Fees billed for services rendered by PwC for each of Fiscal 2009 and Fiscal 2008 were as follows:

	2009	2008

Audit Fees	$1,180,743	$1,110,884
Audit-Related Fees	7,000	131,600
Tax Fees	11,800	40,000
All Other Fees	3,471	62,181

Total	$1,203,014	$1,344,665

Audit Fees represent fees for professional services rendered by PwC in connection with the audit of the Company’s annual consolidated financial statements and reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees for Fiscal 2009 represent fees relating to accounting research. Audit-Related Fees for Fiscal 2008 represent fees relating to special projects.

Tax Fees represent fees relating to tax consulting services.

All Other Fees represent fees relating to country-of-origin factory site verification services.

All of the services rendered by PwC to the Company and its subsidiaries during Fiscal 2009 and Fiscal 2008 were pre-approved by the Audit Committee.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

As noted above, PwC served as the Company’s independent registered public accounting firm during Fiscal 2009 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the fiscal year ended January 30, 2010 and internal control over financial reporting as of January 30, 2010. Subject to ratification by the stockholders, the Audit Committee of the Board has reappointed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the current fiscal year. Although the Company’s governing documents do not require the submission of PwC’s appointment to stockholders for ratification, the Company believes it is desirable to do so. The Audit Committee and the Board recommend that the stockholders vote “FOR” the ratification of the appointment of PwC. If the appointment of PwC is not ratified, the Audit Committee of the Board will reconsider the appointment.

Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

Required Vote

The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be treated as votes cast.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF PwC.

PROPOSAL TO APPROVE THE ABERCROMBIE & FITCH CO.
2010 LONG-TERM INCENTIVE PLAN

Subject to stockholder approval and upon the recommendation of the Compensation Committee, the Board has adopted the Abercrombie & Fitch Co. 2010 Long-Term Incentive Plan (the “2010 LTIP”). The 2010 LTIP is an equity incentive plan that will allow the Company to grant awards that will comply with the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates a federal income tax deduction for annual compensation in excess of $1 million paid by the Company to any officer named in the Summary Compensation Table, with the exception of the Chief Financial Officer, in any one year unless that compensation qualifies as performance-based compensation under Section 162(m). One requirement for compensation to be performance-based is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders every five years. For purposes of Section 162(m), the material terms include (i) the associates eligible to receive compensation, (ii) a description of the business criteria on which the performance goal may be based and (iii) the maximum amount of compensation that can be paid to an associate under the performance goal. With respect to the awards under the 2010 LTIP, each of these aspects is discussed below, and stockholder approval of the 2010 LTIP is intended to constitute approval of each of these aspects of the 2010 LTIP for purposes of the approval requirements of Section 162(m). Participation in the 2010 LTIP is open to all Company associates and non-associate directors, with the exception of Michael S. Jeffries.

The Compensation Committee believes that equity incentive grants are vital to the interests of the Company and its stockholders as they play an important role in the ability of the Company to attract and retain its associates. The Company operates in a highly competitive industry, requires creative talent not easily found and is located in a geographic area seen as less desirable by some potential associates.

The Company currently maintains two stock incentive plan for the purpose of granting stock-based compensation awards, the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan (the “2005 LTIP”) and the Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan (the “2007 LTIP” and together with the 2005 LTIP, the “Existing LTIPs”). As of January 30, 2010, a total of 4,366,596 shares remained available for new award grants under the Existing LTIPs based on the share counting rules in effect for such LTIPs. In addition, as of January 30, 2010: (i) 8,758,728 shares were covered by outstanding options and stock appreciation rights granted under the Existing LTIPs, which awards had a weighted-average exercise price of $33.42 and a weighted-average remaining term of 5.5 years; and (ii) 1,331,048 shares were subject to unvested full-value awards outstanding under the Existing LTIPs.

The following summary of the material terms of the 2010 LTIP, a copy of which is attached hereto as Appendix A, does not purport to be complete and is qualified in its entirety by the terms of the 2010 LTIP.

Purpose of the 2010 LTIP.  The purpose of the 2010 LTIP is to aid the Company in attracting, retaining, motivating and rewarding certain associates and non-associate directors of the Company, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders.

Administration of the 2010 LTIP.  The 2010 LTIP is administered by the Compensation Committee. The Compensation Committee is composed in accordance with, and governed by, the Compensation Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the NYSE Listed Company Manual (the “NYSE Manual”), and other corporate governance documents of the Company. The Compensation Committee has the power in its discretion to grant awards under the 2010 LTIP, to determine the terms thereof, to interpret the provisions of the 2010 LTIP, and to take action as it deems necessary or advisable for the administration of the 2010 LTIP.

Type of Awards Under the 2010 LTIP.  The 2010 LTIP provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) incentive stock options (“ISOs”); (ii) nonstatutory stock options (“NSOs,” and together with ISOs, “Options”); (iii) Common Stock-settled or cash-settled stock appreciation rights (“SARs”); and (iv) restricted stock and restricted stock units.

Number of Authorized Shares.  The 2010 LTIP provides for awards during the term of the 2010 LTIP with respect to a maximum of 3,570,000 shares (the “Share Pool”). Any shares issued pursuant to Options or SARs will be counted against the Share Pool on a one-for-one basis and any shares issued pursuant to awards other than Options or SARs will be counted against the Share Pool as two shares for every one share issued pursuant to such award. Under the terms of the 2010 LTIP, up to 3,570,000 shares may be granted as ISOs. The number and class of shares available under the 2010 LTIP and/or subject to outstanding awards may be equitably adjusted by the Compensation Committee in the event of various changes in the capitalization of the Company.

2005 LTIP/2007 LTIP Awards; Effect of Insufficient Shares.  Under the share-counting rules applicable to the 2005 LTIP and the 2007 LTIP, the number of shares necessary to settle outstanding SARs, net of the exercise price and applicable withholding taxes, varies based upon the stock price of the Company’s Common Stock. For example, if an award of 100 SARs were granted at $40 per share and the stock price increased to $50, there would be $1,000 of intrinsic value attributable to such SARs; and, subject to reduction for applicable withholding taxes, it would take 20 shares of Common Stock to settle such award.

The share-counting rules applicable to the 2005 LTIP and the 2007 LTIP will not be applicable to the 2010 LTIP; rather the Share Pool methodology described below will apply. In addition, if the 2010 LTIP is approved by stockholders, the Compensation Committee will amend the share-counting rules applicable to future awards under the 2005 LTIP and 2007 LTIP from and after the Annual Meeting to mirror the Share Pool methodology applicable to the 2010 LTIP described below. The current share-counting rules applicable to the 2005 LTIP and 2007 LTIP described above, however, will continue to remain in effect for awards granted under those plans before the Annual Meeting. The Compensation Committee does not contemplate making awards, other than typical quarterly or promotion grants in the ordinary course, between the date hereof and the Annual Meeting.

To the extent the Company determines that it is unable to settle one or more awards granted under either the 2005 LTIP or the 2007 LTIP, other than awards granted under the 2007 LTIP to Michael S. Jeffries, with the issuance of shares remaining to be issued under the 2005 LTIP or the 2007 LTIP, as the case may be, such awards may be settled by the issuance of shares from the Share Pool under the 2010 LTIP. 2005 LTIP or 2007 LTIP awards settled under the 2010 LTIP will be subject to the Share Pool share counting provisions of the 2010 LTIP.

In the event there are not sufficient shares of Common Stock available to be issued under the 2005 LTIP or the 2007 LTIP to settle the awards granted thereunder, the Company will be required to settle some portion of certain SAR awards granted under the 2005 LTIP and/or the 2007 LTIP in cash. Settling awards in cash rather than shares of Common Stock could have an adverse impact on the Company’s cash flow from operations, financial position and results of operations. Approval of the 2010 LTIP should reduce the magnitude of the Company’s exposure to such cash settlement risk.

In addition, under applicable accounting rules, if the Company determines at any time that there would be insufficient shares remaining under the 2005 LTIP or the 2007 LTIP to settle one or more awards granted under the 2005 LTIP or the 2007 LTIP with the issuance of shares, the Company will be required to classify and account for all or a portion of the equity-based awards under one or both of such plans as liabilities. This “liability accounting” could adversely impact the Company’s financial position or results of operations. Approval of the 2010 LTIP should reduce the magnitude of the Company’s exposure to such “liability accounting” risk in the event that it is triggered.

Share Counting Rules.  To the extent that an award under the 2010 LTIP expires, is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares, the shares retained by or returned to the Company will be available for future grants under the 2010 LTIP. In addition, in the case of any award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute award will not be counted against the Share Pool. Notwithstanding the foregoing, shares subject to an award may not again be made available for issuance under the 2010 LTIP if such shares are: (i) shares that were subject to a stock-settled SAR granted under the 2010 LTIP and were not issued upon the net settlement or net exercise of such SAR, (ii) shares delivered to or withheld by the Company to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iv) shares repurchased on the open market with the proceeds of an Option exercise. Any shares that again become available for grant pursuant to the foregoing will be added back to the Share Pool as one share if such shares were subject to Options or SARs, and as two shares if such shares were subject to awards other than Options or SARs.

Eligibility and Participation.  Eligibility to participate in the 2010 LTIP is generally limited to an associate or non-associate director of the Company or any subsidiary or affiliate; provided that Michael S. Jeffries, the Company’s Chief Executive Officer, will not be considered an eligible associate for any purpose under the 2010 LTIP and is specifically excluded from receiving or participating in awards granted under the 2010 LTIP. No associate may be granted in any fiscal year an award covering more than 2,000,000 shares of the Company’s Common Stock (plus any portion of such limit that was unused as of the end of the previous fiscal year). The foregoing limit is applied separately to each different type of award (Options, SARs, restricted stock and restricted stock units) under the 2010 LTIP. No non-associate director may be granted awards covering more than 10,000 shares of the Company’s Common Stock annually; provided that this limit will not apply to awards granted in lieu of other forms of director compensation at the election of the director.

“Burn Rate” Commitment.  In order to address potential stockholder concerns regarding the number of shares subject to Options, SARs and other awards that the Company intends to grant in a given year, the Board commits to stockholders that over the Company’s 2010, 2011 and 2012 fiscal years, the Company will not grant a number of shares subject to Options, SARs or other awards to associates or non-associate directors at an average annual rate greater than 3.11% of the number of shares of Common Stock that the Company reasonably believes will be outstanding over such three-year period (this is referred to as the “burn rate” limit); provided, that any semi-annual awards required to be granted to Mr. Jeffries pursuant to the terms of his employment agreement as described on page 56 shall not count towards this limit. Excluding awards to Mr. Jeffries, the Company’s “burn rate” for Fiscal 2009 would have been 2.0%, and, including the semi-annual awards to Mr. Jeffries in Fiscal 2009, such “burn rate” would have been 3.2%. For purposes of calculating the number of shares of Common Stock granted in a year, each share subject to a full-value award (awards other than Options and SARs) will count as equivalent to 2.0 shares of Common Stock.

Grant of Options and SARs.  The Compensation Committee may award Options and SARs to eligible participants. The Compensation Committee is also authorized to grant SARs in tandem with or as a component of other awards (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”) as well as SARs that are exercisable only in connection with a change of control of the Company (a “Limited SAR”).

Exercise Price of Options and SARs.  The exercise price per share of an Option will in no event be less than 100% of the fair market value per share of the Company’s Common Stock underlying the award on the date of grant. The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that (i) the exercise price of a tandem SAR will not be less than the exercise price of the related Option, and (ii) the exercise price of a freestanding SAR will be fixed as of the date of grant, and will not be less than the fair market value of a share of Common Stock on the date of grant. Without the approval of stockholders, the Company will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” within the meaning of Section 303A.08 of the NYSE Manual.

Vesting of Options and SARs.  The Compensation Committee has the discretion to determine when and under what circumstances an Option or a SAR can be exercised.

Special Limitations on ISOs.  In the case of a grant of an Option intended to qualify as an ISO, no such Option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a “10% Stockholder”) unless the exercise price per share of the Company’s Common Stock subject to such ISO is at least 110% of the fair market value per share of the Company’s Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, Options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either (i) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

Exercise of Options and SAR.  The Compensation Committee has the discretion to determine the method or methods by which an Option or SAR may be exercised. Upon the exercise of a SAR, a participant is entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date of exercise (or, in the case of a Limited SAR, the fair market value determined by reference to the change of control price stipulated by the related award agreement), over (ii) the exercise price of the shares of Common Stock covered by the SAR, multiplied by (B) the number of shares of Common Stock covered by the SAR, or the portion thereof being exercised. Any fractional shares resulting from the exercise of a SAR will be paid in cash.

Expiration of Options and SARs.  Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no Option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Restricted Stock and Restricted Stock Units.  The Compensation Committee has the discretion to grant both restricted stock and restricted stock units to participants. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as determined by the Compensation Committee or under criteria established by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock and restricted stock units subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Compensation Committee; provided that the grant, issuance, retention, vesting and/or settlement of an award of restricted stock or restricted stock units that is based in whole or in part on performance conditions will be subject to a performance period of not less than one year, and any award based solely on continued employment or the passage of time will vest over a period of not less than three years from the date the award is made (but such vesting may occur ratably over the three-year period). These minimum vesting conditions need not apply (i) if the participant dies, becomes disabled, retires (within the meaning of the 2010 LTIP) or in connection with a change of control, and (ii) with respect to up to an aggregate of 5% of the shares of Common

Stock authorized under the 2010 LTIP (which 5% will include awards under the 2010 LTIP to non-associate directors), which can be granted as restricted stock or restricted stock units without regard to such minimum vesting requirements.

Holders of restricted stock have all the rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions, except to the extent restricted by the terms of the 2010 LTIP or any award document relating to the restricted stock and subject to any mandatory reinvestment or other requirement imposed by the Compensation Committee. Holders of restricted stock units will not have any such stockholder rights until shares have been issued to them upon vesting, although the Compensation Committee may provide for dividend equivalent rights.

Performance-Based Compensation.  If the Compensation Committee specifies that any grant of restricted stock or restricted stock units is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the grant, issuance, vesting, and/or settlement of such award will be contingent upon the achievement of one or more pre-established performance goals in accordance with provisions of Section 162(m) and the related regulation, as more fully described below. Achievement of performance goals will be measured over a performance period of one year or more, as specified by the Compensation Committee. Each performance goal will be established not later than the earlier of (a) ninety (90) days after the beginning of any performance period applicable to such award or (b) the time that 25% of such performance period has elapsed. Settlement of performance-based awards will be in cash or Common Stock, in the Compensation Committee’s discretion. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made. Any settlement that changes the form of payment from that originally specified will be implemented in a manner such that the award and other related awards do not thereby fail to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Compensation Committee will specify the circumstances in which performance-based awards will be paid or forfeited in the event of the participant’s death, disability or retirement, in connection with a change of control or, subject to the one-year performance requirement described above in the discussion of restricted stock and restricted stock units, in connection with any other termination of employment prior to the end of a performance period or settlement of such awards. If, at any time after the date a participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that the goal has not in fact been achieved, or had been achieved to a lesser extent than originally determined and a portion of an award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted shall be forfeited and any related shares (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Compensation Committee, (ii) such portion of the award that became vested shall be deemed to be not vested and any related shares (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Compensation Committee, and (iii) such portion of the award paid to the participant shall be paid by the participant to the Company upon notice from the Company as provided by the Compensation Committee.

For purposes of the 2010 LTIP, a “performance goal” will mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee:

•	Gross sales, net sales or comparable store sales;

•	Gross margin, cost of goods sold, mark-ups or mark-downs;

•	Selling, general and administrative expenses;

•	Operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	Net income from continuing operations or net income per share of Common Stock from continuing operations (basic or diluted);

•	Net income or net income per share of Common Stock (basic or diluted);

•	Inventory turnover or inventory shrinkage;

•	Return on assets, return on investment, return on capital, or return on equity;

•	Cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	Economic profit or economic value created;

•	Stock price or total stockholder return; and

•	Market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Change of Control.  Unless the Board or the Compensation Committee provides otherwise prior to a change of control, in the event of a change of control of the Company, the following provisions will apply to outstanding awards. In the case of an award that is not a performance-based award, in the event that (i) the acquiring or surviving entity assumes and maintains the award, but terminates the participant without cause within three months prior to or eighteen months after such change of control, or (ii) the acquiring entity does not assume and maintain such award, Options and SARs will vest immediately and be exercisable for two years following the date of termination of employment (subject to the original term of the Options and SARs) and restricted stock and restricted stock units will vest immediately and be settled in full. In the case of performance-based awards, if fifty percent (50%) or more of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the award based on performance through a date occurring within three months prior to the date of the change of control, as determined by the Compensation Committee prior to the change of control. If less than fifty percent (50%) of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the target amount of the award. In no event will payment be accelerated to a date that is earlier than the earliest date as of which distribution from the 2010 LTIP would be permitted by Section 409A of the Internal Revenue Code without triggering the application of the additional tax described in Section 409A(a)(1)(B). A “change of control” means, unless otherwise specified by the Compensation Committee in an award agreement, the occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A under the Exchange Act and shall be deemed to have occurred as of the first day that any of the following conditions are met: (i) securities representing twenty percent (20%) or more of the combined voting power of the Company’s securities are acquired by a person deemed an “Acquiring Person” under the Rights Agreement dated as of July 16, 1998, as amended, between the Company and American Stock & Transfer Company, LLC, as successor Right Agent; (ii) the Company merges or consolidates with another company, unless the voting securities of the Company immediately prior to the merger or consolidation continue to represent eighty percent (80%) or more of the combined voting power of the Company or surviving entity; (iii) more than fifty percent (50%) of the Company’s assets or earning power on a consolidated basis is sold, exchanged, leased, mortgaged, pledged, transferred, or otherwise disposed of; (iv) the Company is completely liquidated or dissolved; (v) any reorganization, reverse stock split or recapitalization occurs that would result in a change of control (as defined); or (vi) any transaction or series of related transactions occurs having, directly or indirectly, the same effect as any of the foregoing.

Certain Events of Forfeiture.  Unless otherwise determined by the Compensation Committee, awards granted under the 2010 LTIP to participants, other than to non-associate directors, are subject to forfeiture in the event of the participant’s breach of certain restrictive covenants. Specifically, in the event of such a breach, the unexercised portion of any Option (whether or not vested) and any other award not yet settled will be immediately forfeited, and the participant will be required to repay any award gain (as defined below) realized by the participant upon exercise or settlement of awards that occurred on or after (i) the date six months prior to the date the associate breached the restrictive covenant, if the breach occurred while the associate was still employed by the Company, or (ii) the date six months prior to the associate’s termination of employment if the breach occurred after the associate’s employment terminated. Such a breach will occur if, during the associate’s employment with the Company or during the one-year period following the associate’s termination of employment, the associate (a) competes with the Company, induces customers or suppliers to abandon their relationship with the Company, or induces other associates to terminate their employment with the Company, or (b) discloses, uses, sells or otherwise transfers certain confidential or proprietary information of the Company, or (c) fails to cooperate with the Company, including in connection with certain legal proceedings and actions. “Award gain” is defined for this purpose as (x) in the case of an Option, the spread between the fair market value on the exercise date of the underlying Common Stock and the exercise price, multiplied by the number of shares exercised on that date, and (y) in all other cases, the fair market value of the Common Stock or cash payable under the award, less certain consideration paid by the participant to settle the award.

Nontransferability of Awards.  No award or other right or interest of a participant under the 2010 LTIP may be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such awards or rights that may be exercisable shall be exercised during the lifetime of the participant only by the participant or the participant’s guardian or legal representative, except that awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the participant, and may be exercised by such transferees in accordance with the terms of such award, but only if and to the extent such transfers are permitted by the Compensation Committee, subject to any terms and conditions which the Compensation Committee may impose thereon.

Tax Withholding and Tax Offset Payments.  The Compensation Committee is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow it to determine the amount of withholding to be collected and to collect and process such withholding.

Term of 2010 LTIP.  Unless earlier terminated by the Board, the authority of the Compensation Committee to make grants under the 2010 LTIP shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2010 LTIP.

Amendment and Termination.  The Board may suspend, amend or terminate the 2010 LTIP; provided, however, that the Company’s stockholders will be required to approve any amendment (i) to the extent required by law or NYSE Rules, (ii) that would materially increase the aggregate number of shares issuable under the 2010 LTIP, (iii) that would alter the 2010 LTIP’s provisions restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the fair market value of the underlying Common Stock, or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing” as such term is used in Section 303A.08 of the NYSE Manual.

Awards granted prior to a termination of the 2010 LTIP will continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2010 LTIP will adversely affect the rights of a participant in awards previously granted without such participant’s consent.

New 2010 LTIP Benefits.  All grants of awards under the 2010 LTIP will be made in the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received under the 2010 LTIP are not presently determinable.

Federal Income Tax Consequences.  The following is a brief summary of the general federal income tax consequences to the Company and to U.S. taxpayers of awards granted under the 2010 LTIP as of May 10, 2010. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A participant’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time.

NSOs and SARs.  No taxable income is reportable when a NSO or SAR is granted. Upon exercise, generally, the recipient will have ordinary income equal to the fair market value of the underlying shares of Common Stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the Common Stock received upon exercise will be capital gain or loss to the recipient.

ISOs.  No taxable income is reportable when an ISO is granted or exercised (except for participants who are subject to the alternative minimum tax who may be required to recognize income in the year in which the ISO is exercised). If the recipient exercises the ISO and then sells the underlying shares of Common Stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as capital gain or loss. If the recipient exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

Restricted Stock and Restricted Stock Units.  A recipient of restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, he or she elects to be taxed at that time. Instead, generally, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

Section 280G/4999 of the Internal Revenue Code.  Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Internal Revenue Code and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax to the participant.

Tax Effect for the Company.  The Company generally will receive a tax deduction for any ordinary income recognized by a participant in respect of an award under the 2010 LTIP (for example, upon the exercise of a NSO). In the case of ISOs that meet the requirements described above, the associate will not recognize ordinary income; therefore, Company will not receive a deduction. Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer). Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. The Company can, however, preserve the deductibility of compensation over $1 million if certain conditions for qualification as performance-based compensation under Section 162(m) are met. These conditions include stockholder approval of the 2010 LTIP, stockholder approval of limits on the number of awards that any individual may receive, granting Options and SARs with an exercise price no less than the fair market value of the Common Stock on the date of grant and, for awards other than Options and SARs, establishing performance criteria that must be met before the award will actually be granted, be settled, vest or be paid. The 2010 LTIP has been designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). As described above, the Company’s deduction may also be limited by Section 280G of the Internal Revenue Code.

Required Vote

The 2010 LTIP requires the approval of the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon; provided that the total vote cast on the proposal represents over 50% of all securities entitled to vote on the proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN AS SET FORTH IN APPENDIX A.

STOCKHOLDER PROPOSAL NO. 1

The Company expects the following stockholder proposal to be presented for consideration at the Annual Meeting. The proposal quoted below and the Supporting Statement quoted below were submitted by the AFSCME Employees Pension Plan, 1625 L Street, NW, Washington, D.C. 20036, which owned 600 shares of Common Stock as of December 8, 2009. The Board unanimously recommends that you vote “AGAINST” the proposal.

The proposal as submitted is as follows:

Resolved, that stockholders of Abercrombie & Fitch Co. (“Abercrombie & Fitch”) urge the board of directors (the “Board”) to adopt a policy that the Chairman of the Board shall be a director who is independent from Abercrombie & Fitch. The policy’s definition of independence should provide that a director is not “independent” if he or she:

(a) in the last five years has been (i) employed by the Company; (ii) employed by, served as a director of or has had a five percent or greater equity interest in an entity that makes payments to or receives payments from the Company and either: (A) such payments account for one percent or more of the entity’s or the Company’s consolidated gross revenues in any single fiscal year; or (B) if the entity is a debtor or creditor of the Company, the amount owed exceeds one percent of the Company’s or entity’s assets; (iii) an employee or director of a foundation, university or other non-profit organization that receives donations from the Company, or the director has been a direct beneficiary of any donations to such an organization; or (iv) part of an interlocking directorate in which the CEO or other employee of the Company serves on the board of an entity employing the director; or

(b) in the past five years has provided consulting or other services to the Company or an executive officer of the Company; or

(c) is the parent, child, sibling, aunt, uncle or cousin of someone described in any of the subsections in (a) or (b) above.

The policy should provide that if the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within 60 days of such determination. Compliance with the policy should be excused if no director who qualifies as independent is elected by the stockholders or if no director who is independent is willing to serve as Chairman. The policy should apply prospectively so as not to violate any existing contractual obligation.

Supporting Statement

Abercrombie & Fitch’s CEO, Michael Jeffries, also serves of chairman of the Company’s board of directors. As Intel former chairman Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?” Also, in our view, these roles require different skills and temperaments. We believe that independent board leadership would be particularly constructive at Abercrombie & Fitch, where Mr. Jeffries was named the “Highest Paid Worst Performer” of 2008 by The Corporate Library.

We urge stockholders to vote for this proposal.

The Company’s Response

This proposal has been carefully considered by the Board. The Board believes its adoption is not in the best interests of the Company or its stockholders.

U.S. companies have historically followed a model in which the chief executive officer also serves as chairman of the board. This model has succeeded because it makes clear that the chairman of the board and chief executive officer is responsible for managing the corporation’s business, under the oversight and review of its board. This structure also enables the chief executive officer to act as a bridge between management and the board, helping both to act with a common purpose.

According to the most recent Spencer Stuart US Board Index for 2009 (Oct. 2009), the manner in which the Board has already handled this issue is in line with the vast majority of U.S. public companies. In 2009, approximately 95% of the S&P 500 companies had appointed an independent lead director, as the Company has, and approximately 63% have combined the positions of Chairman of the Board and Chief Executive Officer, again just as the Company has done. In contrast, the position being proposed in the AFSCME proposal, an independent chairman of the board, has been adopted by only 16% of the S&P 500 companies.

While the AFSCME proposal purports to be concerned with “splitting” the Chairman of the Board and the Chief Executive Officer positions, we believe the core issue is a concern over independence. As to independence, our Board has already dealt with this issue in a decisive and effective manner as discussed below.

Our Amended and Restated Bylaws and Corporate Governance Guidelines permit the roles of Chairman of the Board and Chief Executive Officer to be filled by different individuals if the Board so decides. In fact, the Board deliberates and decides, each time it appoints individuals to the Chairman of the Board and Chief Executive Officer positions, whether the roles should be combined or separate, based upon the Company’s needs at that time. The Board believes that the Company is currently best served by having Mr. Jeffries hold both positions.

A combined Chairman of the Board and Chief Executive Officer position, together with independent chairs for each of our Board committees, a Lead Independent Director, regularly scheduled executive sessions of the Board and regularly scheduled meetings of the non-management directors, is believed to be the most appropriate Board leadership structure for the Company at this time. This structure demonstrates for all of our stakeholders, including our associates, customers and stockholders, that our Board is committed to engaged, independent leadership and performance of its responsibilities. Experienced and independent directors, sitting on various committees with independent chairs, oversee the Company’s operations, risks, performance and business strategy.

Combining the Chairman of the Board and Chief Executive Officer positions takes advantage of the talent and knowledge of Mr. Jeffries as the individual the Board recognizes as the “founder” of the modern day Abercrombie & Fitch and effectively combines the responsibilities for strategy development and execution with management of day-to-day operations. It also reduces the potential for confusion or duplication of efforts and provides clear leadership for the Company.

The Board believes that its strong governance practices, including its supermajority of independent members, the combination of the Chairman of the Board and Chief Executive Officer roles, and its clearly-defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

Further, the Board strongly believes that the decision of who should serve in these roles, and whether the roles should be combined, is the responsibility of the Board. The members of the Board are in the best position to make this determination based upon their knowledge of the Company and the Board structure and composition and an understanding of the leadership structure of the Company. The decision should not be dictated by abstract, philosophical considerations that assume all corporations are the same.

As such, the Board believes that the AFSCME proposal is not only not needed, but would actually be contrary to the best interests of the Company and the stockholders. Here are some of the actions and policies the Company has adopted:

•	We Already Have a Lead Independent Director

As discussed in this Proxy Statement, we have established a Lead Independent Director position (“Lead Director”) with clearly defined leadership authority and responsibilities. The Lead Director, Craig R. Stapleton, chairs meetings of the non-management and independent directors, approves Board meeting agendas, has the authority to call meetings of the independent directors, serves as a liaison between our Chairman and Chief Executive Officer and the independent directors and provides an important communication link between the other independent directors and our stockholders. In contrast, the Chairman’s responsibilities are limited to presiding at meetings of the Board and at the annual meetings of stockholders.

•	We Have a Substantial Majority of Independent Directors

Eight out of our nine directors are independent as defined by the applicable NYSE Rules. Only one of our directors is deemed not to be independent, and that is Mr. Jeffries.

•	Our Key Committees are Composed of Independent Directors

The Compensation Committee, the Audit Committee, the Nominating and Board Governance Committee and the Corporate Social Responsibility Committee are each composed solely of independent directors. The Executive Committee is composed of a majority of independent directors.

•	Non-Management and Independent Directors Meet Regularly

At regularly-scheduled meetings, the non-management directors (each of whom is also an independent director) meet in executive session without the management director. Non-management director executive sessions are chaired by the Lead Director.

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL
FOR THE FOREGOING REASONS.

Conclusion.

In summary, the Board opposes the AFSCME proposal because it eliminates the Board’s ability to exercise its business judgment and select a chairman of the board based on the Company’s particular needs at any particular time and because the Board believes we already receive substantial oversight from our independent directors. As such, the Board unanimously believes that the AFSCME proposal is not in the best interests of the Company or its stockholders, and recommends that you vote “AGAINST” Proposal No. 1.

Required Vote

The approval of the stockholder proposal by AFSCME requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions and, if applicable, broker non-votes, are not counted as votes “FOR” or “AGAINST” the stockholder proposal.

STOCKHOLDER PROPOSAL NO. 2

The Company expects the following stockholder proposal to be presented for consideration at the Annual Meeting. The proposal quoted below and the Supporting Statement quoted below were submitted by the Connecticut Retirement Plans & Trust Funds (“CRPTF”), 55 Elm Street, Hartford, Connecticut 06106-1773, which owned 22,360 shares of Common Stock as of December 31, 2009. The Board unanimously recommends that you vote “AGAINST” the CRPTF proposal.

RESOLVED, that stockholders of Abercrombie & Fitch Co.  (“Abercrombie”) urge the board of directors to take the necessary steps (excluding those steps that must be taken by stockholders) to eliminate the classification of Abercrombie’s board and to require that all directors stand for election annually. The declassification should be completed in a manner that does not affect the unexpired terms of directors.

Supporting Statement

We believe the election of directors is the most powerful way stockholders influence Abercrombie’s strategic direction. Currently, the board is divided into three classes and each class serves staggered three-year terms. Because of this structure, stockholders may only vote on roughly one-third of the directors each year.

In our opinion, the classified structure of the board is not in stockholders’ best interest because it reduces accountability to stockholders. Annual election of directors gives stockholders the power to completely replace the board, or replace a majority of directors, if a situation arises warranting such drastic action. We don’t believe declassifying the board will destabilize Abercrombie or affect the continuity of director service.

Academic studies provide strong evidence that classified boards harm stockholders. A 2004 Harvard study by Lucian Bebchuk and Alma Cohen found that staggered boards are associated with a lower firm value (as measured by Tobin’s Q) and found evidence that staggered boards may bring about, not merely reflect, that lower value.

A 2002 study by Professor Bebchuk and two colleagues, which included all hostile bids from 1996 through 2000, found that an “effective staggered board” — a classified board plus provisions that disable stockholders from changing control of the board in a single election despite the classification — doubles the odds that a target company will remain independent, without providing any countervailing benefit such as a higher acquisition premium. The study estimated that effective staggered boards cost target stockholders $8.3 billion during that period.

A growing number of stockholders appear to agree with our concerns. In 2009, 43 came to a vote, averaging 68% support. (Georgeson, 2009 Annual Corporate Governance Review at 20.) Also in 2009, management at 29 companies sought stockholder approval for proposals to declassify their boards. Id. at 42.)

We urge stockholders to vote for this proposal.

The Company’s Response

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE CRPTF PROPOSAL FOR THE FOLLOWING REASONS:

The Company’s Board is organized in a manner that is referred to as a “classified board structure.” In accordance with our Amended and Restated Certificate of Incorporation, the directors are divided into three classes that serve staggered three-year terms, such that approximately one-third of the directors stand for election each year.

Our classified board structure has been in place since 1996, and is a structure that is both widely adopted and has a very long history in corporate law. The classified board structure has been utilized by companies such as Abercrombie for over 60 years, long before “hostile takeovers” became more commonplace some 25 or 30 years ago. The purpose of the classified board structure was to provide stability and continuity of board membership, as well as board members who know the company well, something that we believe no other form of board structure provides as well. Based upon information provided to us by CPRTF, 48.5% of the companies in the Standard & Poor’s 1500 index maintain the classified board structure.

The Board and its Nominating and Board Governance Committee evaluate corporate governance issues affecting the Company on a regular basis, including whether to maintain the classified board structure. The Nominating and Board Governance Committee and the Board have carefully considered whether the classified board structure is appropriate for the Company and have determined that it is in the best interests of the Company and our stockholders for the reasons set forth below. Accordingly, the Board recommends that you vote “AGAINST” this proposal.

CRPTF cites two articles written by Lucian Bebchuk and others in support of its proposal: one published in 2002 (Bebchuk, Coates and Subramanian) and the other in “2004” (actually published in 2005) (Bebchuk and Cohen).

As with most complex issues, there are other studies and articles addressing classified boards, some of which are more recent than those cited by CRPTF, that raise doubts as to the methodology used1 in the

1 “Bebchuk et al. are unable to test the interaction effect of poison pills and staggered boards on the takeover process, because poison pills were in place before or adopted quickly after all the 92 hostile bids in their sample. Thus it is unclear from their study what effect staggered boards would have in the absence of poison pills.” R. Heron and E. Lie, On the Use of Poison Pills and Defensive Payouts by Takeover Targets, Journal of Business (The University of Chicago) (2006), at fn. 3. This author is critical of the methodology given that only hostile takeovers were studied when there are far more negotiated transactions. Gordon, M., Takeover defenses work. Is that such a bad thing?, Stanford Law Review (2006) vol. 55, 819-837.

Bebchuk studies, or have found contrary results to the effect that target companies with a classified board are ultimately acquired at an equivalent rate as companies without classified boards.2

In an article published in 2007 in The New York Times, Professor Subramanian, one of the authors of the 2002 Bebchuk study cited by CRPTF above, is quoted as stating that in some contexts “staggered boards offer many benefits over unitary boards: greater stability, improved independence of outside directors and a longer-term perspective — things shareholders should want, too”, and that to declassify the board of directors would “risk further short-termism in boardrooms.”3 Further, we are unable to understand CRPTF’s reference to the cost of $8.3 billion to target stockholders as a result of effective staggered boards given that the 2002 article contains no such statement.

We also question CRPTF’s statement that “A growing number of stockholders appear to agree with our concerns.” The average number of proposals addressing the elimination of a classified board for the past five years is 42 per year, and from 2008 to 2009, the number actually dropped by 9.5%.4 The number, therefore, is hardly “growing.” Further, the number cited by CRPTF as the “support” rate of 68% is also misleading. This only represents the percentage of votes cast on the non-binding proposal, not the percentage actually required to adopt the provision to declassify the board which would be based upon the percentage of the total outstanding shares since declassification would require an amendment to the Company’s Amended and Restated Certificate of Incorporation. In fact, under the Company’s Amended and Restated Certificate of Incorporation, approval by holders of 75% of the total outstanding shares would be required to declassify the Company’s Board.

The Board has carefully considered whether the classified board structure is appropriate for the Company and has determined that it is in the best interests of the Company and our stockholders for the reasons set forth below.

Stability and Continuity.  The classified board structure is designed to provide stability, enhance long-term planning and ensure that, at any given time, there are directors serving on the Board who have substantial knowledge of the Company, its business and its strategic goals. The current classified board structure enables the Company’s directors to build on their own past experience and the experience of continuing directors for more effective long-term strategic planning. The classified board structure also benefits the Company and its stockholders because the longer terms of office this structure provides help the Company attract and retain director candidates who are willing to make long-term commitments of their time and energy. We believe that an experienced and knowledgeable Board is better equipped to make decisions that are in the best interests of our stockholders.

The Company believes that the classified structure is particularly appropriate and important given the adoption by the stockholders of a Company-sponsored proposal adopting majority voting at the 2009 Annual Meeting. With a declassified Board, a successful “vote no” campaign — even if initiated for reasons far afield from a takeover contest — could lead to a chaotic consequence of having all of the directors fail to obtain a majority, submit their resignations as required by the Company’s Corporate Governance Guidelines and then

2 Targets with a classified board are ultimately acquired at an equivalent rate as companies without classified boards, and target shareholders of firms with classified boards receive a larger proportional share of the total value gains from a merger. Classification also improves the relative bargaining power of target managers on behalf of the constituent shareholders. Bates, Bechler and Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control, (2007) at page 3.
3 G. Subramanian, Op-Ed Contributor, Board Silly, The New York Times (February 14, 2007).
4 Georgeson, 2009 Annual Corp. Gov. Rev., at page 14.

be the only individuals with authority to consider such resignations. Such a result, even if unintended by those who initiated the “vote no” campaign, could be destabilizing to the Company.

Independence.  We believe that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-management directors. Serving a longer period of time between elections protects directors against pressure from management or special interest groups who might have an agenda contrary to the long-term interests of stockholders. We believe that directors who are able to function independently and with a long-term perspective are particularly important as the Company continues the implementation of its international expansion strategy.

Accountability to Stockholders.  The Company’s directors continue to be accountable to the Company and its stockholders under the classified board structure. Every director is required to act in accordance with his or her fiduciary duties to the Company and its stockholders, regardless of how often he or she stands for election. The Board has implemented broad measures to ensure accountability of the Company’s directors, including the adoption of Corporate Governance Guidelines that, among other things, provide for annual evaluations of director independence and an annual self-assessment of the Board’s performance led by the Nominating and Board Governance Committee.

Further, and more importantly, as noted, the Company has implemented majority voting in uncontested elections of directors in our Amended and Restated Bylaws. Under applicable Delaware law, the directors may not amend the Amended and Restated Bylaws to rescind, modify or eliminate majority voting without further stockholder support. To address director holdovers, the Board has adopted a resignation policy, which is included in our Corporate Governance Guidelines, that requires an incumbent director who receives less than a majority of the votes cast in an uncontested election to tender his or her resignation and outlines the procedures by which the Board will consider whether to accept such resignation. As noted above, the combination of the Company’s variety of majority voting and a declassified Board could lead to anomalous and chaotic results.

Protection Against Abusive Tactics and Enhancing Long-Term Stockholder Value.  The classified board structure strongly encourages potential acquirers to deal directly with the Board and better positions the Board to negotiate effectively on behalf of all of the Company’s stockholders to maximize possible stockholder value in a potential transaction. The classified board structure is designed to safeguard against a potential acquirer unilaterally and rapidly gaining control of the Company’s business and assets without paying fair value for them by removing a majority or all of the directors at a single annual meeting. Because only approximately one-third of the directors are elected at any annual meeting of stockholders, at least two annual meetings of the Company’s stockholders would be required to effect a change in a majority of the directors serving on our Board, providing incumbent directors appropriate time and leverage to negotiate the best results for the Company’s stockholders in a takeover situation. It is important to note that a classified board structure does not preclude a takeover, but may provide the Company with the time and opportunity to evaluate the adequacy and fairness of a takeover proposal, negotiate on behalf of all stockholders and weigh alternative methods of maximizing value for all stockholders. Because a potential acquirer could make a tender offer directly to the stockholders of the Company (which could be effected without the approval of the Company’s Board), a classified board does not preclude an acquisition of the Company on terms acceptable to stockholders. Many S&P 1,500 companies continue to have classified board structures for these reasons and the other factors we have noted above.

Commitment to Effective Corporate Governance Practices.  We have an experienced and well-qualified Board. The Board is committed to utilizing effective corporate governance practices and has adopted Corporate Governance Guidelines (a copy of which is available on our website at www.abercrombie.com on the “Investors” page) that emphasize this commitment. Further, the Board, through its Nominating and Board Governance Committee, continually seeks to improve and enhance the Company’s corporate governance practices by reviewing the Company’s existing practices in light of those of its peers and the current corporate governance environment and retaining or implementing practices that it believes serve the best interests of the Company’s stockholders.

Examples of our commitment are clearly shown in actions which we have taken, including these more recent actions:

•	Implementation of majority voting in our Amended and Restated Bylaws whereby our directors must be elected by a majority of the votes cast in an uncontested election and the directors may not modify, rescind or eliminate majority voting without further stockholder approval;

•	Adoption of a written resignation policy addressing the consequences of an incumbent director receiving less than a majority of the votes cast in an uncontested election;

•	Adoption of a written resignation policy in our Corporate Governance Guidelines to address substantial changes in job responsibility;

•	Adoption of a written Related Person Transaction Policy;

•	Appointment of a Lead Independent Director whose duties and responsibilities are specified in our Corporate Governance Guidelines;

•	Adoption of director and executive officer stock ownership guidelines; and

•	Formation of the Corporate Social Responsibility Committee.

Procedural Matters.  It is important to note that stockholder approval of the CRPTF proposal would not, by itself, eliminate the classified board structure or provide for the annual election of directors. Approval of the CRPTF proposal would advise the Board that a majority of our stockholders voting at the Annual Meeting favor the CRPTF proposal.

Conclusion.  After careful consideration of the CRPTF proposal, the Nominating and Board Governance Committee and the Board have determined that retention of the classified structure of the Board is in the best interest of the Company and the stockholders.

Required Vote

The approval of the CRPTF proposal requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions and, if applicable, broker non-votes, are not counted as votes “FOR” or “AGAINST” the stockholder proposal.

STOCKHOLDER PROPOSAL NO. 3

The Company expects the following stockholder proposal to be presented for consideration at the Annual Meeting. The proposal quoted below and the Supporting Statement quoted below were submitted by F&C Management Ltd., 265 Franklin Street, 16th Floor, Boston, MA 02110, which owned 2,350 shares of Common Stock as of January 8, 2010. The Board unanimously recommends that you vote “AGAINST” the proposal.

Supply Chain Reporting Resolution
2010 — Abercrombie & Fitch Co.

Whereas: Over the past decade, reports of human rights violations in the overseas subsidiaries and suppliers of some US companies have exposed important labor challenges in the supply chain.

According to its 2009 annual report, our company imports goods from “approximately 210 vendors ... primarily in Asia and Central and South America.” Due to weaker regulation in those regions, our company could be exposed to risks from suppliers that may violate widely recognized international labor standards. Violations could threaten effective supply chain management and security of supply. They might also harm our company’s reputation, damage brand value, or result in costly litigation.

In 2002, Abercrombie & Fitch Co. and several other US companies settled a lawsuit brought by workers in the Northern Mariana Islands, who alleged they were mistreated while they worked for our company’s vendors.

Similar future lapses in supply chain management could damage our company’s corporate image and could have a negative impact on shareholder value. Risks could also arise in the supply chain for commodities like cotton. Recently several apparel companies have faced private pressure and public scrutiny from governments, the press, and trade unions over cotton their suppliers purchase from Uzbekistan, where coercive child labor is reportedly employed in the harvest.

As investors, we believe it is prudent for our company to manage such risks by asking vendors to raise labor standards. A growing number of companies have adopted codes of conduct for suppliers, addressing such issues as child labor, forced labor, and freedom of association. A credible compliance program includes a public vendor code of conduct, effective monitoring, a strategy to improve supplier standards, a transparent verification process, and regular public reporting of progress.

Our company has indicated that it has a vendor compliance program, but it has chosen not to report publicly on the matter.

Resolved: Shareholders request the Board of Directors to:

1. Adopt and disclose a code of vendor conduct, based on the ILO standards;

2. Establish an independent monitoring process that assesses adherence to these standards; and,

3. Prepare an annual report, at reasonable cost, omitting proprietary information, on adherence to the supplier code, the first such report to be completed by October 2010.

Supporting Statement

1. All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

2. Worker representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

3. There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and 111)

4. Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Convention 29 and 105)

5. There shall be no use of child labor. (ILO Convention 138 and 182)

The Company’s Response

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

For nearly a decade, the Company has had in place a code of conduct applicable to vendors (the “Vendor Code”). The Vendor Code is a policy that covers vendor standards and relationships with the Company, and it incorporates substantially all of the conventions of the International Labour Organization of the United Nations (“ILO”) cited by F&C. Further, F&C is well aware that the Company has an existing comprehensive corporate policy regarding human and labor rights as well as a compliance audit system, and F&C has known this since at least December 2007.

Information about our Vendor Code is available on our website, and we have directed F&C there so F&C could understand that the Company already had in place a Vendor Code which met in every substantial area the requirements F&C was proposing.

The Company’s Vendor Code has been part of the Company’s core values even before being adopted as a formal policy. In addition, when all public companies were required to publish their codes of conduct pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the Company included a reference to its Vendor Code within its Code of Business Conduct and Ethics (“Code of Ethics”). Every one of the directors, officers and associates of the Company and its operating subsidiaries is bound by this Code of Ethics, and they must certify that they both understand the Code of Ethics and will abide by it on an annual basis. Further, management associates are required at least annually to affirm, to the best of their knowledge, that they have complied with the Code of Ethics, have no knowledge of any violation of the Code of Ethics not previously reported and have not been requested to engage in any activity in violation of the Code of Ethics.

Every vendor that enters into the Company’s Master Vendor Agreement receives the Vendor Code and, by executing the Master Vendor Agreement, each such vendor certifies to the Company that such vendor will maintain compliance with the Vendor Code at all times while doing business with the Company. The Company conducts periodic audits, typically annually, of each vendor’s compliance with the Vendor Code.

More information on the Vendor Code can be found by visiting the Company’s website at www.abercrombie.com. On the front page is the wording “A&F CARES.” Clicking on these words is a link that leads to a webpage that deals with the Company’s policies on “Diversity and Inclusion,” “Human Rights,” “Philanthropy” and “Sustainability.” It only takes three quick clicks to find the following on the Company’s website:

OUR COMMITMENT

“Abercrombie & Fitch is proud of our commitment to international human and labor rights, and to ensuring that our products are only made in safe and responsible facilities. We partner with suppliers who respect local laws, and share our dedication to utilizing the best practices in human rights, labor rights, and workplace safety. Abercrombie & Fitch believes that business should only be conducted with honesty and respect for the dignity and rights of all people.”

On that same webpage is the following:

CODE OF CONDUCT

“Abercrombie & Fitch uses third party auditors to regularly audit the factories in our supply chain. We partner with our factories to seek continuous improvement and complete transparency. Our primary goal is to ensure that the factories we work with are complying with local laws, as well as meeting our code of conduct standards, which govern:

•	Child Labor

Abercrombie will not tolerate the use of child labor by its vendors. ‘Child labor’ is defined as the employment of persons younger than the age of 14, the local legal minimum working age, or the local legal age for compulsory education, whichever is higher (i.e. employees under legal age).

•	Involuntary (Forced) Labor

Abercrombie will not tolerate the use of convict, indentured, slave, bonded, or other forced involuntary labor, either directly or indirectly, by its vendor, or by any subcontractors utilized by its vendors.

•	Harassment or Abuse

Vendors shall treat each of their employees with respect and dignity. None of Abercrombie’s vendors’ employees shall be subject to any physical, sexual, psychological or verbal harassment or abuse.

•	Compensation

Wages and benefits must be in conformity with the minimum wage prescribed by local law or the prevailing local industry wage or whichever is higher. Workers must be provided with benefits and overtime compensation that conform to the better of applicable local law or prevailing local industry standards.

•	Age Documents & Hours

Vendors must have documentation proving employees’ age and restrict working hours for juveniles and pregnant women as prescribed by local law.

•	Non-Discrimination

Vendors must employ workers on the basis of their ability to perform the requisite tasks, and not on the basis of their personal characteristics or beliefs.

•	Laws and Workplace Regulations

Vendors’ workplace policy must adhere to all local laws and Abercrombie’s code of conduct.

•	Freedom of Association

Vendors must recognize and respect the legal rights of employees to free association. Vendors must not threaten, penalize, restrict, or interfere with employees’ lawful efforts to organize or join associations of their choosing.

•	Health and Safety

Vendors must provide workers with a safe, clean, and healthy working environment, living and eating facilities (where applicable), which comply with all relevant local laws and regulations.

•	Hours of Work/Overtime

Employee work hours must be reasonable and in compliance with local laws and standards with no regularly-scheduled work weeks in excess of 60 hours (or lower if prescribed by local law or local industry standards).

“In addition to our factory auditing programs, we continue to seek sustainable change and positive results by working with local organizations and other brands such as:

•	Better Work (BW) — A collaboration of local organizations, factories, and international buyers, empowering factories to become more competitive by improving labor standards, thus increasing quality and productivity (in Cambodia and Vietnam). Abercrombie & Fitch started working with BW in 2007. Learn more at www.betterwork.org

•	Business for Social Responsibility (BSR) — Works with 250 member companies to develop sustainable business strategies and solutions through research, collaboration, and consulting. Abercrombie & Fitch has been a member of BSR since 1998. Learn more at www.bsr.org

•	Collaboration — We share human rights information with other brands to reduce duplication of efforts in shared factories, save money and time, and seek positive change by leveraging combined resources. Abercrombie & Fitch started collaborating with other brands in 2007.

•	Remediation — Internal program working with select high risk factories, in China, to remediate serious human rights violations. Abercrombie & Fitch started this program in 2006.”

In its proposal, F&C has also requested a “report” that omits any proprietary information.

As indicated above, the Company does conduct periodic audits of each vendor’s adherence to the Company’s Vendor Code and reports on such compliance both individually and in the aggregate to the Company’s senior management. The results of such audits are proprietary and for internal use only. Accordingly, the Company does not publish this information based on its being proprietary both to the Company and to the applicable vendor. Further, given that the resolutions in the proposal specifically allow the Company to exclude proprietary information from any report, and have no requirement that the Company publish or make public any such report, the Company believes the proposal has already been completely implemented.

Management of the Company, as part of its ordinary day-to-day business, determines the appropriate policies and procedures to be followed in conducting business in the U.S. and foreign countries, including decisions regarding the Company’s relationships with its vendors and the risk management associated therewith. The proposal seeks to micro-manage the Company and management by indicating that the Company must only use very specific standards (e.g., the “ILO standards”) thereby limiting other strategies or standards that management deems appropriate. Such micro-management is not permissible.

The relationship between the Company and its vendors, and the type of code needed to deal with that relationship, is an inherently complex task requiring significant research and analysis. The Company’s Vender Code must deal with relationships both domestically as well as internationally in each country in which the Company does business. The Company’s Vendor Code takes into consideration the operational, financial, tax, accounting, human resources and treasury aspects of each relationship, as well as other business considerations, on a real-time, continually changing basis. The expertise of the members of the Company’s management makes them the best, most informed decision-makers for such day-to-day decisions involving the Company’s vendors.

Conclusion.  After careful consideration of the proposal by F&C, the Board has determined that the Company has adequately addressed the matters raised in the F&C proposal and, for the foregoing reasons, the Board unanimously believes that the F&C proposal is not in the best interests of the Company or its stockholders, and recommends that you vote “AGAINST” Proposal No. 3.

Required Vote

The approval of the stockholder proposal by F&C requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions and, if applicable, broker non-votes, are not counted as votes “FOR” or “AGAINST” the stockholder proposal.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company seeking to bring business before the 2011 annual meeting of stockholders, or to nominate candidates for election as directors at that annual meeting, must provide timely notice thereof in writing. The Company’s Amended and Restated Bylaws specify certain requirements that must be complied with in order for a stockholder’s notice to be in proper written form. Under the Company’s Amended and Restated Bylaws, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than January 10, 2011 nor earlier than December 11, 2010. The requirements applicable to nominations are described above in the section captioned “ELECTION OF DIRECTORS — Director Nominations.” Under Rule 14a-8 under the Exchange Act, to be timely, a stockholder’s proposal must be received at the Company’s principal executive offices no later than the close of business on January 10, 2011.

Proposals by stockholders intended to be presented at the 2011 annual meeting of stockholders should be mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Secretary.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of this Proxy Statement and one copy of our Annual Report on Form 10-K for Fiscal 2009 are being delivered to multiple registered stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Annual Meeting are being included for each account at the shared address.

Registered stockholders who share an address and would like to receive a separate copy of our Annual Report on Form 10-K for Fiscal 2009 and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact the Company’s transfer agent: American Stock Transfer & Trust Company, LLC, by calling 1-800-937-5449, or by forwarding a written request addressed to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Promptly upon request, a separate copy of our Annual Report on Form 10-K for Fiscal 2009 and/or a separate copy of this Proxy Statement will be sent. By contacting American Stock Transfer & Trust Company, LLC, registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

Many broker/dealers, financial institutions and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report on Form 10-K for Fiscal 2009 or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment, to the extent permitted under applicable law.

It is important that your form of proxy be submitted promptly. If you do not expect to attend the Annual Meeting in person, please complete, date, sign and return the accompanying form of proxy in the self-addressed envelope furnished herewith or vote through the Internet or by telephone in accordance with the instructions on the accompanying form of proxy.

By Order of the Board of Directors,

Michael S. Jeffries
Chairman and Chief Executive Officer

Appendix A

ABERCROMBIE & FITCH CO.
2010 LONG-TERM INCENTIVE PLAN

1.  Purpose.  The purpose of this 2010 Long-Term Incentive Plan (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based incentives for Participants.

2.  Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “2005 LTIP” means the Company’s 2005 Long-Term Incentive Plan.

(b) “2005 LTIP Award” means an award granted to an Eligible Person prior to the Effective Date pursuant to the 2005 LTIP that remains outstanding as of the Effective Date.

(c) “2007 LTIP” means the Company’s 2007 Long-Term Incentive Plan.

(d) “2007 LTIP Award” means an award granted to an Eligible Person prior to the Effective Date pursuant to the 2007 LTIP that remains outstanding as of the Effective Date. For the avoidance of doubt, awards granted to Michael S. Jeffries under the 2007 LTIP shall not be considered 2007 LTIP Awards for any purpose under this Plan.

(e) “Annual Limit” shall have the meaning specified in Section 5(b).

(f) “Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit, together with any related right or interest, granted to a Participant under the Plan.

(g) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly-filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(h) “Board” means the Company’s Board of Directors.

(i) “Change of Control” has the meanings specified in Section 9.

(j) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(k) “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, in which case the term “Committee” shall refer to the Board.

(l) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(m) “Effective Date” means the effective date specified in Section 11(q).

(n) “Eligible Person” has the meaning specified in Section 5; provided that Michael S. Jeffries shall not be considered an Eligible Person for any purposes under the Plan and is specifically excluded from receiving or participating in Awards granted under the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(p) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

(q) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(r) “Option” means a right, granted under the Plan, to purchase Stock.

(s) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(u) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(v) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, Participant’s voluntary termination of employment (with the approval of the Board) after achieving 65 years of age.

(w) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(x) “Share Pool” has the meaning specified in Section 4.

(y) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or other issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(z) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.  Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards) ; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.

(b) Manner of Exercise of Committee Authority.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.  Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery.  The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 3,570,000, (the “Share Pool”). Any shares of Stock issued pursuant to Options or Stock Appreciation Rights shall be counted against the Share Pool on a one-for-one basis and any shares issued pursuant to Awards other than Options or Stock Appreciation Rights shall be counted against the Share Pool as two shares for every one share issued pursuant to such Award. Subject to limitations provided in Section 6(b)(iv), up to 3,570,000 shares may be granted as ISOs under the Plan. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered hereunder shall consist of authorized and unissued shares or treasury shares.

(b) 2005 and 2007 LTIP Awards.  Notwithstanding anything herein to the contrary, to the extent the Company determines that it is unable to settle one or more 2005 LTIP Awards or 2007 LTIP Awards with the issuance of shares of Stock under the 2005 LTIP or 2007 LTIP, as applicable, such 2005 LTIP Awards and/or 2007 LTIP Awards may be settled by the issuance of shares of Stock from the Share Pool under this Plan. Any shares of Stock issued under this Section 4(b) pursuant to options or stock appreciation rights granted under the 2005 LTIP or 2007 LTIP shall be counted against the Share Pool on a one-for-one basis and any shares issued under this Section 4(b) pursuant to 2005 LTIP Awards or 2007 LTIP Awards other than options or stock appreciation rights shall be counted against the Share Pool as two shares for every one share issued pursuant to such Award.

(c) Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(c). To the extent that an Award under the Plan expires, is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available for future grants under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool. Notwithstanding the foregoing, shares subject to an Award may not again be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right granted under this Plan and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) shares delivered to or withheld by the Company to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) shares repurchased on the open market with the proceeds of an Option exercise. Any shares that again become available for grant pursuant to this Section 4(c) shall be added back to the Share Pool as one share if such shares were subject to Options or Stock Appreciation Rights, and as two shares if such shares were subject to Awards other than Options or Stock Appreciation Rights.

5.  Eligibility; Per-Person Award Limitations.

(a) Eligibility.  Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate (other than Michael S. Jeffries), including any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, and (ii) any non-employee directors of the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, who will become Eligible Persons are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction, if so determined by the Committee.

(b) Per-Person Award Limitations.  In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b), 6(c), 6(d), or 6(e) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). A Participant’s Annual Limit, in any fiscal year during any part of which the Participant is then eligible under the Plan, shall equal two million (2,000,000) shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous fiscal year, subject to adjustment as provided in Section 11(c).

(c) Limits on Non-Employee Director Awards.  Non-employee directors may be granted any type of Award under the Plan, but a non-employee director may be granted Awards relating to no more than 10,000 shares annually, subject to adjustment as provided in Section 11(c). Such annual limit shall not include any Awards granted in lieu of other forms of director compensation at the election of the director.

6.  Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing.  Without the approval of the stockholders of the Company, the Committee will not amend or replace previously-granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii) Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific performance related or non-performance related events (e.g., death, disability, termination of employment and Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs.  Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem to an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing.  Without the approval of the stockholders of the Company, the Committee will not amend or replace previously-granted SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii) Other Terms.  The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on future service requirements), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions.  Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting.  The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change of Control, and (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units.  The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions.  Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below).

(ii) Limitation on Vesting.  The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change of Control, and

(B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii) Dividend Equivalents.  Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

7.  Performance-Based Compensation.

(a) Performance Goals Generally.  If the Committee specifies that any Restricted Stock or RSU Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, issuance, vesting and/or settlement of such Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7. The performance goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. The performance goal shall be an objective business criteria enumerated under Section 7(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. Performance goals may differ for Awards granted to any one Participant or to different Participants.

(b) Timing for Establishing Performance Conditions.  A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such performance-based Award or (B) the time 25% of such performance period has elapsed.

(c) Business Criteria.  For purposes of this Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(1) gross sales, net sales, or comparable store sales;

(2) gross margin, cost of goods sold, mark-ups or mark-downs;

(3) selling, general and administrative expenses;

(4) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(5) net income from continuing operations or net income from continuing operations per share of Common Stock (basic or diluted);

(6) net income or net income per share of Common Stock (basic or diluted);

(7) inventory turnover or inventory shrinkage;

(8) return on assets, return on investment, return on capital, or return on equity;

(9) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(10) economic profit or economic value created;

(11) stock price or total stockholder return; and

(12) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; employee satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

(d) Written Determinations.  Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing in the case of Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Settlement of performance-based Awards; Other Terms.  Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Sections 6(d)(ii) and 6(e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.

(f) Right of Recapture.  If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

8.  Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards.  Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or at a different time from the grant of such other Awards or awards.

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(iii) and 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards.  Subject to the terms of the Plan (including Sections 11(k) and 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Sections 6(b)(iv), 11(k) and 11(l).

9.  Change of Control.

(a) Impact of Event.  Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Section 9(a), as applicable. The treatment provided for under this Section 9(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Effect of Change of Control upon performance-based Awards.  Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if at the time of the Change of Control, the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine, either in advance or at the time of the Change of Control, the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Sections 9(a) and 9(b) apply with respect to an Award prior to the earliest to occur of (A) the date such amounts would have been distributed in the absence of the Change of Control, (B) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified employees”), (C) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (D) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(A), (B), (C) or (D) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(c) Definition of Change of Control.  For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person would be deemed an “Acquiring Person” for purposes of the Rights Agreement dated as of July 16, 1998, as amended, between the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent (the “Rights Agreement”); or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

10.  Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements.  Unless otherwise determined by the Committee, each Award, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which a Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean: (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date; and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to the Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b) Events Triggering Forfeiture.  The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during a Participant’s employment by the Company or a subsidiary or affiliate, or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, (A) engages, either as an employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by the Participant’s breach of this provision), except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities.  Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and a Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).

(d) Committee Discretion.  The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.  General Provisions.

(a) Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, including the share limits applicable to non-employee director Awards under Section 5(c), (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 11(k) and 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)  Tax Provisions.

(i) Withholding.  The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange. The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff.  The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts.  To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m).  It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(l) Certain Limitations Relating to Accounting Treatment of Awards.  Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(m) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n) Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(o) Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option or Stock Appreciation Right is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(p) Severability; Entire Agreement.  If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(q) Plan Effective Date and Termination.  The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the Effective Date, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ABERCROMBIE & FITCH CO. P.O. BOX 182168 COLUMBUS, OH 43218	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Saving Time, on June 8, 2010. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Abercrombie & Fitch Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and Notices of Internet Availability of Proxy Materials, as applicable, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Saving Time, on June 8, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M24374-P95255	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABERCROMBIE & FITCH CO.

The Board of Directors recommends you vote FOR the election of each of the following nominees:	For	Against	Abstain

Class of 2013 1a. Edward F. Limato	☐	☐	☐
1b. Robert A. Rosholt	☐	☐	☐
1c. Craig R. Stapleton	☐	☐	☐

Class of 2011 1d. Elizabeth M. Lee	☐	☐	☐

The Board of Directors recommends you vote FOR adoption of each of the following proposals:

2. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 29, 2011.	☐	☐	☐

3. TO APPROVE THE ABERCROMBIE & FITCH CO. 2010 LONG-TERM INCENTIVE PLAN.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

The Board of Directors recommends you vote AGAINST each of the following proposals:		For	Against	Abstain

4.	TO APPROVE STOCKHOLDER PROPOSAL NO. 1 DESCRIBED IN THE PROXY STATEMENT, IF THE STOCKHOLDER PROPOSAL IS PROPERLY PRESENTED AT THE ANNUAL MEETING.	☐	☐	☐

5.	TO APPROVE STOCKHOLDER PROPOSAL NO. 2 DESCRIBED IN THE PROXY STATEMENT, IF THE STOCKHOLDER PROPOSAL IS PROPERLY PRESENTED AT THE ANNUAL MEETING.	☐	☐	☐

6.	TO APPROVE STOCKHOLDER PROPOSAL NO. 3 DESCRIBED IN THE PROXY STATEMENT, IF THE STOCKHOLDER PROPOSAL IS PROPERLY PRESENTED AT THE ANNUAL MEETING.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders of Abercrombie & Fitch Co. To Be Held on June 9, 2010:
Abercrombie & Fitch Co.’s Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report
on Form 10-K for the fiscal year ended January 30, 2010 are available at www.proxyvote.com.
M24375-P95255

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2010
The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the “Company”) hereby constitutes and appoints Michael S. Jeffries and David S. Cupps, or either of them, the proxy or proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 9, 2010, at the Company’s executive offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Saving Time, and any adjournment or postponement thereof and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such shares with discretionary authority on all other business that may properly come before the Annual Meeting and any and all adjournments or postponements thereof.
This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, except in the case of broker non-votes, the proxies will vote “FOR” the election of the directors listed in Item 1, “FOR” the approval of the proposals in Item 2 and Item 3 and “AGAINST” the approval of each of the stockholder proposals in Item 4, Item 5 and Item 6 and in accordance with the recommendations of the Board of Directors. All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 9, 2010 meeting and the Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side